UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CONSOL Energy Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CONSOL Energy Inc.

1800 Washington Road

Pittsburgh, Pennsylvania 15241-1405

Telephone (412) 831-4000

Annual Meeting of Shareholders

to be held on May 1, 2007

Dear Shareholder:

You are cordially invited to attend CONSOL Energy Inc.’s 2007 Annual Meeting of Shareholders on May 1, 2007, at 10 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231.

The enclosed Notice of Annual Meeting and the Proxy Statement describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of CONSOL Energy Inc.’s business and an opportunity for you to ask questions on subjects related to CONSOL Energy Inc.’s operations.

Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by internet (as described in the enclosed instructions, if applicable), or by completing and returning the enclosed proxy card or voting instruction card.

If you need assistance, please contact CONSOL Energy Inc.’s Investor Relations Office at 412-831-4000. Both our Annual Report to Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, accompany these enclosures.

The Annual Meeting gives us an opportunity to review CONSOL Energy Inc.’s results and discuss the steps CONSOL Energy Inc. has taken to assure a strong performance in the future. We appreciate your ownership of CONSOL Energy Inc., and I hope you will be able to join us at this year’s Annual Meeting.

Sincerely,

John Whitmire
Chairman of the Board

March 27, 2007

CONSOL Energy Inc.

1800 Washington Road

Pittsburgh, PA 15241-1405

Telephone (412) 831-4000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 1, 2007

Notice is hereby given that the Annual Meeting of Shareholders of CONSOL Energy Inc. will be held on May 1, 2007, at 10 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania for the following purposes:

1.	To elect directors to hold office in accordance with the Second Amended and Restated Bylaws of CONSOL Energy Inc.;

2.	To ratify the anticipated selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the independent auditor of CONSOL Energy Inc. for the fiscal year ending December 31, 2007;

3.	To approve an amendment to the CONSOL Energy Inc. Equity Incentive Plan;

4.	If properly presented, to consider and vote upon a shareholder proposal; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

By resolution of the Board of Directors, we have fixed the close of business on March 7, 2007, as the record date for determining the shareholders of CONSOL Energy Inc. entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

If you do not expect to attend the Annual Meeting in person, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. Your prompt response will be helpful and your cooperation is appreciated. If you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

Sincerely,

P. Jerome Richey
General Counsel and Secretary

March 27, 2007

CONSOL Energy Inc.

CONSOL Plaza

1800 Washington Road

Pittsburgh, PA 15241

PROXY STATEMENT

March 27, 2007

The enclosed proxy is being solicited by the Board of Directors (the “Board”) of CONSOL Energy Inc. (“CONSOL Energy” or the “Corporation”) to be voted at the Annual Meeting of Shareholders to be held on May 1, 2007, at 10 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231 (the “Annual Meeting”).

The specific proposals to be considered, and voted upon, at the Annual Meeting are summarized in the Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

Voting

The persons named as proxies on the accompanying proxy card have informed CONSOL Energy of their intention, if no contrary instructions are given, to vote the shares represented by such proxies:

•	in favor of the election as directors of CONSOL Energy of those persons nominated in this Proxy Statement to hold office in accordance with the Second Amended and Restated Bylaws of CONSOL Energy;

•

in favor of the ratification of the anticipated selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the independent auditor of CONSOL Energy for the fiscal year ending December 31, 2007;

•	in favor of the amendment to the CONSOL Energy Inc. Equity Incentive Plan;

•	against the shareholder proposal; and

•	in accordance with their judgment, on any other matters which may properly come before the Annual Meeting.

The Board does not know of any business to be brought before the Annual Meeting other than as indicated in the Notice of Annual Meeting of Shareholders.

Annual Report

CONSOL Energy’s Annual Report to Shareholders and Annual Report on Form 10-K are being mailed to shareholders together with this Proxy Statement on or about March 27, 2007 to holders of record, as of March 7, 2007, of CONSOL Energy common stock.

Record Date and Vote Required for Approval

The record date with respect to this solicitation is March 7, 2007. All holders of record of CONSOL Energy common stock as of the close of business on March 7, 2007 are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of March 7, 2007, the Corporation had 182,204,281 shares of common stock outstanding. Each share of common stock is entitled to one vote. Shareholders do not have cumulative voting rights. The holders of a majority of the outstanding shares of common stock of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum at a meeting of shareholders, except in certain limited circumstances. Election of directors at all meetings of the shareholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the affirmative votes of a plurality of the votes cast is required for the election of directors. Except as otherwise provided by law, CONSOL Energy’s Certificate of Incorporation or Second Amended and Restated Bylaws, on all other matters, including approval of the amendment to the Corporation’s Equity Incentive Plan, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the matter is required for approval. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the proposed amendments to our Equity Incentive Plan and the shareholder proposal, although they may vote their clients’ shares on the election of directors and the ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter. Proxies received but marked as abstentions and broker non-votes will be counted for quorum purposes.

The voting instruction form also serves as the voting instruction for the trustees who hold shares of record for participants in the CONSOL Energy Inc. Investment Plan for Salaried Employees. If voting instructions representing shares in this plan are not received, those shares will remain unvoted.

Revocation of Proxy

A proxy may be revoked by a shareholder at any time prior to the time that the proxy is exercised by delivery to the Corporate Secretary of a notice of revocation or a properly executed proxy bearing a later date. If a proxy is properly executed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions from the shareholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board. Attendance at the meeting without a request to revoke a proxy will not effectively revoke a previously executed and delivered proxy.

Proxy Solicitation

All costs relating to the solicitation of proxies will be borne by CONSOL Energy. Georgeson Inc. has been retained by CONSOL Energy to aid in the solicitation of proxies, at an estimated cost of $7,500 plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. On request, CONSOL Energy will pay brokers and other persons holding shares of common stock in their names or in those of their nominees for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

Secrecy in Voting

As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are held confidential by CONSOL Energy. Such documents are available for examination only by the inspectors of election and certain employees who assist in the tabulation of the vote. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

Attendance at the Meeting

Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9 a.m. Those who attend may be asked to present valid picture identification, such as a driver’s license or passport, and may be issued a ticket for admission to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if shares are held in “street name” (that is, through a broker or other nominee), a copy of a brokerage statement reflecting stock ownership as of the record date must be provided during check-in at the registration desk at the Annual Meeting.

CONSOL Energy will provide to any shareholder, without charge and upon the written request of the shareholder, a copy (without exhibits, unless otherwise requested) of CONSOL Energy’s Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission (the “SEC”) for CONSOL Energy’s fiscal year ended December 31, 2006. Any such request should be directed to CONSOL Energy Inc., Investor Relations Department, 1800 Washington Road, Pittsburgh, PA 15241-1405. Neither the Annual Report on Form 10-K nor the Annual Report to Shareholders is part of the proxy solicitation materials.

GENERAL INFORMATION

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors

The business and affairs of CONSOL Energy are under the direction of our Board. Our Board is currently comprised of ten members. Those members are John Whitmire, James E. Altmeyer, Sr., William E. Davis,

Raj K. Gupta, Patricia A. Hammick, David C. Hardesty, Jr., J. Brett Harvey, John T. Mills, William P. Powell, and Joseph T. Williams. On March 9, 2006, our Board increased the number of members to serve on it from nine to ten. John T. Mills joined the Board on March 9, 2006 to fill its tenth seat. We do not have a policy regarding directors’ attendance at the Annual Meeting of Shareholders; however, directors are encouraged to attend. All of the members of our Board attended the 2006 Annual Meeting of Shareholders.

Committees of the Board of Directors

Our Board has four standing committees: Audit, Compensation, Nominating and Corporate Governance, and Finance. Current charters for each committee are available on the Corporate Governance section of CONSOL Energy’s website at www.consolenergy.com. Actions taken by our committees are reported to the full Board. On February 20, 2007, the Board determined that all members of each of the Audit, Compensation and Nominating and Corporate Governance Committees are independent under the current listing standards of the New York Stock Exchange. See “Determination of Director Independence” section of this proxy statement for additional information regarding the Board’s independence determinations of its members.

Audit Committee

Our Audit Committee, which currently consists of four directors, provides assistance to our Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the Corporation and its subsidiaries. Our Audit Committee employs an independent registered public accounting firm to audit the financial statements of CONSOL Energy and its subsidiaries and perform other assigned duties. Further, our Audit Committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of CONSOL Energy’s internal controls. In discharging its responsibilities, our Audit Committee may rely on the reports, findings and representations of the Corporation’s auditors, legal counsel, and responsible officers. Our Board has determined that all members of the Audit Committee are financially literate within the meaning of SEC rules and under the current listing standards of the New York Stock Exchange. Our Board has also determined that Mr. Gupta qualifies as an “audit committee financial expert.” A copy of the audit committee’s report for the 2006 fiscal year is set forth in this proxy statement.

Compensation Committee

Our Compensation Committee, which currently consists of four directors, establishes executive compensation policies consistent with corporate objectives and shareholder interests. Our Compensation Committee also reviews the performance of executive officers and establishes, adjusts and awards compensation, including incentive-based compensation, as more fully discussed below. In addition, our Compensation Committee generally is responsible for:

•	establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for directors, executive officers and other Corporation employees;

•	overseeing our compensation plans;

•	reviewing and monitoring management development and succession plans and activities;

•	overseeing executive employment contracts, special retirement benefits, severance, change in control arrangements or similar plans;

•	reviewing and recommending to our Board the compensation of our non-employee directors for their service as directors; and

•	oversight of the outside consultant engaged by the Compensation Committee.

Our Compensation Committee’s charter generally permits it to delegate authority, duties and responsibilities or functions to one or more members of the Compensation Committee or to the Corporation’s officers other than for matters which laws or listing standards prohibit delegation. Under our Equity Incentive Plan, our Compensation Committee is also permitted to delegate its power and authority to our officers. In February 2007, the Compensation Committee authorized our Chief Executive Officer to grant up to 780,000 shares (underlying stock option or restricted stock unit awards) to our non-executive employees in compliance with the terms and conditions of such delegation, the plan and applicable law and regulation.

Our Compensation Committee annually reviews the compensation of non-employee directors, including the Chairman of the Board, and the principles upon which their compensation is determined, and annually reports to our Board how the non-employee directors’ compensation practices compare with those of other similarly situated public corporations and, if the Compensation Committee deems it appropriate, recommends changes to our director compensation practices to our Board for approval.

Outside consulting firms retained by our Compensation Committee and management also provide assistance to the Compensation Committee in making its compensation-related decisions. In 2006, our Compensation Committee directly engaged Mercer Human Resource Consulting, and, upon authorization of the Compensation Committee, our management retained Towers Perrin HR Services, to assist with an evaluation of our compensation program for executive officers and directors. Our consultants were directed to:

•	develop a relevant peer group of companies;

•	benchmark the components of our compensation program with the peer group;

•	assist our Compensation Committee with the development of performance goals related to the CONSOL Energy Variable Long-Term Incentive Compensation Award of our Chief Executive Officer;

•	assist our Compensation Committee with the development of stock ownership guidelines applicable to our directors and executive officers;

•	assess the overall competitiveness of our compensation program;

•	assess Board compensation relative to the same peer group used to benchmark executive compensation and make recommendations based on the market analysis;

•	assist in calculating the estimated potential tax gross-up for named executives; and

•

assist in evaluating retirement benefits for our key employees, and in connection with this evaluation, assist with the design and development of a supplemental early retirement plan for our key employees, which was adopted by us, effective January 1, 2007.

Our Compensation Committee has a charter, which is available on the Corporation’s website at www.consolenergy.com. For additional information regarding Compensation Committee’s processes and procedures for the consideration and determination of executive officer compensation, see “Compensation Discussion and Analysis” section of this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which currently consists of four directors, is responsible for recommending to the Board nominees for election of directors at the Annual Meeting or appointment of directors in the event of any vacancy, generally monitoring CONSOL Energy’s corporate governance system and performing any other functions or duties deemed appropriate by the Board. In making director recommendations, the Nominating and Corporate Governance Committee will consider nominations submitted by shareholders. See “Shareholder Proposals” section of this proxy statement for more information on submitting director nominations.

The Nominating and Corporate Governance Committee reviews with our Board the size, function, and needs of the Board and, in doing so, takes into account that the Board as a whole should have competency in the following areas:

•	industry knowledge;

•	accounting and finance;

•	business judgment;

•	management;

•	leadership;

•	international markets;

•	business strategy;

•	crisis management;

•	corporate governance; and

•	risk management.

Our Board also seeks members from diverse backgrounds so that it consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors must have experience in positions with a high degree of responsibility and leadership experience in the companies or institutions with which they are or have been affiliated. Directors are selected based upon contributions that they can make to CONSOL Energy. The Nominating and Corporate Governance Committee’s process for identifying and evaluating director nominees is as follows:

•	determines what types of backgrounds, skills, and attributes of Board members are needed to help strengthen and balance it, taking into account the competencies described above;

•	at appropriate times, actively seeks individuals qualified to become members of the Board; and

•	evaluates and recommends to our Board the slate of nominees for directors to be elected by the shareholders at CONSOL Energy’s next annual meeting of shareholders.

Recommendations include a review by the Nominating and Corporate Governance Committee of the contribution of fellow directors, as well as the qualifications of new nominees. Mr. Mills, who joined the Board in March 2006, was initially recommended as a candidate by Russel Reynolds Associates, Inc., which was retained in 2005 to assist the Board in identifying and selecting candidates for service on the Corporation’s Board.

Finance Committee

The Finance Committee, which currently consists of four directors, monitors and provides advice and counsel to our Board and management regarding our asset mix, potential mergers and acquisitions, capital structure and policies, financial position and policies, financing activities, compliance with debt covenants, dividend policies and material investments and contracts. No member of the Finance Committee may be an officer or employee of CONSOL Energy or any of our subsidiaries.

Corporate Governance Web Page and Available Documents

We maintain a corporate governance page on our website at www.consolenergy.com that includes information about our corporate governance. The following documents are currently included on the website:

•	CONSOL Energy Corporate Governance Guidelines;

•	CONSOL Energy Code of Director Business Conduct and Ethics;

•	CONSOL Energy Code of Employee Business Conduct and Ethics, which covers all employees of CONSOL Energy, including executive employees; and

•	Charters of the Audit, Nominating and Corporate Governance, Compensation, and Finance Committees.

We will also provide a printed copy of these documents if you contact the Investor Relations department in writing at CONSOL Energy Inc., 1800 Washington Road, Pittsburgh, Pennsylvania 15241-1405.

Compensation Committee Interlocks and Insider Participation

During 2006, the members of the Compensation Committee were Messrs. Powell, Altmeyer, Mills (starting March 9, 2006), Hardesty (until March 9, 2006) and Ms. Hammick.

In 2004, we made a five-year pledge of a total of $200,000 to the West Virginia University Foundation Incorporated (the “Foundation”), a not-for-profit corporation that is a legally separate entity from West Virginia University—Mr. Hardesty’s employer. The Foundation receives and administers gifts for the benefit of West Virginia University of which Mr. Hardesty is the President. The pledge was made as part of a capital campaign to benefit West Virginia University’s College of Engineering and Mineral Resources. We also occasionally make cash gifts to the Foundation. The aggregate cash gifts made by us to the Foundation and West Virginia University for the fiscal year 2006 (including payments made pursuant to the pledge) was approximately $62,500. Additionally, we have, in arms-length transactions, paid West Virginia University and its related entities for conferences, technical training and classes for employees, as well as acquired football and basketball tickets and made payments with respect to other minor items. The aggregate of these other payments for 2006 was approximately $64,533. We anticipate that we will contribute approximately $88,000 to the Foundation and West Virginia University in 2007. CONSOL Energy regularly made contributions to West Virginia University and its affiliates prior to Mr. Hardesty becoming a member of the Board.

Mr. Altmeyer, a member of the Board (and the Chair of the Compensation Committee of the CNX Gas Board of Directors (which we refer to as the “CNX Gas Board”)), has a brother who is a member of Phillips Gardill Kaiser & Altmeyer PLLC, a law firm based in Wheeling, West Virginia. We paid this law firm approximately $377,816 in 2006 for various legal services. Additionally, CONSOL Energy hired Phillips Gardill Kaiser & Altmeyer PLCC several years prior to Mr. Altmeyer becoming a member of the Board.

Membership and Meetings of the Board of Directors and its Committees

All of the incumbent directors attended no fewer than 83% of the sum of:

•	the total number of meetings held by our Board (held during the period for which he or she was a director during 2006); and

•	the total number of meetings held by all committees of our Board on which he or she served (during the period that he or she served).

Current committee membership and the number of meetings of the full Board and its committees are shown in the following table:

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee
John Whitmire(1)	Chair
James E. Altmeyer, Sr.	Member	Member	Member
William E. Davis	Member	Member		Chair
Raj K. Gupta(2)	Member	Chair			Member
Patricia A. Hammick	Member		Member	Member
David C. Hardesty, Jr.	Member			Member	Member
J. Brett Harvey	Member
William P. Powell	Member		Chair		Member
Joseph T. Williams	Member			Member	Chair
John T. Mills	Member	Member	Member
Number of 2006 Meetings	12(3)	14(3)	9(3)	5(3)	10(3)
(1)	Mr. Whitmire serves ex officio, meaning, as Chairman of the Board of CONSOL Energy, he attends and participates in meetings of the committees of the Board but is not a voting member of such committees.
(2)	The Board has determined that Mr. Gupta is independent and qualifies as the “audit committee financial expert” within the meaning of SEC regulations.
(3)	Of the 12 Board meetings, 6 were “Regularly Scheduled” and 6 were “Special Meetings.”

During 2006, the non-management directors held 6 executive sessions of the Board. The presiding director for these sessions was the Chairman of the Board.

Communication with the Board of Directors

Shareholders and other interested persons who wish to communicate with the Board may do so by writing to it and should address their communications to the attention of the Corporate Secretary at CONSOL Energy Inc., 1800 Washington Road, Pittsburgh, PA 15241-1405 or by sending an e-mail to directors@consolenergy.com. The Corporate Secretary will relay all such communication to the Board in its entirety or individual directors (as appropriate) at the next regularly scheduled Board meeting (or earlier as necessary). In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board and delivers communications to the full Board or individual directors, as appropriate. In the ordinary course, the Corporate Secretary does not deliver certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries. Communications that are intended specifically for the chairman, the independent directors or the non-management directors should be sent to the street address or e-mail address noted above, to the attention of the chairman. Information concerning communications with the Board also is contained on CONSOL Energy’s website at www.consolenergy.com.

Compensation of Directors

DIRECTOR COMPENSATION - 2006

The following table sets forth the compensation of the Board for the 2006 fiscal year:

Name(1)	Fees Earned or Paid in Cash		Stock Awards(2)		Option Awards(3)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
John Whitmire	$180,388	(4)	$225,086	(12)	$8,037		—	—	$30,000	(5)	$443,511
James E. Altmeyer, Sr.	$172,750	(6)	$68,341	(13)	$34,963	(14)	—	—	—		$276,054
William E. Davis	$107,250		$9,447		$33,207		—	—	—		$149,904
Raj K. Gupta	$157,000	(7)	$68,341	(8)(13)	$36,751	(15)	—	—	—		—
Patricia A. Hammick	$84,500		$9,447	(9)	$31,300		—	—	—		$125,247
David C. Hardesty, Jr.	$84,250		$9,447	(10)	$27,030		—	—	—		$120,727
John T. Mills	$94,417		$9,447		$25,985		—	—	—		$129,849
William P. Powell	$93,250		$9,447		$29,406		—	—	—		$132,103
Joseph T. Williams	$113,896	(11)	$9,447		$41,533	(16)	—	—	—		$164,876
(1)	Mr. Harvey is a member of the Boards of Directors of CONSOL Energy and CNX Gas Corporation, a subsidiary of CONSOL Energy (“CNX Gas”). Mr. Harvey’s compensation is reported in the Summary Compensation Table and other tables sections of this proxy statement. As an employee of CONSOL Energy, he does not receive any additional compensation in connection with his service on the Boards of Directors of CONSOL Energy and CNX Gas.
(2)	The values set forth in this column are based on the compensation cost recognized in 2006 for financial statement reporting purposes and computed in accordance with FAS 123R (disregarding any estimate of forfeitures related to service-based vesting conditions) and relate to equity awards granted by CONSOL Energy and CNX Gas. The compensation cost for CONSOL Energy and CNX Gas is computed based upon the closing price of that company’s stock on the date of grant. The values reflect the accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.

With respect to CONSOL Energy stock awards: (i) the aggregate grant date fair value for 2006 stock awards for each director was $42,512, other than for Mr. Whitmire for which it was $225,086; (ii) each director (other than Mr. Whitmire) had 967 restricted stock units outstanding as of December 31, 2006; and (iii) Messrs. Whitmire and Gupta had 5,133 and 2,304 deferred stock units, respectively, outstanding as of December 31, 2006.

With respect to CNX Gas stock awards: (x) the aggregate grant date fair value for 2006 stock awards was $25,023 for each of Messrs. Altmeyer and Gupta; and (y) Messrs. Altmeyer and Gupta each had 7,545 restricted stock units outstanding as of December 31, 2006.

(3)	The values set forth in this column are based on the compensation cost recognized in 2006 for financial statement reporting purposes and computed in accordance with FAS 123R (disregarding any estimate of forfeitures related to service-based vesting conditions) and relate to option awards granted by CONSOL Energy and CNX Gas. The compensation cost for CONSOL Energy and CNX Gas is computed using the Black-Scholes option pricing model.

A discussion of the relevant assumptions made in the valuation of the CONSOL Energy option awards is stated in CONSOL Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (Note 19 to the Audited Consolidated Financial Statements). The values reflect the accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives. With respect to CONSOL Energy, the aggregate grant date fair value for 2006 option awards was $46,696 for each director—other than for Mr. Mills for which it was $106,712 and for Mr. Whitmire for which it was

$8,954. As of December 31, 2006 with respect to CONSOL Energy, the aggregate number of options outstanding was: (i) 15,962 for each of Messrs. Altmeyer, Davis, Gupta, Powell and Williams; (ii) 19,154 for Mr. Whitmire; (iii) 30,962 for Ms. Hammick; (iv) 8,070 for Mr. Hardesty; and (v) 8,592 for Mr. Mills.

With respect to the CNX Gas option awards granted in 2006, the weighted average assumptions to recognize compensation cost in 2006 for financial purposes are: (x) for 2006 grants: fair value of grants $9.83, risk free interest rate 4.65%, expected volatility 32.39% and expected term 4.5 years; and (y) for 2005 grants: fair value of grants $5.34, risk free interest rate 4.28%, expected volatility 36.54% and expected term 4.5 years. The aggregate grant date fair value for the CNX Gas 2006 option awards for Mr. Williams was $60,005, and the aggregate CNX Gas options outstanding were 2,544 for each of Messrs. Altmeyer and Gupta and 7,184 for Mr. Williams.

(4)	On February 21, 2006, the Board, upon the unanimous recommendation of the Compensation Committee, agreed to pay a one-time special director fee in the amount of $80,388 to reimburse Mr. Whitmire for additional costs, expenses and interest charges incurred as a result of an error in the Corporation’s administration of his deferred fees under the CONSOL Energy Inc. 1999 Directors Deferred Compensation Plan, as amended.
(5)	Mr. Whitmire is also provided clerical support by CONSOL Energy at an annual cost not to exceed $30,000, which for 2006 totaled $30,000.
(6)	Mr. Altmeyer’s fees include $110,250 for service on CONSOL Energy’s Board, which was paid by CONSOL Energy, and $62,500 for service on the CNX Gas Board, which was paid by CNX Gas.
(7)	Mr. Gupta’s fees include $103,000 for service on CONSOL Energy’s Board, which was paid by CONSOL Energy, and $54,000 for service on the CNX Gas Board, which was paid by CNX Gas. Pursuant to the CONSOL Energy Equity Incentive Plan, Mr. Gupta elected to receive 454 deferred stock units in lieu of $20,000 of his cash annual retainer for the 2006 Board year (that is for the 12 months starting May 2006) for CONSOL Energy, however only $18,333 of this amount for the 2006 fiscal year is included in the above table. Additionally, Mr. Gupta elected to defer $79,667 of his 2006 Board fees into the CONSOL Energy Directors Deferred Fee Plan. Please see “Understanding Our Director Compensation Table” for a description of the Directors Deferred Fee Plan and deferred stock units granted under our Equity Incentive Plan.
(8)	Mr. Gupta elected to defer until August 1, 2011, 100% (or 964 restricted stock units) of his restricted stock unit award granted on May 2, 2006. Starting on August 1, 2011, shares underlying the restricted stock unit award will be delivered in successive equal annual installments over a five year period.
(9)	Ms. Hammick elected to defer until termination of service 100% (or 964 restricted stock units) of her restricted stock unit award granted on May 2, 2006. Upon termination of service, all of the shares underlying this restricted stock unit award will be delivered to her.
(10)	Mr. Hardesty elected to defer until August 1, 2011, 100% (or 964 restricted stock units) of his restricted stock unit award granted on May 2, 2006. Starting on August 1, 2011, shares underlying the restricted stock unit award will be delivered to him in successive equal annual installments over a five year period.
(11)	Mr. Williams’ fees include $90,750 for service on CONSOL Energy’s Board, which was paid by CONSOL Energy, and $23,146 for service on the CNX Gas Board.
(12)	Mr. Whitmire elected to receive 5,104 deferred stock units in lieu of $225,000 of common stock of CONSOL Energy. Please see “Understanding Our Director Compensation Table” for a description of deferred stock units granted under our Equity Incentive Plan.
(13)	Amount represents $9,447 of expense relating to CONSOL Energy stock awards and $58,894 of expense relating to CNX Gas stock awards.
(14)	Amount represents $29,406 of expense relating to CONSOL Energy option awards and $5,557 of expense relating to CNX Gas option awards.
(15)	Amount represents $31,194 of expense relating to CONSOL Energy option awards and $5,557 of expense relating to CNX Gas option awards.
(16)	Amount represents $33,199 of expense relating to CONSOL Energy option awards and $8,334 of expense relating to CNX Gas option awards.

UNDERSTANDING OUR DIRECTOR COMPENSATION TABLE

CONSOL Energy Annual Fees

Non-employee members of the Board received the following compensation in 2006: an annual retainer fee of $40,000, a Board meeting fee of $2,000 per meeting attended, committee meeting fee (excluding Audit Committee meetings) of $1,500 per meeting attended, an Audit Committee meeting fee of $2,500 per meeting attended, an annual committee chair retainer (excluding Audit Committee chair retainer) of $5,000, an Audit Committee Chair Retainer of $10,000, an annual equity award of $85,000 (divided into equal dollar amounts worth of stock options and restricted stock units), and an initial election equity award of $60,000 (stock options). The annual cash fees are paid in quarterly installments. In October 2006, the Board determined that the initial equity award of $60,000 and annual equity award of $85,000 would be paid completely in restricted stock units going forward (as opposed to fifty percent in options and fifty percent in restricted stock units). This reallocation was based on a review of market trends and a desire to provide stronger alignment with shareholder interests. Members of our Board who are employees of CONSOL Energy or any of its subsidiaries are not compensated for service on the Board or on any of its committees.

CONSOL Energy Stock Options

Upon initial election to our Board, each director (prior to October 2006) received a nonqualified stock option to acquire shares of the Corporation’s common stock. Effective as of the date of the Corporation’s annual meeting at which directors are elected or reelected to our Board, each director who had not received an initial grant since the immediately preceding annual meeting of the Corporation’s shareholders received a nonqualified stock option to acquire shares of the Corporation’s common stock.

The exercise price per share of each nonqualified stock option award granted to a director shall be the fair market value of the Corporation’s common stock on the grant date. Options vest ratably and become exercisable in one-third increments on each anniversary of the grant date. Subject to the provisions of the particular nonqualified stock option agreement and the Corporation’s Equity Incentive Plan, the holder of the option may exercise all or any part of the vested portion of the option at any time prior to the tenth anniversary of the date of grant, which is the expiration date.

If the director ceases to be a director of the Corporation on account of death, disability or retirement at normal retirement age for directors, all unvested option awards immediately vest and become exercisable and remain exercisable until the normal expiration of the option award. If the director is terminated for any other reason other than “cause,” unvested option awards are forfeited and vested option awards remain exercisable for three months following the termination date. If the director is terminated for “cause,” all options, whether vested or not, are forfeited as of the termination date. See “CONSOL Energy Equity Incentive Plan Definitions” section of this proxy statement for definitions of cause, disability, and retirement under the Corporation’s Equity Incentive Plan.

CONSOL Energy Deferred Stock Units

Our Board may grant deferred stock units to directors who are not employees of CONSOL Energy or any of its affiliates, referred to as eligible directors, in lieu of all or any portion of the annual retainer otherwise payable to the eligible directors. Under the terms of our Equity Incentive Plan, the Board may permit a director to elect to receive deferred stock units in lieu of all or any portion of the annual retainer or meeting fees otherwise payable to an eligible director in cash, or to defer receipt of shares or cash to be paid pursuant to deferred stock units. The deferred stock units have dividend equivalent rights. Deferred stock units that have vested are paid following the earlier of: the director’s termination of service as a director of the Corporation; or the date elected by the director on his or her payment date election form previously filed with the Corporation.

A director is not entitled to shareholder rights, including voting rights and actual dividend rights, with respect to the shares subject to an award until the director becomes the record holder of the shares following their actual issuance. Should a regular cash dividend be declared on the Corporation’s common stock at a time when the director holds deferred stock units, he or she will be entitled to dividend equivalent payments equal to the cash dividends declared on the shares. Dividend equivalents are converted into additional deferred stock units based on a pre-established formula. The additional deferred stock units resulting from this calculation will be subject to the same terms and conditions as the deferred stock units subject to the award.

If the director ceases to be a director on account of death, disability, or retirement at normal retirement age for directors, all unvested deferred stock units granted to a director will automatically vest and become non-forfeitable. If the director is terminated for “cause” or ceases to provide services for any reason other than death, disability or retirement at a normal age, all unvested deferred stock units and any rights to the underlying shares are immediately forfeited for no consideration. In addition, in the event of a termination for “cause” or a breach of the proprietary information covenant discussed above, the director will also forfeit all of his or her right, title and interest in and to any shares which have vested under their award. See “CONSOL Energy Equity Incentive Plan Definitions” section of this Proxy Statement for definitions of cause, disability, and retirement under our Equity Incentive Plan.

CONSOL Energy Restricted Stock Units

The restricted stock unit awards entitle a director to receive shares of the Corporation’s common stock in a series of installments over his or her period of continued service with us. Each unit represents the right to receive one share of common stock following the vesting date of that unit. Each award of restricted stock units entitles a director to three successive equal annual installments upon his or her completion of each year of continued service with us over the three-year period measured from the award date (subject to any deferral election that may have been made with respect to the payment of such shares).

As with the deferred stock units, a director is not entitled to shareholder rights until the director becomes the record holder of the shares following their actual issuance. Should a regular cash dividend be declared on our common stock at a time when unissued shares of common stock are subject to an award, then the number of shares subject to the award will automatically be increased by an amount determined in accordance with a pre-established formula. The additional shares resulting from this calculation will be subject to the same terms and conditions as the unissued shares of common stock to which they relate under the award.

If the director ceases to be a director on account of death, disability or retirement at normal retirement age (as defined in our Equity Incentive Plan) for directors, all shares subject to an award will vest automatically and be delivered to the director immediately, or as soon as administratively practical thereafter (but in no event later than the 15th day of the third month following that date). If the director is terminated for “cause” (as defined in our Equity Incentive Plan) or ceases to provide services for any reason other than death, disability or retirement at a normal age, the director’s award will be cancelled with respect to any unvested shares, and the number of restricted stock units will be reduced accordingly. The director will then cease to have any rights or entitlements to receive any shares of common stock under those cancelled units. In addition, in the event of a termination for “cause” or a breach of the proprietary information covenant, the director will also forfeit all of his or her right, title and interest in and to any shares which have vested under their award and which are either held by him or her at that time or are otherwise subject to deferred issuance. See “CONSOL Energy Equity Incentive Plan Definitions” section of this proxy statement for definitions of cause, disability, and retirement under our Equity Incentive Plan.

As a condition to a director’s right and entitlement to receive shares subject to an award, the director must agree to abide by the terms and conditions of the proprietary information covenant and must return Corporation materials also as described above. See “Deferred Stock Unit Awarded under the CONSOL Energy Equity Incentive Plan” section of this proxy statement for a description of the proprietary information covenant.

CONSOL Energy Chairman Agreement with Mr. Whitmire

We entered into an agreement with Mr. Whitmire on February 22, 1999 pursuant to which he was engaged as the non-executive Chairman of our Board, subject to election by our shareholders. In order to more formally and completely document his duties and responsibilities as Chairman, as well as his compensation arrangements, a new agreement was entered into with him as of April 27, 2004. Under the terms of this agreement, Mr. Whitmire receives annual compensation as follows:

•	$100,000, in quarterly installments;

•

shares of common stock having a fair market value of $225,000 on the grant date (with which Mr. Whitmire may elect, in lieu of the grant, to be credited with equivalent vested stock units payable in the form of shares at the end of the agreed deferral period and, if Mr. Whitmire elects to defer, he will also be credited with dividend equivalent amounts on such stock units equal to the dividends declared on an equivalent number of shares of stock, with the dividend equivalent amounts being deemed to have been reinvested in additional stock units to be credited to Mr. Whitmire and paid at the end of the deferral period); and

•

stock options having a fair market value of $25,000 on the grant date (such options will (a) have an exercise price equal to the fair market value of our stock on the grant date, (b) be fully vested and exercisable upon the grant date, and (c) be subject to the terms of our Equity Incentive Plan and the applicable grant agreement).

The above-described compensation will be in lieu of any and all cash, equity or other compensation to which other Board members are entitled to receive in connection with their service on our Board. In addition, Mr. Whitmire is provided clerical support by us at an annual cost not to exceed $30,000 and is reimbursed for business expenses for performing his duties for the Corporation.

Mr. Whitmire’s term of service as Chairman will continue until the earlier of the date on which he ceases to serve as a member of our Board for any reason, or the date on which he ceases to serve as Chairman, while remaining a member of our Board. Mr. Whitmire’s service as Chairman may be terminated by either Mr. Whitmire or us, with or without “cause” (as defined in this agreement), on at least 90 days prior written notice to the other party or by mutual consent of the parties and provided, further, that the service period will terminate immediately and automatically upon Mr. Whitmire’s death or permanent disability or incapacity, as determined in the good faith judgment of our Board.

In the event that Mr. Whitmire’s service as Chairman terminates other than for “cause” during a service year, then he will thereafter receive no additional cash compensation under the agreement but he will retain his entire grant of stock and options for the service year in which the termination occurs. If, following such termination, he remains on our Board, he will thereafter be entitled to compensation as is provided by us to our other non-employee directors; provided that for the remainder of that service year, he will not be entitled to any additional stock or option grants by virtue of non-Chairman Board service. In the event Mr. Whitmire’s service as Chairman (and tenure on our Board) is terminated for “cause” during a service year, he will receive no additional cash compensation and, in addition, he will be required to return to us a pro-rated amount of the stock he was granted as compensation for the applicable service year and a pro-rated amount of options granted for such service year will be cancelled and no longer be exercisable thereafter (provided, however, that if these options have been exercised, the stock received by him upon exercise will be returned to us and the exercise price refunded and, in addition, if he has sold any of the stock (beyond the amount required to pay the exercise price) he will be required to return to us the proceeds from such sale (net of the exercise price)).

CONSOL Energy Directors Deferred Compensation Plan

The CONSOL Energy Directors Deferred Compensation Plan was adopted on October 25, 1999. The CONSOL Energy Directors Deferred Compensation Plan permits members of our Board to defer all or a portion of any Board fees, such as the annual retainer, meeting fees or other amounts earned for services performed as a member of our Board and allows each participant’s earnings under the plan to be based on the performance of specified authorized hypothetical investments that participants may periodically designate. These hypothetical investment options may include hypothetical investments in CONSOL Energy’s common stock. The CONSOL Energy Directors Deferred Compensation Plan is an unfunded and unsecured liability of CONSOL Energy, and benefits will be paid from our general assets. Accordingly, participants are general unsecured creditors of the Corporation with respect to the benefits. Currently, Mr. Whitmire is the only participant in the CONSOL Energy Directors Deferred Compensation Plan.

CONSOL Energy Directors Deferred Fee Plan

The CONSOL Energy Directors Deferred Fee Plan was adopted on July 20, 2004 to allow non-employee directors of the Corporation to defer payment of all or a portion of their annual cash board retainer and director meeting fees. Participation is at the election of the particular director and, upon the Corporation receiving a deferral agreement from a director, we will establish an account on behalf of such person which will be credited with the deferred fees. Previously, the account of each participant was credited, on a quarterly basis, with interest based on the interest rate in effect on the last day of the applicable quarter. On February 21, 2006, our Board approved an amendment to the CONSOL Energy Directors Deferred Fee Plan which provides that a participant’s account will be adjusted by an amount equal to the amount that would have been earned (or lost) if amounts deferred under the plan had been invested in hypothetical investments designated by the participant based on a list of hypothetical investments provided by the plan administrator from time to time or, in the event that a participant fails to designate such hypothetical investments, the participant’s account shall earn interest as provided in the plan. These hypothetical investment options may include hypothetical investments in our common stock. Earnings will be credited to the participant’s account quarterly. The amount payable to a director participant will be paid in cash as soon as administratively practicable after the earlier of: the director’s termination of service as a director; or the date elected by such director which must be at least two years after the end of the plan year for which fees are deferred. The CONSOL Energy Directors Deferred Fee Plan is an unfunded and unsecured liability of the Corporation, and benefits will be paid from our general assets. Accordingly, participants are general unsecured creditors of the Corporation with respect to the benefits. Currently, Mr. Gupta is the only participant in the Directors Deferred Fee Plan.

CNX Gas Annual Fees and Awards

Prior to November 1, 2006, non-employee directors of CNX Gas were entitled to receive the following compensation: for the non-executive chairman of CNX Gas Board, an annual fee of $80,000; for all other CNX Gas directors, an annual fee of $25,000; an attendance fee of $1,500 for each meeting of the CNX Gas Board; an annual fee of $5,000 to CNX Gas’ audit committee chairman; a fee of $1,000 for each meeting of the CNX Gas’ audit committee attended; an annual fee of $3,000 to the chairmen of each of CNX Gas’ compensation committee, nominating and corporate governance committee, and finance committee; a fee of $1,000 for each meeting of CNX Gas’ compensation committee, nominating and corporate governance committee, and finance committee attended; for the non-executive chairman of the CNX Gas Board, an annual grant of CNX Gas stock options and restricted stock units with an aggregate dollar value of $200,000 (payable 50% in the form of stock options and 50% in the form of restricted stock units); for all other CNX Gas directors, an annual grant of CNX Gas stock options and restricted stock units with an aggregate dollar value of $50,000 (payable 50% in the form of stock options and 50% in the form of restricted stock units); reimbursement of customary and usual travel expenses and continuing director educational expenses; and if first appointed to the CNX Gas Board of directors after January 18, 2006 (the effective date of the CNX Gas’ Registration Statement on Form S-1), an initial award grant with an aggregate dollar value of $40,000 (payable in the form of stock options) upon election to the board.

On October 11, 2006, upon the recommendation of CNX Gas’ compensation committee, the CNX Gas Board approved some changes to the compensation arrangements for CNX Gas’ non-employee directors, which became effective as of November 1, 2006 on a prospective basis. The changes were as follows: the annual fee for directors other than the non-executive chairman of the CNX Gas Board increased to $35,000; the annual fee to the CNX Gas’ audit committee chairman increased to $10,000; the annual fee paid to each chairman of CNX Gas’ compensation committee, nominating and corporate governance committee, and finance committee increased to $5,000; an initial award grant of CNX Gas restricted stock units with an aggregate dollar value of $60,000 upon election to the CNX Gas Board; and an annual award grant of CNX Gas’ restricted stock units with an aggregate dollar value of $70,000. The annual cash fees are paid in quarterly installments to CNX Gas’ non-employee directors.

In light of the fact the equity compensation award changes outlined above were under review at the time of appointment of Mr. Williams to the CNX Gas Board, the CNX Gas Board approved the grant to Mr. Williams of an additional option to purchase CNX Gas’ common stock with an aggregate dollar value of $20,000 (using a Black-Scholes value determined as of the grant date of such option) under CNX Gas’ Equity Incentive Plan, in consideration for his service as a director.

CNX Gas Stock Options

The exercise price per share of each nonqualified stock option award granted to a CNX Gas director is the fair market value of CNX Gas’ common stock on the grant date. Options vest and become exercisable in one-third increments on each of the first three anniversaries of the grant date. Subject to the provisions of the particular nonqualified stock option agreement and CNX Gas’ Equity Incentive Plan, the holder of the option may exercise all or any part of the vested portion of the option at any time prior to the tenth anniversary of the grant date. See “CNX Gas Equity Award Agreements” section of this proxy statement for a discussion of the effects of termination and “change in control” on the CNX Gas nonqualified stock options.

CNX Gas Restricted Stock Units

CNX Gas restricted stock unit awards entitle a CNX Gas director to receive shares of CNX Gas’ common stock in a series of installments over their period of continued service with the CNX Gas. Each unit represents the right to receive one share of common stock following the vesting date of that unit. CNX Gas directors are entitled to three successive equal annual installments upon their completion of each year of continued service with CNX Gas over the 3-year period measured from the award date.

A CNX Gas director is not entitled to shareholder rights until the CNX Gas director becomes the record holder of the shares following their actual issuance. Should a regular cash dividend be declared on CNX Gas’ common stock at a time when unissued shares of common stock are subject to an award, then the number of shares subject to the award will automatically be increased by an amount determined in accordance with a pre-established formula. The additional shares resulting from this calculation will be subject to the same terms and conditions as the unissued shares of common stock to which they relate under the award. See “CNX Gas Equity Award Agreements” section of this proxy statement for a discussion of the effects of termination and “change in control” on the CNX Gas restricted stock award units.

CONSOL Energy Stock Ownership Guidelines for Directors

Our Compensation Committee retained outside compensation consultants to assist it with determining whether the Compensation Committee should institute stock ownership guidelines for our directors. The compensation consultants reviewed:

•	our director ownership levels compared to the director ownership levels of our peers;

•	market practices concerning stock ownership guidelines; and

•	our directors’ current ownership levels relative to past and projected equity grants.

After a review of the compensation consultants’ analyses of our historic equity program relative to our peers, our Board, in October 2005 and upon recommendation of the Compensation Committee, adopted stock ownership guidelines for the Directors to further align their interests with our shareholders and ensure that they maintain an appropriate financial stake in CONSOL Energy. The stock ownership guidelines provide, among other things, that directors hold CONSOL Energy common stock (not including shares issuable upon the exercise of options) equal to five times the annual Board retainer on or before the fifth anniversary of becoming a Board member.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information with respect to beneficial ownership of the Corporation’s common stock by:

•	beneficial owners of more than five percent of CONSOL Energy’s common stock as of December 31, 2006, based upon information filed with the SEC; and

•

each director and each nominee for director, each executive officer named in the Summary Compensation Table set forth below, and all directors and executive officers of the Corporation as a group, based on information known to the Corporation as of March 1, 2007.

Amounts shown include options that are currently exercisable or that may become exercisable within 60 days and deferred stock units and restricted stock units which may vest within 60 days. Unless otherwise indicated, the named person has the sole voting and dispositive powers with respect to shares of CONSOL Energy common stock set forth opposite such person’s name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Capital Research and Management Company(2)	18,651,400	10.2%
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
FMR Corp(3)	12,978,613	7.1%
82 Devonshire Street
Boston, MA 02109
Blackrock Inc.(4)	10,487,073	5.7%
40 East 52nd Street
New York, NY 10022
T. Rowe Price Associates, Inc.(5)	9,962,403	5.4%
100 E. Pratt Street
Baltimore, MD 21202
J. Brett Harvey(6)(7)	835,201	*
Ronald E. Smith(6)	467,269	*
Peter B. Lilly(6)	220,445	*
William J. Lyons(6)	154,948	*
Nicholas J. DeIuliis(6)	15,049	*
John Whitmire(6)(8)	52,737	*
David C. Hardesty, Jr.(6)	3,778	*
Patricia A. Hammick(6)	14,752	*
Raj K. Gupta(6)(8)	15,592	*
William E. Davis(6)	12,998	*
Joseph T. Williams(6)	12,998	*
James E. Altmeyer, Sr.(6)(9)	18,798	*
William P. Powell(6)	10,998	*
John T. Mills(6)	17,876	*
All directors and executive officers as a group (17)(6)	1,909,998	*
*	Indicates less than one percent (1%) ownership.

(1)	As of March 1, 2007, there were 182,166,506 shares of CONSOL Energy common stock outstanding.
(2)	Based on a Schedule 13G/A, filed with the SEC on February 12, 2007. The filing was made by Capital Research and Management Company and the Growth Fund of America, Inc., both of which are investment advisers registered under Section 203 of the Investment Advisers Act of 1940. Capital Research and Management Company is deemed to be the beneficial owner of, and have sole dispositive power with respect to, 18,651,400 shares, and is deemed to have sole voting power with respect to 395,000 shares, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The Growth Fund of America, Inc., which is advised by Capital Research and Management Company, is the beneficial owner of 10,856,400 shares, for which it also possesses sole voting power.
(3)	Based on a Schedule 13G/A filed by FMR Corp. with the SEC on February 14, 2007. Edward C. Johnson 3d and FMR Corp., through their control of the direct or indirect wholly-owned subsidiaries set forth below, each has sole power to dispose of the shares owned by said entities. Fidelity Management & Research Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 12,698,067 shares. Fidelity Management Trust Company, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is deemed to be the beneficial owner of 5,700 shares. Edward C. Johnson 3d and FMR Corp. have sole voting power over these shares. Strategic Advisers, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 1,360 shares. Pyramis Global Investors, LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 43, 900 shares. Pyramis Global Advisors Trust Company, a bank as defined in Section 3 (a) (6) of the Securities Exchange Act of 1934, is deemed to be the beneficial owner of 229,586 shares. Edward C. Johnson 3d and FMR Corp. have sole voting power with respect to shares beneficially owned by both Pyramis entities.
(4)	Based on a Schedule 13G filed by Blackrock, Inc on February 13, 2007. BlackRock Inc., as a parent holding company for a number of investment management subsidiaries, is deemed to be the beneficial owner of, and have shared voting and dispositive power with respect to, 10,487,073 shares. The following subsidiaries of BlackRock, Inc. are investment advisors which hold shares of our common stock: BlackRock Advisors LLC, BlackRock Asset Management UK Ltd, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management LLC, BlackRock (Channel Islands) Ltd, BlackRock Japan Co. Ltd, BlackRock Investment Management UK Ltd and State Street Research & Management Co.
(5)	Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. on February 13, 2007. T. Rowe Price Associates, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of, and have sole dispositive power with respect to, 9,962,403 shares. T. Rowe Price Associates, Inc. is deemed to have sole voting power with respect to 2,314,300 of the shares.
(6)	Includes shares issuable pursuant to options that are currently exercisable (or may become exercisable on or before May 1, 2007) as follows: Mr. Harvey, 741,727; Mr. Smith, 440,461; Mr. Lilly, 197,252; Mr. Lyons, 138,634; Mr. DeIuliis, 15,040; Mr. Whitmire, 19,154; Ms. Hammick, 6,666; Mr. Williams, 6,998; Mr. Altmeyer, 9,666; Mr. Davis, 6,998; Mr. Powell, 6,998; Mr. Gupta, 6,998; Mr. Mills 1,876; Mr. Hardesty 1,702, and for all directors and executive officers as a group, 1,650,870.

(7)	Includes 2,000 shares of common stock owned by Mr. Harvey’s spouse. Mr. Harvey disclaims beneficial ownership of such shares, and the inclusion of such shares shall not be an admission that the reporting person is the beneficial owner for purposes of Section 16 under the Securities Exchange Act of 1934.
(8)	Includes 5,143 and 2,310 deferred stock units held by Messrs. Whitmire and Gupta, respectively.
(9)	Includes 1,600 shares of common stock held in a trust established for the benefit of Mr. Altmeyer’s spouse. Mr. Altmeyer disclaims beneficial ownership of such shares, and the inclusion of such shares shall not be an admission that the reporting person is the beneficial owner for purposes of Section 16 under the Securities Exchange Act of 1934.

Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course. Shares shown in the table for the directors and executive officers may be subject to this type of security interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

CONSOL Energy’s directors and its executive officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of CONSOL Energy common stock with the SEC and the New York Stock Exchange. Based upon a review of filings with the SEC, written representations that no other reports were required, and on CONSOL Energy’s records, CONSOL Energy believes that during 2006, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with, except for the following: J. Brett Harvey filed an amended Form 4 on April 3, 2006, to correct the total number of shares reportable under a Form 4 filed February 28, 2006; and Raj Gupta filed an untimely Form 4 on June 27, 2006 reporting deferred stock units and restricted stock units accrued for shares acquired through IRA accounts with automatic dividend reinvestment features.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The nominees for election as directors are identified as follows. Each director holds office until the next annual election of directors at the Annual Meeting and until the director’s successor is elected and qualified. All nominees are current members of the Board. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may designate following recommendation by the Nominating and Corporate Governance Committee, or the Board may reduce the number of directors to eliminate the vacancy. The following contains information concerning the nominees, including their recent employment, positions with CONSOL Energy, other directorships, and age as of March 27, 2007.

Biographies of Directors

John Whitmire

Chairman of the Board, age 66

John Whitmire has served as Chairman of the Board of CONSOL Energy since March 3, 1999. Mr. Whitmire currently serves ex officio on the Audit, Compensation, Finance and Nominating and Corporate Governance Committees. Mr. Whitmire is also a director of Global Santa Fe Corporation and El Paso Corporation, both New York Stock Exchange listed companies. Prior to his election, Mr. Whitmire was the chairman of the board and chief executive officer of Union Texas Petroleum Holdings, Inc.

J. Brett Harvey

President, Chief Executive Officer and Director, age 56

J. Brett Harvey has been President and Chief Executive Officer and a director of CONSOL Energy since January 1998. He has been a director of CNX Gas since June 30, 2005, the date of its formation and serves as a member of its compensation and nominating and corporate governance committees. Mr. Harvey is a member of the board of directors of the Bituminous Coal Operators’ Association and a member of the executive committee and the board of the Center for Energy & Economic Development, and in December 2005, Mr. Harvey was elected to the board of directors of Barrick Gold Corporation, a company listed on the New York Stock Exchange and the Toronto Stock Exchange.

James E. Altmeyer, Sr.

Director, age 68

James E. Altmeyer, Sr. has been a director of CONSOL Energy since November 2003 and a director of CNX Gas since June 30, 2005, the date of its formation. He currently serves as a member of the Audit and Compensation Committees of CONSOL Energy. He also serves as chairman of the compensation committee and as a member of the audit and compensation committees of CNX Gas. Mr. Altmeyer was President and Chief Executive Officer of Altmeyer Funeral Homes, Inc. of West Virginia, Ohio, and Virginia from 1972 though 2007, and is currently the Chairman. Since 1987, Mr. Altmeyer has served on the board of directors of WesBanco, Inc., a Nasdaq listed multi-state bank holding company with offices in Pennsylvania, West Virginia and Ohio, and currently serves on its audit committee.

William E. Davis

Director, age 65

William E. Davis joined the Board in January 2004. He currently serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee. Mr. Davis has been a director of Abitibi Consolidated Inc., a New York Stock Exchange and Toronto Stock Exchange listed company, since April 2003. Mr. Davis was the Chairman of the Board of Directors and Chief Executive Officer of Niagara Mohawk Power Corporation, an electricity and natural gas utility located in upstate New York from May 1993 to February 2002. Following the sale of Niagara Mohawk in February 2002 and until his retirement in April 2003, Mr. Davis served as Chairman of National Grid USA and as an executive director of National Grid (UK).

Raj K. Gupta

Director, age 64

Raj K. Gupta has been a director of CONSOL Energy since February 2004 and a director of CNX Gas since June 30, 2005, the date of its formation. He currently serves as Chairman of the Audit Committee and as a member of the Finance Committee. He also serves as chairman of the finance committee and as a member of the audit committee of CNX Gas. Mr. Gupta currently works as an independent management consultant. Mr. Gupta held various management positions since 1965-2000 with Phillips Petroleum Company, an International integrated oil and gas company now part of ConocoPhillips, including Vice President of Strategic Planning, managing growth and globalization efforts in South America, China, the middle East and the former Soviet Union.

Patricia A. Hammick

Director, age 60

Patricia A. Hammick has served on the Board since June 2001. She currently serves on the Nominating and Corporate Governance and Compensation Committees. Mrs. Hammick is currently lead independent director of Dynegy, Inc., an independent power producer and a New York Stock Exchange listed company. Since January 2007, she has also been a director of SNC—Lavalin Group, Inc. (“SNC”), a company engaged in engineering and construction, infrastructure ownership and management, and facilities and operations management, which is listed on the Toronto Stock Exchange. She serves as a member of SNC’s audit and health, safety & environment committees. She is also a member of the National Association of Corporate Directors and was an adjunct professor in graduate studies at The George Washington University from 2001-2003.

David C. Hardesty, Jr.

Director, age 61

David C. Hardesty, Jr. joined the Board in October 2005. He currently serves as a member of the Nominating and Corporate Governance and Finance Committees. Mr. Hardesty has been President of West Virginia University (WVU) since 1995. In addition, Mr. Hardesty serves as the permanent chair of WVU’s affiliated research corporation, teaching hospital and the hospital’s parent health care system of hospitals. Prior to his career in academia, Mr. Hardesty was a partner in the law firm of Bowles Rice McDavid Graff & Love in Charleston, West Virginia, where he specialized in state and local taxation, corporate and banking law and administrative law. He currently serves on the National Security Higher Education Advisory Board.

John T. Mills

Director, age 59

John T. Mills joined the Board in March 2006. Mr. Mills currently serves as a member of the Audit and the Compensation Committees. Mr. Mills was the Chief Financial Officer of Marathon Oil Corporation from January 2002 until his retirement in December 2003. Since September 2004, Mr. Mills has served as the Chairman of the Board of Directors of Horizon Offshore, Inc., a marine construction company listed on the Nasdaq National Market and headquartered in Houston, Texas.

William P. Powell

Director, age 51

William P. Powell has served on the Board since January 2004. He currently serves as Chairman of the Compensation Committee and as a member of the Finance Committee. Mr. Powell has been a managing director of Williams Street Advisors, a New York City-based merchant banking boutique since May 2001. Mr. Powell has been a director of Cytec Industries, a New York Stock Exchange listed company, where he chairs the governance committee and has served on the audit committee since 1993. Mr. Powell has also served on the board of directors of International Executive Service Corp since 1999.

Joseph T. Williams

Director, age 69

Joseph T. Williams has been a director of CONSOL Energy since January 2004 and a director of CNX Gas since July 10, 2006. He currently serves as Chairman of the Finance Committee and a member of the Nominating and Corporate Governance Committee. He also serves as a member of the nominating and corporate governance committee and finance committee of CNX Gas. Mr. Williams is a retired oil and natural gas industry executive who has held positions as chairman or Chief Executive Officer or both for NASDAQ, American, and New York Stock Exchange listed companies.

Certain Relationships and Related Party Transactions

Our Audit Committee’s charter was recently amended to provide that the Audit Committee must review, and, if appropriate, approve or ratify all transactions between us (including our subsidiaries, other than our public subsidiary, CNX Gas Corporation, and its subsidiaries) and any related persons that are required to be reported under the SEC’s related regulation (Regulation S-K, Item 404). Our Audit Committee recently adopted a written Related Party Policy and Procedures for the review and approval or ratification of related party transactions with directors, nominees for director and executive officers. A copy of the policy is available on our website at www.consolenergy.com. Under the policy, prior to entering into a related person transaction, a director, nominee or executive officer is to notify our chief financial officer and general counsel of the material facts regarding it. If our chief financial officer and general counsel determine that the proposed transaction is a related person transaction, it is presented to our Audit Committee (or if it is not practicable or desirable to wait until the next Audit Committee meeting, to the chairman of the Audit Committee) for approval. The Audit Committee will consider all relevant facts and circumstances including the terms of the transaction and terms that would be available to unrelated parties, the benefits to us, and, if it involves an independent director, any impact on independence. The Audit Committee will also inform our Nominating and Corporate Governance Committee of any related party transactions involving directors or nominees. Since the SEC’s related party regulation also applies to directors and executive officers family members as well as entities in which they may be deemed to have an indirect material interest, it is possible that related person transactions could occur without a director or executive officer being aware of them and bringing them to us for approval. When we become aware of a related person transaction that has not been previously approved, the policy provides that it will be presented to our Audit Committee for ratification or other action. The policy also provides that our Audit Committee will review on an annual basis ongoing related person transactions having a remaining term of more than six months or a remaining amount in excess of $120,000. The transactions referred to above that were described in “Compensation Committee Interlocks and Insider Participation” were ratified under this policy. We also require that officers and directors complete director and officer questionnaires annually and that they adhere to written codes of business conduct and ethics regarding various topics including conflicts of interest, loans from the Company, the receipt of gifts, service in outside organizations, political activity and corporate opportunities; officers and directors certify compliance with these codes in writing each year. With respect to CNX Gas, its audit committee’s charter deals with its review, and, if appropriate, approval or ratification of transactions between it (including its subsidiaries) and related persons that are required to be reported by it under the SEC’s related party regulation.

For a description of relationships and related transactions, see “Compensation Committee Interlocks and Insider Participation” section of this proxy statement.

Determination of Director Independence

Our Board is required under the New York Stock Exchange rules to affirmatively determine the independence of each director and to disclose this determination in the proxy statement for each annual meeting of shareholders of CONSOL Energy. Based on the independence standards set forth in our Corporate Governance Guidelines which are described below, our Board at its meeting held on February 20, 2007, determined that all non-employee directors (i.e., all directors except J. Brett Harvey) had no material relationship with CONSOL Energy (either directly or indirectly, including as a partner, shareholder, or officer of an organization that has a relationship with CONSOL Energy) and are “independent” under our Corporate Governance Guidelines and the corporate governance rules of the New York Stock Exchange codified in Section 303A of the NYSE Listed Company Manual. The Board considered the transactions described in “Compensation Committee Interlocks and Insider Participation” section of this proxy statement with respect to Messrs. Hardesty and Altmeyer. The Board approved Mr. Hardesty stepping down as a member of the Corporation’s Compensation Committee, and becoming a member of the Corporation’s Nominating and Corporate Governance Committee. In addition, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NSYE listing standards.

The Board established the following standards for determining director independence in our Corporate Governance Guidelines, which are available on the Corporate Governance section of the Corporation’s website at www.consolenergy.com.

A director will not be deemed independent if:

•

(i) the director is, or has been within the previous three years, employed by CONSOL Energy, or an immediate family member is, or has been within the previous three years, an executive officer of CONSOL Energy; provided, that employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment;

•

(ii) the director or an immediate family member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from CONSOL Energy, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, that compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this paragraph (ii) and provided, further, that compensation received by an immediate family member for service as an employee of CONSOL Energy (other than an executive officer) need not be considered in determining independence under this paragraph (ii);

•

(iii) (A) the director or an immediate family member is a current partner of the firm that is CONSOL Energy’s internal auditor or external auditor (each an “Audit Firm”); (B) the director is a current employee of an Audit Firm; (C) the director has an immediate family member who is a current employee of an Audit Firm and who participates in such Audit Firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was, within the previous three years (but is no longer), a partner or employee of an Audit Firm and personally worked on CONSOL Energy’s audit within that time;

•

(iv) the director or an immediate family member is, or has been within the previous three years, employed as an executive officer of another company where any of CONSOL Energy’s present executive officers at the same time serves or served on such company’s compensation (or equivalent) committee of the board of directors; or

•

(v) the director is a current employee, or an immediate family member is an executive officer, of a company that has made payments to, or received payments from, CONSOL Energy for property or services in an amount which, in any of the previous three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. For purposes of the foregoing, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year; and

•

(vi) for members of the audit committee only: other than in the capacity as a member of the audit committee, the Board, or any other committee of the Board, the director (A) does not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from CONSOL Energy, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with CONSOL Energy (provided that such compensation is not contingent in any way on continued service), or (B) is not an affiliated person of CONSOL Energy.

“Immediate family members” of a director are the director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who share such person’s home. When applying the look-back period referenced in clauses (i) - (v) above, directors need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

“Executive Officer” has the meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

Any related person transaction required to be disclosed under SEC Regulation S-K, Item 404, shall be considered in determining the independence of a director or nominee.

Required Vote

As more fully set forth in Section 2.9 of CONSOL Energy’s Second Amended and Restated Bylaws, the affirmative vote of a plurality of the votes cast at the Annual Meeting shall elect directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE ABOVE-NAMED NOMINEES FOR THE BOARD OF DIRECTORS.

EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

One of the primary objectives of our Compensation Committee is to attract and retain talented individuals to manage and lead CONSOL Energy. Accordingly, our Compensation Committee is responsible for determining the compensation of our executive officers, and in the case of our Chief Executive Officer, recommending his compensation to the independent members of the Board for final approval.

The five individuals identified in the Summary Compensation Table of this proxy statement comprise our “named executives.” Three of our named executives are employees of CONSOL Energy and two of our named executives are employees of CONSOL Energy’s publicly-traded subsidiary - CNX Gas. The three employees of CONSOL Energy include our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, and their compensation is determined by our Compensation Committee (as described above). The two employees of CNX Gas include its Chief Executive Officer and the Chief Operating Officer, and their compensation is determined by the compensation committee of the CNX Gas Board, except that the independent members of the CNX Gas Board must approve, upon recommendation of its compensation committee, the compensation of its Chief Executive Officer.

The following Compensation Discussion and Analysis describes the material elements of CONSOL Energy’s compensation programs for the three named executives who are CONSOL Energy employees and not the two named executives who are CNX Gas employees. For informational purposes only, please refer to the CNX Gas proxy statement filed in March 2007 regarding details of the CNX Gas compensation programs.

Objectives of Our Executive Compensation Program

We believe that the quality, skills and dedication of our named executives are critical factors affecting the long-term value of CONSOL Energy. The objectives of our compensation program are as follows:

•	promote the achievement by CONSOL Energy of annual and long-term performance objectives;

•	provide incentives for our named executives to achieve performance goals;

•	reward our named executives for the achievement of performance goals;

•	align our named executives’ interests with CONSOL Energy’s and its shareholders’ success; and

•	provide compensation opportunities that will attract and retain superior executive personnel who will make significant contributions to CONSOL Energy’s short-term and long-term success.

In 2006, it was the philosophy of our Board generally to set base salary and the annual incentive awards at the median range of salaries and bonuses paid by a selected peer group of companies. Through the use of long-term compensation, such as equity, executive officers have the opportunity to receive total compensation, including base salary, annual incentive awards and long-term incentives, at the top quartile of the same peer group of companies if performance warrants such a payout.

In February 2007, the Compensation Committee and the Board modified the Corporation’s philosophy regarding executive compensation in order to more accurately depict the Compensation Committee’s pay-for-performance philosophy and document the multiple factors considered in establishing compensation levels. The Compensation Committee relies on its own judgment in setting each executive officer’s compensation and not on any rigid guidelines or formula. Key factors affecting the Compensation Committee’s compensation judgments include:

•	the nature and scope of an executive’s responsibilities;

•	an executive officer’s performance (including contribution to CONSOL Energy’s financial results); and

•	an outside compensation consultant’s report(s) on survey and/or proxy data for compensation paid to executives with similar responsibilities in other companies.

Elements of Our Executive Compensation Program

The Compensation Committee seeks to achieve the objectives referenced above through the following elements of our 2006 executive compensation program:

•	Base salary

•	Cash compensation under the Short-Term Incentive Compensation Plan

(which we call the “Short-Term Plan”)

•	Equity compensation under the Equity Incentive Plan
-	Restricted Stock Units
-	Options

•	Retirement benefits
-	Employee Retirement Plan (which we call the “Pension Plan”)
-	Retirement Restoration Plan (which we call the “Restoration Plan”)
-	Supplemental Retirement Plan (which we call the “SERP”)

•	Other post-employment compensation
-	Employment Agreements
-	Change in Control Agreements
-	Severance Pay Plan

•	Perquisites

Role of Outside Compensation Consultants

The Compensation Committee has engaged outside compensation consulting firms to assist it with the development of our compensation program, and these consultants, whether engaged by the Compensation Committee or management, work for the Compensation Committee in coordination with management.

The Compensation Committee looks to the outside compensation consultants to review the elements of our compensation program and recommend any modifications thereto, including the appropriate mix of short-term and long-term incentives, based on the consultants’ review of the market practices of a peer group of companies (which are selected by the consultant and after discussions with the Compensation Committee and management, approved by the Compensation Committee). The Compensation Committee also uses the compensation consultants’ benchmarking studies to determine the market pay practices of similarly-situated executives to our named executives in the peer group. The Compensation Committee’s policy is to use the data prepared and presented by the outside compensation consultants as a reference point. Actual compensation may be higher or lower than the compensation for executives in similar positions at comparable companies.

Prior to June 2006, the peer group used, for benchmarking purposes, was composed of 21 coal mining and other mining and energy companies:

Allegheny Energy Inc.	Commercial Metals Co.
Ameren Corp.	Equitable Resources Inc.
American Electric Power	Foundation Coal Holdings Inc.
Anadarko Petroleum Corp.	Freeport-McMoRan Copper & Gold Inc.
Apache Corp.	Kerr-McGee Corp.
Arch Coal Inc.	Massey Energy Co.
Barrick Gold Corp.	Newmont Mining Corp.
BJ Services Co.	Peabody Energy Corp.
Burlington Resources Inc.	Phelps Dodge Corp.
Cleveland-Cliffs Inc.	USG Corp.
Vulcan Materials Co.

The Compensation Committee requested that the consultants assess the competitiveness of compensation delivered to the named executives by each element of what we refer to as “Total Direct Compensation” - salary, short-term cash incentive compensation and long-term equity incentive compensation. In May 2006, this peer group served as a guide to establishing and approving compensation for the named executives.

In June 2006, the Compensation Committee, after discussions with the outside compensation consultants, modified the peer group to include 12 companies that are more closely aligned with CONSOL Energy relative to customer base, labor market and capital resources (which we collectively refer to as the “Compensation Study Peer Group”):

Allegheny Energy Inc.	Foundation Coal Holdings Inc
Alpha Natural Resources, Inc.	Kerr-McGee Corp.
Apache Corp.	Massey Energy Co.
Arch Coal Inc.	Peabody Energy Corp.
Barrick Gold Corp.	Teco Energy Inc.
Equitable Resources Inc.	Vectren Corp

The Compensation Committee analyzed proxy statement data of the above companies based on pay rank and functional job match to our named executives, and survey data for all positions in the study.

In 2007, the outside compensation consultants indicated that Kerr-McGee Corp. would be removed from the Compensation Study Peer Group for purposes of analyzing 2007 market data since it merged with Anadarko Petroleum in 2006 and is no longer analogous to CONSOL Energy.

Considerations of the Compensation Committee

To establish compensation for a particular executive officer, the Corporation’s human resources personnel make an initial assessment and submit it to our Chief Executive Officer for further review (except in the case of the

Chief Executive Officer’s compensation). This assessment considers (among other things) relevant industry salary practices, the position’s complexity and level of responsibility, its importance to us in relation to other executive positions, and the competitiveness of an executive officer’s total compensation. Our Chief Executive Officer makes appropriate changes to this assessment based on his determination of such named executive’s past performance. The Compensation Committee then reviews:

•	our Chief Executive Officer’s compensation recommendations;

•	our Chief Executive Officer’s evaluation of each named executive’s performance; and

•	the benchmarking studies compiled by the outside compensation consultants for market context.

From this information, the Compensation Committee approves, in consultation with the outside compensation consultant and the Chief Executive Officer, the amount of each executive officer’s annual base salary, bonus and long-term incentive compensation.

To establish compensation for our Chief Executive Officer, the Compensation Committee reviews:

•	the benchmarking study and compensation recommendation compiled by the outside compensation consultant; and

•	the Chief Executive Officer’s self-evaluation of his performance in light of the prior year’s goals and objectives.

Based on this information, the Compensation Committee recommends, and the independent members of the Board approve, his salary, bonus and long-term incentive compensation.

The Compensation Committee’s current intent is to perform at least annually a strategic review of our named executives’ overall compensation packages to determine whether they provide adequate incentives and motivation and whether they adequately compensate our executive officers relative to comparable officers in other companies with which we compete for executives. Our Compensation Committee’s most recent overall compensation review occurred in February 2007. Our Chief Executive Officer and our Chief Financial Officer typically attend all or a portion of the Compensation Committee meetings. However, the named executives are not present during that portion of the meeting in which their compensation is approved.

Base Salary

The objectives of base salary are to provide fixed compensation necessary to attract and retain key executives and to offset the cyclicality in our business that may impact variable pay year-to-year. Factors considered in establishing base salaries include competitiveness with external market data, internal worth and value assigned to the named executive’s role and responsibilities at CONSOL, and individual executive skill and performance.

The Compensation Committee determined the base salaries of our named executives in May 2006 after the 2005 proxy data became available for CONSOL Energy’s peer companies. The Compensation Committee recommended, and the independent members of the Board approved, an annual base salary of $978,000 for our Chief Executive Officer. Further, the Compensation Committee approved annual base salaries of $429,000 for our Chief Financial Officer and $550,000 for our Chief Operating Officer. The salaries approved for 2007 for these named executives are materially consistent with those approved for 2006.

Short-Term Incentive Cash Compensation

We designed the Short-Term Plan to deliver greater cash awards when CONSOL Energy and the employees are successful in achieving established targets and pays less when CONSOL Energy and/or the employee falls short of these targets. The Short-Term Plan is also designed to give the Compensation Committee, or in the case of our Chief Executive Officer, the Board, the flexibility and discretion to make annual incentive awards that are comparable to those found in the marketplace in which CONSOL Energy competes for executive and other employee talent when warranted based on performance.

To be eligible for an annual award, the named executive must be an active, full-time, employee on December 31, have worked for at least three months of that same year and be an active employee on the date the annual award is distributed unless the named executive is an early, normal, or incapacity retiree then the named executive must only be an active full time employee on December 31.

The Short-Term Plan provides annual awards to our named executives (and other eligible employees) who receive cash payments in the event first, CONSOL Energy achieves a minimum net income threshold and second, the individual and/or CONSOL Energy performance targets are achieved for the applicable year. The Compensation Committee sets a minimum net income threshold for CONSOL Energy and, for 2006, the minimum net income threshold was set at $80 million. The minimum net income threshold for CONSOL Energy is based upon an annual budget developed by management which, after discussion and review with management, the Finance Committee of the Board and the Board approve. Subject to CONSOL Energy achieving the net income threshold described above, the award amounts to be paid under the Short-Term Plan are approved by the Board, in the case of our Chief Executive Officer, and by the Compensation Committee in consultation with our Chief Executive Officer, in the case of the other named executives. These amounts are based on the following formula:

Base Salary As of December 31 for the most recent fiscal year-end	x	Opportunity Percentage	x	Annual Incentive Compensation Factor	=	Annual Award Payment

The incentive compensation opportunity percentage is job-grade specific and expressed as a percentage of base salary. The Opportunity Percentage is a market-based target which is established for each participant’s position by the independent members of the Board, in the case of our Chief Executive Officer, and by the Compensation Committee, after consultation with the Chief Executive Officer, in the case of the other named executives. For 2006, these targets were set at 100%, 65%, and 65% for each of our Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, respectively.

The Annual Incentive Compensation Award Factor is a two-part formula: (i) the individual performance target and (ii) the CONSOL Energy performance target. We measure each one independently such that if one target is not achieved, an opportunity exists for the other target to be achieved and result in an annual award payment. The scores may range from 70-200% for each target, with a 100% score indicating achievement of a target and a higher score (up to 200%) indicating that the target was exceeded. If the minimum score of 70% is not reached for a target, a score of zero will be recorded for that target.

For 2006, our Chief Executive Officer listed the following as his chief performance goals and objectives:

•	improving safety by decreasing the incidents per hour worked;

•	negotiating a mutually satisfactory long term commitment with the United Mine Workers of America (the “UMWA”);

•	achieving CONSOL Energy’s profit objective targets and other efficiencies in the use of capital (all of which were derived directly from the Board approved plan for the year); and

•	developing a detailed workforce succession plan.

When these performance targets were established, the Compensation Committee believed that it was reasonably likely that such targets would be met. In February 2007, the Compensation Committee and the independent members of the Board reviewed and evaluated the Chief Executive Officer’s self-assessment in light of his stated goals and objectives and agreed to a performance score that was above target.

In the case of our Chief Financial Officer and Chief Operating Officer, their individual performance targets were based on position-specific target goals developed by our Chief Executive Officer. In February 2007, our Chief Executive Officer reviewed and discussed with the Compensation Committee his assessment of the Chief Financial Officer’s and the Chief Operating Officer’s performances in 2006 relative to their goals. Our Compensation Committee then agreed to performance scores for our named executives that were above target.

In 2006, the CONSOL Energy performance target was based on the profit objective net income. The net income profit objective is derived directly from the Board approved plan for the year. When this target was established, the Compensation Committee believed that it was reasonably likely that such target would be met.

In May 2006, the following 2006 potential payouts under the Short-Term Plan were determined by the Compensation Committee (and the independent members of the Board with respect to the Chief Executive Officer) for each named executive: $978,000 for our Chief Executive Officer, $278,850 for our Chief Financial Officer and $357,500 for our Chief Operating Officer. These amounts were established, in part, based on the Compensation Committee’s review of the 2005 proxy data of CONSOL Energy’s peers and the recommendations of the outside compensation consultants. In February 2007, the Compensation Committee approved short-term incentive compensation awards for individuals, including named executives. The Compensation Committee authorized the payment of annual incentive (i.e., bonus) awards to Messrs. Harvey, Lyons and Lilly, which are set forth in the “Summary Compensation Table.”

The Short-Term Plan is administered by the Compensation Committee. J. Brett Harvey, as President and Chief Executive Officer of the Corporation, with the assistance of the Vice President of Human Resources and staff, perform administrative functions, determine award amounts for non-executives and make recommendations to the Compensation Committee. The Compensation Committee considers and approves all awards to named executives.

Long-Term Incentive Equity Compensation

The objectives of our long-term incentive compensation program are, among other things, to:

•	attract and retain our employees;

•	motivate our employees by means of performance-related incentives to achieve long-range performance goals; and

•	enable our employees to participate in the long-term growth and financial success of CONSOL Energy, its shareholders and other stakeholders.

Options and Restricted Stock Units.

To achieve the long-term incentive objectives described above, the Compensation Committee, who has the authority to administer the Equity Incentive Plan, makes annual awards of non-qualified options to purchase our common stock and restricted stock units (along with associated dividend equivalent rights that automatically increase an award in the event the Corporation declares a cash dividend) to our named executives. These stock option and restricted stock unit awards vest ratably over a four-year period in order to enhance our retention objective. In February 2007, the Compensation Committee modified the vesting period from a four-year period to a three-year period to ensure consistency with the administration of all of CONSOL Energy’s long-term equity incentive awards.

Other material terms of the awards also help us achieve the above-described objectives. The stock option and restricted stock unit awards provide that, upon a change in control, the unvested portion of the awards will vest. In the event of potential change in control transaction, this provision will accomplish the following:

•	motivate executives to take actions that are in the best interests of CONSOL Energy and its shareholders; and

•	reduce the distraction regarding the impact of such a transaction on the personal situation of the executives.

Additionally, our award agreements contain confidentiality provisions, and two-year non-competition and non-solicitation provisions, which protect our business (e.g., by causing a forfeiture of awards if a named executive violates these covenants). See the “Equity Award Agreements” section of this proxy statement for a more detailed description of the restrictive covenant provision for options and restricted stock unit awards and the effects of employment termination or a change in control.

We base the exercise price of our option awards on the closing market price of CONSOL Energy’s common stock on the grant date, and the number of shares issuable upon the exercise of such options is determined by use of a Black-Scholes formula developed by an outside compensation consultant. The term of the option may not exceed ten years from the grant date.

In 2006, the Compensation Committee chose to allocate the value of the annual equity awards fifty percent (50%) in options to purchase CONSOL Energy’s common stock and fifty percent (50%) in restricted stock units. The Compensation Committee believes that combined grants of stock options and restricted stock units will provide a balance for our named executives between risk and potential reward consistent with the Compensation Committee’s review of market trends of our peers, which generally use a mix of restricted stock or units, stock options and performance shares/units.

For information regarding the value and number of non-qualified stock options and restricted stock unit awards granted to our named executives in 2006, see the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” in this proxy statement.

Historically, equity awards were granted at the time of our annual shareholders meeting. However, starting in 2007, the Compensation Committee has determined to change the timing of CONSOL Energy’s annual equity awards. The Compensation Committee has decided that the timing of these awards should occur closer to the end of the year in which performance occurred, and therefore, such awards will be granted (when and as appropriate) at the first regularly scheduled Compensation Committee and Board meetings in which comprehensive compensation packages are approved. By doing so, equity awards will be more closely timed with the review of performance that is conducted for each named executive. The equity awards approved for 2007 for these named executives are materially consistent in value with the awards approved for 2006. However, the mix of equity now includes LTIP units (as described below).

Variable Long-Term Incentive Compensation Award for Chief Executive Officer.

The purpose of the Variable Long-Term Incentive Compensation Award (which we call the “LTIC”) is to reward superior results if our Chief Executive Officer achieves key performance goals. In 2005, the Compensation Committee developed a variable long-term incentive compensation award, which was payable in stock options and restricted stock units in 2006 to our Chief Executive Officer, if he attained specified performance goals in 2005. The payout of this award is included in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” of this proxy statement.

The Compensation Committee retained outside compensation consultants to assist in the Compensation Committee’s assessment of whether a similar compensatory award should be made to our Chief Executive Officer in 2006. In June 2006, the Compensation Committee reviewed a peer group study prepared by the outside compensation consultants. After a review and several discussions of that study, the Compensation Committee determined that the LTIC should be adopted as an incentive tool for 2006 performance on the part of our Chief Executive Officer. Based on the review of recommendations made to the Compensation Committee by the outside compensation consultant, the independent members of the Board, upon recommendation of the Compensation Committee, granted our Chief Executive Officer an opportunity to receive LTIC in an amount not to exceed $1,000,000 (payable in options and restricted stock units of equal dollar value) for his 2006 performance. Additionally, the Board reserved the discretion to grant all or any portion of the award if any or none of the performance goals were achieved during the performance period. The determination of whether any performance goal has been achieved, and any portion of the equity award earned, will be made by the Board, which determination is final, binding and conclusive.

The LTIC performance goals for the year ended December 31, 2006 were as follows:

•	improving safety by decreasing incident rates per 200,000 man hours;

•	developing a more detailed succession plan for key positions;

•	negotiating a mutually satisfactory long-term agreement with the UMWA;

•	attaining operating cash flow consistent with the profit objective previously approved by the Board; and

•	achieving total shareholder return with dividend reinvestment being at a specified percentile of our peers.

When these goals were established, the Compensation Committee believed that it was reasonably likely that such goals would be met. If at the time of the performance review of the Chief Executive Officer, the independent members of our Board determined that our Chief Executive Officer achieved any of the above-described performance goals during the performance period, he would be entitled to a pro rata portion of the award. Additionally, our Board reserved the discretion to grant all or any portion of the award if any or none of the performance goals were achieved during the performance period.

In February 2007, the independent members of our Board, upon the recommendation of the Compensation Committee, determined that our Chief Executive Officer had successfully achieved the following targets:

•	improving safety by decreasing the incident rate and severity rate relative to 2005;

•	developing a more detailed succession plan for key employees;

•	negotiating a mutually satisfactory long-term agreement with the UMWA; and

•	achieving total shareholder return with dividend reinvestment being at a specified percentile of our peers in the coal industry.

Although the target relative to attaining operating cash flow was not met, the independent members of our Board still granted a portion of the award corresponding to this target as there were certain legitimate business reasons (including but not limited to stock option accounting reclassification) for not obtaining the target. The aggregate LTIC award earned by Mr. Harvey amounted to $960,000, based on his achievement of the above-referenced performance targets. In light of the foregoing, the independent members of our Board granted to our Chief Executive Officer an option to purchase 41,163 shares of CONSOL Energy common stock and 13,773 restricted stock units.

These options and restricted stock units were granted under our Equity Incentive Plan, and are subject to the terms and conditions, including vesting restrictions, contained in the Corporation’s standard nonqualified stock option agreement and restricted stock unit award agreement, which are discussed above. Options were valued using the Black-Scholes option valuation methodology. The exercise price of any options and the value of any shares underlying restricted stock units issued in satisfaction of the equity award were based on the fair market value of the our common stock on the grant date as provided under the terms of our Equity Incentive Plan.

Long-Term Incentive Performance Program.

In February 2007, the Compensation Committee determined that CONSOL Energy’s long-term incentive compensation program should further align itself with the interests of shareholders in addition to linking executive compensation more closely with CONSOL Energy’s financial performance (consistent with market trends of moving away from stock options in favor of performance-based long-term incentive plans). In furtherance of this principle, the Compensation Committee implemented a long-term incentive performance program (which we call the “LTIP”). With respect to total long-term incentive compensation, the Compensation Committee determined that target long-term incentive expected value would be derived 1/3 from stock options, 1/3 from restricted stock units and 1/3 from the LTIP (assuming target performance is achieved).

The Compensation Committee retained outside compensation consultants to assist it in designing an LTIP that would address the Compensation Committee’s objectives. In connection with developing the LTIP, the outside compensation consultants provided the Compensation Committee with general energy sector compensation data from published compensation surveys and proxy data of the Compensation Study Peer Group. The data reflected the use of different long-term incentive programs and the pay magnitude in terms of both target opportunity and actual payouts. Among the Compensation Study Peer Group, CONSOL Energy ranked fifth in terms of market capitalization (as of April 2006) and fourth in terms of revenues (based on 2005 revenue).

The LTIP, as approved by the Board upon recommendation of the Compensation Committee, provides each named executive and the other executives with a number of performance share units, including dividend rights (hereinafter referred to as “units”). The number of units is equal to the target cash value of the award as so determined for an executive, divided by the average closing price of a share of CONSOL Energy’s common stock on the grant date. The units represent a contingent right to receive one share of CONSOL Energy common stock to the extent such unit is earned and becomes payable pursuant to the terms of the LTIP. The total number of units ultimately earned, if any, by a named executive will be based on the following criteria (each weighted equally) over a three-year performance period:

•

total shareholder return (that is, stock price appreciation/depreciation plus the compounding effect of reinvested dividends) compared to the companies in the Shareholder Return Peer Group (defined below); and

•	CONSOL Energy’s cumulative EBITDA.

As implemented, the LTIP provides a more significant compensation opportunity for superior performance - that is, participants have the opportunity to earn up to 200% of their target award if total shareholder return and EBITDA exceed a maximum performance threshold. Conversely, if performance is below a minimum performance threshold, no award will be paid at the end of the performance period. When threshold, target and maximum performance goals were established, the Compensation Committee believed that it was reasonably likely that such goals would be met at target levels.

The performance share unit award agreements include a change in control provision which provides that in the event of a change in control of CONSOL Energy, the units will accelerate their vesting to target. The value of these awards will be determined as of the closing date of the transaction with the closing date of such transaction being deemed the last day of the performance period and performance calculated on that date as if the target levels had been achieved in accordance with the LTIP’s formula. In addition to the rationale utilized in the event of a change in control relative to stock option and restricted stock awards (as described above), the Compensation Committee approved this term so that if management created value for the shareholders in connection with a change in control transaction, the named executives would also participate and be rewarded for creating that value as contemplated by the LTIP. If a named executive’s employment with CONSOL Energy or any affiliate is terminated:

•	on or after the date the named executive has reached the age of 55 by reason of an “Early Retirement” or “Incapacity Retirement;”

•	by reason of a “Normal Retirement;”

•	on account of death or Disability (other than an Incapacity Retirement); or

•	by reason of a reduction in force as specified and implemented by the Company,

prior to the payment date or the change in control payment date, as applicable, the named executive shall be entitled to retain his or her units and receive payment therefore to the extent earned and payable under the LTIP program.

However, in the case of a Disability, the named executive shall only be entitled to retain a prorated portion of the units determined at the end of the performance period and based on the number of complete months that the named executive work in the performance period. If named executive’s employment with CONSOL Energy or any affiliate is terminated for any other reason, including by the named executive voluntarily, or by CONSOL Energy with Cause or without Cause (other than in connection with a reduction in force as explained above), prior to the payment date or the change in control payment date, as applicable, the units awarded to the named executive shall be cancelled and forfeited. Any payments due a deceased named executive shall be paid to his estate as provided herein after the end of the Performance Period.

The Shareholder Return Peer Group (as referenced above) is comprised of the following 31 companies:

Alliance Resource Partners, L.P.	International Coal Group Inc.
Alpha Natural Resources, Inc.	James River Coal Company
Anadarko Petroleum Corporation	Massey Energy Company
Apache Corporation	Newfield Exploration Company
Arch Coal Inc.	Nexen Inc.
Cabot Oil & Gas Corporation	Noble Energy Inc.
Callon Petroleum Co/DE	Peabody Energy Corporation
Chesapeake Energy Corporation	Penn Virginia Corporation
Cimarex Energy Co.	Pioneer Natural Resources Company
Comstock Resources Inc.	Pogo Producing Company
Denbury Resources Inc.	Rio Tinto Group (GBR) - ADR
Devon Energy Corporation	St. Mary Land & Explor Company
Encana Corporation	Stone Energy Corporation
EOG Resources, Inc.	Ultra Petroleum Corporation
Foundation Coal Holdings Inc.	Westmoreland Coal Company
The Houston Exploration Co.

We effectively compete with these companies for capital in the market, and how well we perform in that competition is measured by our total shareholder return relative to the total shareholder return of these 31 companies.

In making awards under the LTIP, the Compensation Committee established a long-term incentive opportunity for each named executive. In making these determinations, the Compensation Committee considered:

•	the expected value of long-term awards paid to executives in similar positions in the Compensation Study Peer Group;

•	the recommendations of the consultant based on market data;

•	in the case of our executive officers other than our Chief Executive Officer, the recommendation of our Chief Executive Officer;

•	the performance of each officer over the last year;

•	the internal value of each officer to CONSOL Energy;

•	the potential value of the awards to named executives under different stock price and relative peer group performance scenarios; and

•	the estimated total cost of the plan from an accounting point of view, including the accounting treatment of the plan.

Based on the foregoing, the Compensation Committee awarded units under the LTIP, effective February 20, 2007, to our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and other executives which are set forth in the Performance Share Awards Table in the “Proposal No. 3 - Approval Of Amendment To CONSOL Energy Inc. Equity Incentive Plan” section of this proxy statement. The grants of unit awards to our named executives are set forth in the “Performance Share Awards” section of this proxy statement.

Stock Ownership Guidelines for Executives.

The Compensation Committee retained outside compensation consultants to assist it with determining whether the Compensation Committee should institute stock ownership guidelines for our officers. The compensation consultants reviewed: our executive ownership levels compared to the executive ownership levels of our peers; market practices concerning stock ownership guidelines; and our executives’ current ownership levels relative to past and projected equity grants. After a review of the compensation consultants’ analyses of our historic equity program relative to our peers, CONSOL Energy’s Board, in June 2006 and upon recommendation of the Compensation Committee, adopted stock ownership guidelines for our officers to further align their interests with our shareholders and ensure that they maintain an appropriate financial stake in CONSOL Energy. The stock ownership guidelines provide, among other things, that the named executives hold the following amounts of CONSOL Energy common stock (not including shares issuable upon the exercise of options) in five years from the date of adoption: for the Chief Executive Officer, an amount equal in value to five times base salary; and for each of the Chief Operating Officer and Chief Financial Officer, an amount equal in value to three times base salary.

Retirement Benefits (Pension Plan, Restoration Plan and SERP)

In 2005 and 2006, the Compensation Committee studied CONSOL Energy’s retirement plans (the Pension Plan and the Restoration Plan) with the assistance of the outside compensation consultants. The Compensation Committee reviewed a market study prepared by an outside compensation consultant which surveyed 86 pension plans of energy and mining industry companies to determine “market” practices with retirement benefit plans and to develop an overall retirement benefit program which was consistent with such market practices. The Compensation Committee determined, after that review, that CONSOL Energy’s cumulative retirement benefits for the named executives were below the median of the peer group.

In April 2005, the Board, after discussions with, and upon the recommendation of, the Compensation Committee, amended the Pension Plan, to, among other matters, increase the mandatory retirement age for executives and those in high policy-making positions and modify the benefit formulas applicable to participants’ future accrual of benefits under the plan. The modification to the benefit formula reduced the benefits offered to all employees and also eliminated the lump sum feature of the Pension Plan for benefits accruing after December 31, 2005. The Compensation Committee retained outside compensation consultants to review the impact of this modification to the Pension Plan on the Restoration Plan, which provides some employees (including our named executives) with supplemental retirement benefits that are otherwise linked to and limited by the Pension Plan due to statutory limitations applicable to the Pension Plan. In October 2006, the consultants advised the Compensation Committee that, without amending the Restoration Plan or adopting a supplemental retirement plan, the amendment to the Pension Plan (effective January 1, 2006) would result (over time) in an inadequate retirement benefit being provided to the named executives and other executives eligible to receive a supplemental retirement benefit for the following reasons:

•

The Pension Plan amendment reduced the defined benefit component of total retirement benefits to a level that was not competitive with industry and peer practices for executives (on a total benefit basis); and

•	The Pension Plan amendment caused retirement benefits for executives to be disproportionately lower than those for non-executives when stated as a percentage of the final average pay.

After a review of the Restoration Plan and based on an outside compensation consultant’s analysis and recommendations, our Compensation Committee determined in December 2006 that it was advisable to restore benefits offered to certain levels of employees through the adoption of the SERP. The SERP, unlike the Restoration Plan, is independent of the Pension Plan formula. Benefits under the SERP are calculated by taking 50% of the average of the highest five consecutive annual compensation amounts (including short-term incentive compensation payments), and multiplying by a service fraction (as explained in the “CONSOL Energy Supplemental Retirement Plan” section of this proxy statement).

In light of the foregoing, the Compensation Committee recommended to our Board, and our Board authorized, that the Restoration Plan be frozen effective December 31, 2006, for CONSOL Energy employees and that the Restoration Plan be replaced prospectively with the SERP effective January 1, 2007. The objective of the SERP is to promote the interests of CONSOL Energy and our shareholders by facilitating the attraction and retention of key employees vital to our success. CNX Gas employees will not participate in the SERP.

Additional details regarding the Pension Plan, the Restoration Plan and the SERP are more fully described in “Understanding Our Pension Benefits Table.”

Other Post-Employment Compensation

In addition to the above-described programs, we maintain other agreements and plans to enable us to retain executive talent by providing these executives with benefits in the event their employment is terminated without cause or in connection with a change in control, among other circumstances. The following is a description of these plans, agreements and arrangements:

Employment Agreement with the Chief Executive Officer.

On June 3, 2005, our Chief Executive Officer entered into an employment agreement with CONSOL Energy which supersedes Mr. Harvey’s employment agreement with CONSOL Energy dated December 11, 1997, as amended. The employment agreement has a term of three years, unless sooner terminated, and is automatically extended for additional one year terms thereafter.

Under the employment agreement, Mr. Harvey received an initial annual base salary of $850,000. The employment agreement further provides that he is eligible to participate in an annual bonus plan on terms established from time to time by the Board. His annual target bonus under that plan will not be less than 100% of his then current base salary. During the term of the employment agreement, he is also eligible to participate in any Corporation long-term incentive plan, and in all employee benefit and fringe benefit plans and arrangements made available by the Corporation to its executives and key management employees upon the terms and subject to the conditions set forth in the applicable plan or arrangement.

The employment agreement provides, among other matters, that if our Chief Executive Officer resigns for good reason (as defined in the employment agreement) or is terminated without cause (as defined in the employment agreement) and in each such case he enters into a general release of claims reasonably satisfactory to us, he is entitled to receive, among other severance payments and benefits, an amount equal to two times his then current base salary and two times the target annual bonus amount (subject to his compliance with the confidentiality, non-competition and non-solicitation restrictions set forth in the employment agreement). The confidentiality provisions survive the termination of his employment with us and the non-competition and non-solicitation provisions survive for a period of two years following the termination of his employment.

Additionally, the employment agreement provides our Chief Executive Officer with service credit for eleven additional years of service under the Pension Plan and our retiree medical plan, which benefits represent his years of service at PacifiCorp Energy Inc. and its affiliates; and provided further that if this credit cannot be provided under the Pension Plan, CONSOL Energy will provide these benefits under a supplemental retirement plan. The amount of unreduced retirement benefits payable to Mr. Harvey (i.e., amount owed to him at normal retirement age) from PacifiCorp Energy Inc. will be deducted from benefits paid by the Corporation to Mr. Harvey under the Restoration Plan or the SERP, as applicable. Credited service was negotiated and agreed to with our Chief Executive Officer in 1997, as an inducement for him to leave PacifiCorp and join our company as its Chief Executive Officer, and was re-affirmed in the 2005 employment agreement. In connection with Mr. Harvey’s employment agreement, our Compensation Committee retained an outside consulting firm and also retained counsel to advise the Compensation Committee.

Employment Agreement with our Chief Operating Officer.

On October 2, 2002, the Corporation entered into an agreement with Mr. Lilly to induce him to join the Corporation. The employment agreement provides for:

•	an initial annual base salary of $380,000;

•	with respect to the Short-Term Plan, an annual compensation opportunity which was initially set at 65% of his base salary;

•	a stock option grant to purchase 80,000 shares of the Corporation’s common stock (vesting ratably over a four-year period);

•

participation in the Corporation’s severance pay plan based on the years of his total industry service with one week of pay under the plan equal to each full year of industry service with a maximum of 25 weeks; and

•	and other benefits including, without limitation, a vehicle allowance, country club membership and standard employee benefits offered by the Corporation to its employees.

In addition, the Corporation agreed, as consideration for Mr. Lilly’s lost compensation resulting from his resignation from the board of directors of Penn Virginia Resources, LLC and of Penn Virginia Corporation (as a condition to his employment with the Corporation), to pay him $400,000 in four equal installments, with each installment to be made annually on the anniversary date of his employment with the Corporation commencing on October 28, 2003 and ending on October 28, 2006. Mr. Lilly is also entitled to credited service from August 1, 1977 with respect to retiree medical benefits under The CONSOL Energy Inc. Comprehensive Medical Expense Benefits Plan For Salaried Employees.

Change in Control Agreements with our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer.

We have entered into Change in Control Agreements with each of our named executives (which we refer to as “CIC Agreements”). The rationales for these agreements are the same as those described above with respect to the change in control provisions in our equity award agreements. Under the CIC Agreements, each named executive will receive severance benefits if such named executive’s employment is terminated or constructively terminated after, or in connection with, a change in control (as defined in the respective CIC Agreements) if such named executive enters into a general release of claims reasonably satisfactory to us. Under these circumstances, these named executives would be entitled to, among other severance payments and benefits, a lump sum cash payment equal to a multiple of base pay plus a multiple of incentive pay, and stock options and other types of equity grants would accelerate and vest. To protect our business interests, the CIC Agreements also contain confidentiality obligations, a one-year non-competition covenant and a two-year non-solicitation covenant. The terms of these agreements are more fully described in “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Change in Control Agreements with CNX Gas’ Chief Executive Officer and Chief Operating Officer.

In connection with the sale of approximately 18.5% of CNX Gas to investors in 2005, the Compensation Committee reviewed with CONSOL Energy’s executive officers information regarding the potential cost of entering into change in control agreements with key employees of CNX Gas if a change in control triggering event occurred (including cost by individual agreement, total cost with respect to all agreements and market analysis of such costs). After consideration of this information, our Compensation Committee determined that the potential costs were consistent with market practice and such agreements were approved and authorized by the Compensation Committee. Through these agreements, CONSOL Energy and CNX Gas wanted to ensure the retention and smooth transition of executive officers of CONSOL Energy to CNX Gas by providing them with agreements substantially similar to the CONSOL Energy CIC Agreements.

CONSOL Energy and CNX Gas entered into change in control agreements (“CNX Gas CIC Agreements”) with several CNX Gas key employees, including CNX Gas’ Chief Executive Officer and Chief Operating Officer. Under the CNX Gas CIC Agreements, each of the CNX Gas named executives will receive severance benefits if his employment is terminated or constructively terminated after, or in connection with, a change in control (as defined in these agreements). Under these circumstances, the CNX Gas named executives would receive, among other severance payments and benefits:

•	a lump sum cash payment equal to a multiple of base pay plus a multiple of incentive pay;

•	stock options and other types of equity grants would accelerate and vest; and

•	a gross-up payment for certain types of income taxes.

To protect CONSOL Energy’s and CNX Gas’ business interests, the CNX Gas CIC Agreements also contain confidentiality obligations, a one-year non-competition covenant and a two-year non-solicitation covenant. These agreements require that the key employees enter into a general release of claims reasonably satisfactory to us. The terms of the CNX Gas CIC Agreements are more fully described in “Potential Payments Upon Termination and Change in Control” section of this proxy statement.

In order to cause CNX Gas to recruit top executive talent, we provided in the CNX Gas CIC Agreement of its Chief Executive Officer the right for us to re-employ him in the event of a change in control of CNX Gas.

Severance Pay Plan.

Our named executives are eligible to receive benefits under our Severance Pay Plan for Salaried Employees (hereinafter referred to as the “Severance Pay Plan”), which is more fully described under the section titled “Potential Payments Upon Termination or Change in Control.” This plan is maintained by us primarily for employee retention purposes and provides payment to eligible employees who are terminated because of a reduction in work force or because of being replaced by employees returning from leaves of absence. All full-time salaried employees of CONSOL Energy and its subsidiaries are eligible for coverage under the plan under the terms and conditions provided therein. In the event of a termination of a named executive’s employment with CONSOL Energy, other than under the circumstances described in their respective change in control agreements, for cause or due to resignation, such named executive would be entitled to one week’s compensation from CONSOL Energy for each completed full year of continuous service with CONSOL Energy and its subsidiaries up to a maximum of 25 weeks of compensation during such named executive’s lifetime.

Perquisites

We provide our named executives and other senior officers with perquisites that we believe are reasonable, competitive and consistent with CONSOL Energy’s compensation program. We believe that our perquisites help us recruit and retain our named executives and senior officers. Our principal perquisite programs are personal use of the corporate aircraft in accordance with the terms and conditions of the Aircraft Policy, country club memberships, financial planning assistance, a vehicle allowance and certain associated tax gross-ups. These programs are more fully described in the footnotes to the Summary Compensation Table and “Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables.”

Tax Considerations

The Compensation Committee has considered the impact of the applicable tax laws with respect to compensation paid to named executives under CONSOL Energy’s plans, arrangements and agreements. As described below, in some instances, applicable tax laws impose potential penalties on such compensation and/or result in a loss of deduction to CONSOL Energy for such compensation.

Section 409A.

Participation in, and compensation paid under, CONSOL Energy’s plans, arrangements and agreements may, in some instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the federal income tax laws. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Section 409A on CONSOL Energy’s plans, arrangements and agreements. Generally, to the extent that CONSOL Energy’s plans, arrangements and agreements fail to meet requirements under Section 409A, compensation earned thereunder may be subject to immediate taxation and tax penalties. It is the intent of CONSOL Energy that the CONSOL Energy’s plans, arrangements and agreements will be structured and administered in a manner that complies with the requirements of Section 409A.

Section 162(m).

With some exceptions, Section 162(m) of the federal income tax laws limits CONSOL Energy’s deduction for compensation in excess of $1 million paid to certain covered employees (generally our Chief Executive Officer and four next highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The Compensation Committee reserves the discretion to provide compensation that is both market and performance-based. Awards under the Short-Term Plan generally do not satisfy the criteria of being performance-based awards under Section 162(m), and, therefore, may not qualify for deduction. Certain awards under the Equity Incentive Plan, such as stock options and performance units awarded under the LTIP, are intended to qualify for deduction under Section 162(m). Other types of awards such as time-based restricted stock units, however, are not considered performance-based and may not be deductible under Section 162(m). While the Compensation Committee considers the tax impact of any compensation arrangement, the Compensation Committee evaluates such impact in light of our overall compensation objectives. The Compensation Committee reserves the right to approve non-deductible compensation if the Compensation Committee believes it is in the best interests of our shareholders. Additionally, if any provision of a plan or award that is intended to be performance-based, within the meaning of Section 162(m), is later found to not satisfy the conditions of Section 162(m), CONSOL Energy’s ability to deduct such compensation may be limited.

Change in Control Tax Gross-Up.

If a change in control of CONSOL Energy causes compensation, including performance-based compensation, or awards, including but not limited to options or restricted stock units, to be paid or result in accelerating the vesting, a disqualified individual could, in some cases, be considered to have received “parachute payments” within the meaning of Section 4999 and Section 280G of the federal income tax laws. Pursuant to Section 4999, a disqualified individual can be subject to a 20% excise tax on excess parachute payments. Similarly, under Section 280G, CONSOL Energy is denied a deduction for excess parachute payments. As indicated above, CONSOL Energy and CNX Gas have entered into change in control agreements whereby, if it is determined that any payment or distribution by CONSOL Energy to or for the disqualified person’s benefit would constitute an “excess parachute payment,” CONSOL Energy will pay to the disqualified person a gross-up payment, subject to certain limitations, such that the net amount retained by the disqualified person after deduction of any excise tax imposed under Section 4999, and any tax imposed upon the gross-up payment, will be equal to such payments or distributions. Gross-up payments will not be deductible by CONSOL Energy. In connection with incorporating gross-up provisions in the CIC agreements, the Compensation Committee determined that such payments were consistent with general market practice.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with CONSOL Energy’s management and, based upon such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement. The Compensation Committee’s charter is available on our website at www.consolenergy.com.

Members of the Compensation Committee:

William P. Powell, Chairman

Patricia A. Hammick

James E. Altmeyer, Sr.

John T. Mills

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CONSOL Energy under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates the Report by reference therein.

SUMMARY COMPENSATION TABLE - 2006

The following table discloses the compensation for Mr. Harvey, the principal executive officer of CONSOL Energy, William J. Lyons, the principal financial officer of CONSOL Energy, and the other three most highly compensated executive officers of CONSOL Energy or its subsidiaries who were serving as executive officers at the fiscal year ended December 31, 2006 and whose total annual compensation (excluding items described in the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings”) exceeded $100,000.

Name and Principal Position	Year	Salary	Stock Awards(1)		Option Awards(2)		Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation		Total
J. Brett Harvey(5)	2006	$956,192	$3,085,407	(6)(8)	$3,314,455	(7)(8)	$1,450,000	$1,351,608	$121,143	(9)	$10,278,805
President and Chief Executive Officer

William J. Lyons(10)	2006	$418,615	$637,582	(11)(12)	$670,265	(12)	$400,000	$702,070	$44,694	(13)	$2,873,226
Chief Financial Officer

Peter B. Lilly	2006	$541,346	$493,438	(14)	$589,050		$500,000	$111,505	$167,290	(15)	$2,402,629
Chief Operating Officer

Nicholas J. DeIuliis(16)	2006	$432,692	$346,503	(22)	$826,849	(17)	$747,000	$171,225	$55,528	(18)	$2,579,797
President and Chief Executive Officer - CNX Gas

Ronald E. Smith(16)	2006	$393,077	$1,117,065	(20)(23)	$1,443,439	(19)(20)	$490,500	$577,859	$38,273	(21)	$4,060,213
Executive Vice President & Chief Operating Officer - CNX Gas

(1)	The values set forth in this column are based on the compensation cost recognized in 2006 for financial statement reporting purposes and computed in accordance with FAS 123R. Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The compensation cost for CONSOL Energy and CNX Gas is computed based upon the closing price of that company’s stock on the date of grant. These amounts reflect the accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.
(2)	The values set forth in this column are based on the compensation cost recognized in 2006 for financial statement reporting purposes and computed in accordance with FAS 123R. Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. With respect to the CONSOL Energy equity awards, a discussion of the relevant assumptions made in the valuation of these awards is stated in CONSOL Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (Note 19 to the Audited Consolidated Financial Statements). With respect to the CNX Gas awards, the following assumptions were used to recognize compensation cost in 2006 for financial statement purposes: (A) for 2006 grants: fair value of grants $9.83, risk free interest rate 4.65%, expected volatility 32.39% and expected term 4.5 years; and (B) for 2005 grants: fair value of grants $5.34, risk free interest rate 4.28%, expected volatility 36.54% and expected term 4.5 years.
(3)	Includes bonuses earned in 2006, regardless of when paid. Under the CONSOL Energy and CNX Gas Short-Term Incentive Compensation Plans, the relevant performance measures for the cash awards are satisfied in 2006 and thus reportable in 2006, even though payments are made, if any, in 2007.
(4)

Amounts reflect the actuarial increase in the present value of the named executive’s benefits under the Pension Plan and Restoration Plan for Messrs. Harvey, Lilly and Lyons, and under these plans and the CNX Gas Retirement Plan for Messrs. DeIuliis and Smith. This increase includes amounts which the named executive may not be entitled to receive such as unvested amounts. Amounts determined using the interest rate and mortality assumptions consistent with those used in CONSOL Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (Note 16 to the Audited Consolidated Financial Statements).
(5)	Mr. Harvey does not receive any compensation from CONSOL Energy or CNX Gas in connection with his service as a director on each of their respective Boards of Directors.
(6)	Mr. Harvey elected to defer until retirement 50% (or 21,372 restricted stock units) of a restricted stock unit award granted to him on May 2, 2006. For more information, please see the “Nonqualified Deferred Compensation Table.” Additionally, the amount does not include 13,773 restricted stock units which were earned by Mr. Harvey in 2006 under the 2006 Variable Long-Term Incentive Compensation Award and were granted to him on February 20, 2007 under our Equity Incentive Plan.
(7)	This amount does not include options to purchase 41,163 shares of CONSOL Energy common stock which were earned by Mr. Harvey in 2006 under the 2006 Variable Long-Term Incentive Compensation Award and were granted to him on February 20, 2007 under our Equity Incentive Plan.
(8)	Under the early retirement provisions of our stock option award and restricted stock agreements, Mr. Harvey is eligible for early retirement in which case the unvested portion of his outstanding awards will continue to vest and, in the case of his options, become exercisable even if he terminates employment with us. As a result of the early retirement provisions contained in Mr. Harvey’s award agreements, the Corporation is required, under FAS 123R, to report the full grant date fair value of the awards granted to him in 2006 for financial statement reporting purposes. This value is set forth in the column.
(9)	Personal benefits include an annual vehicle allowance, annual physical exam, country club membership, financial planning and certain associated tax gross ups. The total also includes $13,200 in matching contributions made by CONSOL Energy under its 401(k) plan and $55,837 for air travel on the Corporation’s airplane, plus associated tax gross up of $2,060. The aggregate incremental cost of Mr. Harvey’s personal use of the corporate aircraft is determined on a per flight basis and includes the cost of fuel used, the cost of onboard catering, landing fees, trip related hangar and parking costs, crew expenses (including hotel lodging and meals) and other variable costs specifically incurred. On occasion, Mr. Harvey had one or more family members accompanying him on the airplane.
(10)	Mr. Lyons does not receive any compensation from CONSOL Energy or CNX Gas in connection with his service as a director on the CNX Gas Board.
(11)	Mr. Lyons elected to defer until retirement 100% (or 10,500 restricted stock units) of a restricted stock unit award granted on May 2, 2006 under our Equity Incentive Plan. For more information, please see the “Nonqualified Deferred Compensation Table.”
(12)	Under the early retirement provisions of our stock option and restricted stock award agreements, Mr. Lyons is eligible for early retirement in which case the unvested portion of his outstanding awards will continue to vest and, in the case of his options, become exercisable even if he terminates employment with us. As a result of the early retirement provisions contained in Mr. Lyons’ award agreements, the Corporation is required, under FAS 123R, to report the full grant date fair value of the awards granted to him in 2006 for financial statement reporting purposes. This value is set forth in the column.
(13)	Personal benefits include an annual vehicle allowance, annual physical exam, financial planning, air travel and certain associated tax gross ups. The total also includes $13,200 in matching contributions made by CONSOL Energy under its 401(k) plan. On one occasion, Mr. Lyons had one family member accompanying him on the airplane.
(14)	Mr. Lilly elected to defer until retirement 100% (or 14,354 restricted stock units) of a restricted stock unit award granted on May 2, 2006 under our Equity Incentive Plan. For more information, please see the “Nonqualified Deferred Compensation Table.”
(15)

Personal benefits include an annual vehicle allowance, annual physical exam, country club membership, financial planning, air travel on the Corporation’s airplane, certain associated tax gross ups and an award for excellence in safety. The total amount also includes (a) $100,000 out of a total of $400,000 paid as consideration to Mr. Lilly for lost compensation resulting from his resignation from the boards of directors of Penn Virginia Resources, LLC and of Penn Virginia Corporation (as a condition to his employment with us), which was paid in four (4) equal installments, with each installment made annually on the anniversary date of his employment with CONSOL Energy commencing on October 28, 2003 and ending on

October 28, 2006, and (b) $13,200 in matching contributions made by CONSOL Energy under its 401(k) plan. On occasion, Mr. Lilly had one family member accompanying him on the airplane.
(16)	All payments and awards made, as referenced herein, are made by CNX Gas and relate to CNX Gas equity (excluding the change in pension value, which includes an increase in the CONSOL Energy qualified plan and compensation expense included in the “Stock Awards” and “Option Awards” columns relating to equity awards granted to Messrs. DeIuliis and Smith by CONSOL Energy under our Equity Incentive Plan in years prior to 2006). With respect to Mr. DeIuliis, he does not receive any compensation from CONSOL Energy or CNX Gas in connection with his service as a director on the CNX Gas Board.
(17)	Of this amount, $96,922 is derived from awards granted by CONSOL Energy, and $729,927 is derived from awards granted by CNX Gas.
(18)	Personal benefits include an annual vehicle allowance, annual physical exam, financial planning and certain associated tax gross ups. The total amount also includes $13,200 in matching contributions paid by CNX Gas under CONSOL Energy’s 401(k) plan and $9,300 paid due to an administrative error in connection with the sale of shares under his 10b5-1 plan.
(19)	Of this amount, $338,763 is derived from awards granted by CONSOL Energy, and $1,104,676 is derived from awards granted by CNX Gas.
(20)	Under the early retirement provisions of our stock option and restricted stock unit award agreements, Mr. Smith is eligible for early retirement (and as described below, has retired) in which case the unvested portion of his outstanding awards will continue to vest and, in the case of his options, become exercisable even if he terminates employment with us. As a result of the early retirement provisions contained in Mr. Smith’s award agreements, the Corporation is required, under FAS 123R, to report the full grant date fair value of the awards granted to him in 2006 for financial statement reporting purposes. This value is set forth in the column.
(21)	Personal benefits include an annual vehicle allowance, financial planning and certain associated tax gross ups. The total amount also includes $13,200 in matching contributions paid by CNX Gas under CONSOL Energy’s 401(k) plan.
(22)	Of this amount, $120,551 is derived from awards granted by CONSOL Energy, and $225,952 is derived from awards granted by CNX Gas.
(23)	Of this amount, $983,170 is derived from awards granted by CONSOL Energy, and $133,895 is derived from awards granted by CNX Gas.

Mr. Smith was eligible for early retirement and retired on March 23, 2007. Since he was an executive officer throughout 2006, this table and the other tables and descriptions of various types of compensation, awards and potential payments which follow assume his continued employment and do not give effect to his actual retirement.

GRANTS OF PLAN-BASED AWARDS - 2006

The following table sets forth each grant of awards made to a named executive in the 2006 fiscal year under plans established by CONSOL Energy or CNX Gas.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(8)
			Threshold	Target	Maximum	Threshold	Target	Maximum
J. Brett Harvey	5/2/06	(3)	—	—	—	—	—	—		42,744	131,318	$44.10	$3,955,239
	2/24/06	(3)(4)	—	—	—	—	—	—		15,542	42,354	$32.78	$1,019,000
	—		—	—	—	—	—	$1,000,000	(5)	—	—	—	—
	—		$342,300	$978,000	$1,956,000	—	—	—		—	—	—	—

William J. Lyons	5/2/06	(3)	—	—	—	—	—	—		10,500	32,256	$44.10	$971,566
	—		$97,598	$278,850	$557,700	—	—	—		—	—	—	—

Peter B. Lilly	5/2/06	(3)	—	—	—	—	—	—		14,354	44,098	$44.10	$1,328,216
	—		$125,125	$357,500	$715,000	—	—	—		—	—	—	—

Nicholas J. DeIuliis	—		$315,000	$450,000	$900,000	—	—	—		—	—	—	—
	4/28/06	(6)	—	—	—	—	—	—		—	162,768	$28.50	$1,600,009
	10/11/06	(7)	—	—	—	36,653	73,306	183,265		—	—	—	$1,687,504

Ronald E. Smith	—		$210,000	$300,000	$600,000	—	—	—		—	—	—	-—
	4/28/06	(6)	—	—	—	—	—	—		—	76,298	$28.50	$750,009
	10/11/06	(7)	—	—	—	21,720	43,440	108,600		—	—	—	$999,989

(1)	Payments made for Messrs. Harvey, Lyons and Lilly were made pursuant to the CONSOL Energy Short-Term Incentive Plan, as amended, and payments for Messrs. DeIuliis and Smith were made pursuant to the CNX Gas Short-Term Incentive Plan, as amended.
(2)	Each of the restricted stock unit awards included in this column have associated dividend equivalent rights.
(3)	Grants were made under the CONSOL Energy Equity Incentive Plan.
(4)	Under Mr. Harvey’s Variable Long-Term Incentive Compensation Award, he was granted the opportunity to earn a variable long-term incentive award in an amount not to exceed $1,019,000 based on pre-established performance goals for 2005, which, if earned, would entitle him to a grant of restricted stock units and options to purchase our common stock. In February 2006, our Compensation Committee and Board determined that, based on Mr. Harvey’s 2005 performance relative to his goals, he was entitled to an award in the aggregate dollar amount of $1,019,000. On February 24, 2006, Mr. Harvey was granted the restricted stock units and options set forth in the table above.
(5)	Under Mr. Harvey’s Variable Long-Term Incentive Compensation Award, he was granted the opportunity to earn a variable long-term incentive award in an amount not to exceed $1,000,000 based on pre-established performance goals for 2006, which, if earned, would entitle him to a grant of restricted stock units and options to purchase our common stock. In February 2007, our Compensation Committee and Board determined that, based on Mr. Harvey’s 2006 performance relative to his goals, he was entitled to an award in the aggregate dollar amount of $960,000. On February 20, 2007, Mr. Harvey was granted 13,773 restricted stock units and options to purchase 41,163 shares of common stock with an aggregate grant date fair value of $480,000 for each of the restricted stock units and options. The full grant date fair value of the awards was computed in accordance with FAS 123R (disregarding any estimates for forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation of these awards is stated in CONSOL Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (Note 19 to the Audited Consolidated Financial Statements). See “Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables” for information regarding Mr. Harvey’s 2006 Variable Long-Term Incentive Compensation Award.

(6)	The option awards disclosed herein were granted under the CNX Gas Equity Incentive Plan, as amended, and are options to purchase CNX Gas common stock.
(7)	These rows report the number of performance share units that may be earned based on the awards granted to Messrs. DeIuliis and Smith under the Long-Term Incentive Program of the CNX Gas Equity Incentive Plan. The amounts reflect threshold (50%), target (100%), and maximum (200%) performance levels.
(8)	The full grant date fair value calculations are computed in accordance with FAS 123R for the equity awards granted by CONSOL Energy and CNX Gas, as the case may be, in 2006 under each company’s equity incentive plan, as applicable (disregarding any estimates of forfeitures related to service-based vesting conditions). The calculations relating to the performance share units granted under the CNX Gas Equity Incentive Plan was based on achievement at the target performance level. A discussion of the relevant assumptions made in the valuation of these awards is stated in CONSOL Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (Note 19 to the Audited Consolidated Financial Statements). CNX Gas also used assumptions to recognize compensation cost in 2006 for financial statement purposes. With respect to CNX Gas option awards, the following assumptions were used to recognize compensation cost for financial statement purposes: (A) for 2006 grants: fair value of grants $9.83, risk free interest rate 4.65%, expected volatility 32.39% and expected term 4.5 years; and (B) for 2005 grants: fair value of grants $5.34, risk free interest rate 4.28%, expected volatility 36.54% and expected term 4.5 years.

UNDERSTANDING OUR SUMMARY COMPENSATION AND

GRANTS OF PLAN-BASED AWARDS TABLES

CONSOL Energy Plans and Agreements

Please refer to the “Compensation and Discussion Analysis” section and the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for the rationale and terms of the following CONSOL Energy plans and agreements:

•	Employment Agreement with Mr. Harvey;

•	Employment Agreement with Mr. Lilly;

•	CONSOL Energy Short-Term Incentive Compensation Plan;

•	Stock Options Awarded under the Short-Term Incentive Compensation Plan;

•	Restricted Stock Units Awarded under the CONSOL Energy Equity Incentive Plan; and

•	Variable Long-Term Incentive Compensation Award under the CONSOL Energy Equity Incentive Plan.

CNX Gas Employment Agreements

Neither Mr. DeIuliis nor Mr. Smith have employment agreements with CNX Gas, but Mr. Smith was provided an offer letter setting forth the compensation arrangements with CNX Gas. After discussion with Mr. DeIuliis, the CNX Gas Board determined that the terms and conditions of Mr. DeIuliis’ employment were adequately set forth in CNX Gas’ Offering Memorandum for its 2005 sale of common stock which memorialized the oral understanding regarding the current terms and conditions of Mr. DeIuliis’ employment and therefore an offer letter from CNX Gas to Mr. DeIuliis was not necessary.

CNX Gas Short-Term Incentive Compensation Plan

CNX Gas’ Short-Term Incentive Compensation Plan has a threshold level of net income which must be achieved for incentive payments to be made pursuant to the program. In 2007, CNX Gas’ compensation committee approved short-term incentive compensation awards for several individuals, including Messrs. DeIuliis and Smith. CNX Gas’ compensation committee authorized the payment of annual incentive (i.e., bonus) awards to Messrs. DeIuliis and Smith, which is set forth in the Summary Compensation Table above. For 2006, the threshold net income threshold was $75 million, which was achieved. If the threshold level of net income is achieved, incentive payments are paid with respect to the program based on:

•	corporate performance criteria consisting of safety, unit cost and production; and

•	the achievement of individual performance goals.

The actual bonuses earned are then determined by comparing CNX Gas’ actual performance during fiscal year 2006 against the target performance goals for each of the above mentioned criteria and the employee’s actual performance against his or her individual performance goals. In 2007, CNX Gas’ compensation committee confirmed and ratified the company factor under the plan for 2006 at 158% based upon safety, unit cost and production data for 2006.

With respect to Mr. DeIuliis, CNX Gas’ compensation committee determined based on the goals and objectives that Mr. DeIuliis presented and CNX Gas’ compensation committee had accepted that Mr. DeIuliis’ individual performance factor under the plan for 2006 was 190%. Mr. DeIuliis’ short-term opportunity was 100% of his 2006 base salary figure of $450,000. With respect to Mr. Smith, Mr. DeIuliis recommended to CNX Gas’ compensation committee and CNX Gas’ compensation committee accepted for Mr. Smith an individual performance factor of 180% for 2006. Mr. Smith’s short-term opportunity was 75% of his 2006 base salary figure of $400,000.

Stock Options Awarded under the CNX Gas Equity Incentive Plan

Stock options were granted to Messrs. DeIuliis and Smith under CNX Gas’ Equity Incentive Plan. The exercise price per share of each stock option award granted is the fair market value of CNX Gas’ common stock on the grant date. The options granted to the Messrs. DeIuliis and Smith during 2005 vest in four equal installments on the first four anniversaries of the grant date while the options granted during 2006 vest in their entirety on the third anniversary of the grant date. Subject to the provisions of the particular option agreement and CNX Gas’ Equity Incentive Plan, the holder of the option may exercise all or any part of the vested portion of the option at any time prior to the tenth anniversary of the grant date, which is the expiration date. See “CNX Gas Equity Award Agreements” section of this proxy statement for a description of the employment termination, change in control and restrictive covenant provisions of the CNX Gas option agreements.

CNX Gas Long-Term Incentive Program under the CNX Gas Equity Incentive Plan

On October 11, 2006, CNX Gas approved and adopted a new program under CNX Gas’ Equity Incentive Plan called the CNX Gas Long-Term Incentive Program. The independent subcommittee of CNX Gas’ Compensation Committee granted and approved, and the CNX Gas Board approved and ratified the grants of 73,306 and 43,440 performance share units to each of Messrs. Mr. DeIuliis and Smith, respectively. The performance share units represent a contingent right to receive a cash payment, determined by reference to the value of one share of CNX Gas’ common stock, if such performance share unit is earned and becomes payable pursuant to the terms of the program. The total number of performance share units earned, if any, by a participant is based on CNX Gas’ total shareholder return relative to the total shareholder return of each company in a peer group of companies for the period of October 11, 2006 to December 31, 2009.

A determination of total stockholder return for the performance period described above will be calculated as follows:

•

a beginning point will be established for the Company and each company in the peer group which will be defined as one share of stock with a value equal to the average closing price as reported in The Wall Street Journal for the ten (10) business day period ending on October 11, 2006 for each company;

•

dividends paid for each company will be cumulatively added to the beginning point as additional shares of such company’s stock (using the closing price on the last business day of the month in which the record date for the dividend occurs as the basis for determining the number of shares to be added);

•

an ending point will be defined and will include total units held for each company at such ending point multiplied by the average closing stock price as reported in The Wall Street Journal for the last ten (10) business days of the performance period for each company (if a “change in control” as defined in the Plan occurs, the ending point will be defined as the total units held at the ending time multiplied by the average of the closing price as reported in The Wall Street Journal for the ten (10) business days preceding the closing of the change in control transaction);

•

total stockholder return will be expressed as a percentage and is calculated by dividing the ending point by the beginning point and then subtracting 1 from the result (each company, including CNX Gas, will be ranked in descending order by the total stockholder return so calculated); and

•

the performance share units earned by a participant will be determined by multiplying the participant’s units initially granted by the applicable “Percent of Performance Share Units Earned” that corresponds to CNX Gas’ “Percentage Ranking in Total Stockholder Return” for the performance period, as shown in the schedule shown below.

OUTCOME RELATIVE TO PEER GROUP

Level of Performance	Percentage Ranking in Total Stockholder Return	Percent of Performance Units Earned
Below Threshold	Below 25th percentile	0%
Threshold	25th percentile	50%
Target	50th percentile	100%
Outstanding	75th percentile	200%
Maximum	90th percentile or greater	250%

Note:	Interpolation between points will be made on a straight line basis. Below the 25th percentile and above the 90th percentile, there will be no interpolation.

Any performance share units earned by a participant will be settled and paid in cash by CNX Gas or its affiliates, as applicable, with the amount calculated to be based on each performance share unit being equal in value to a corresponding share of CNX Gas common stock on the last day of the performance period. In the event of a “change in control,” the value of such performance share units will be distributed in cash on the closing date of the change in control transaction and such value will be determined as of the closing date of the transaction with the closing date of such transaction being deemed the last day of the performance period and calculated in accordance with the formula described above.

Performance share units can be forfeited and cancelled if:

•

a participant’s employment with CNX Gas or any affiliate terminates before the applicable payment date, for any reason other than death or disability of the participant, whether or not payable, without payment by the company or any affiliate; or

•	a participant breaches the confidentiality, non-competition or non-solicitation provisions of the program.

If a participant’s employment with CNX Gas or any affiliate is terminated due to death or disability during the performance period, such participant will be entitled to a prorated portion of the performance share units, to the extent earned pursuant to the provisions of the program, determined at the end of the performance period and based on the ratio of the number of complete months the participant is employed or serves during the performance period to the total number of months in the performance period (or the number of remaining months in the performance period if such participant is admitted after the performance period has already begun).

Aircraft Policy

We have a policy titled the “Use of Corporate-Owned or Chartered Aircraft” (which we refer to as the “Aircraft Policy”). To best utilize the time of directors, executive officers, and members of management as well as due to potential security concerns, we own and charter aircraft for use by our directors, executives, members of management and their spouses in connection with business travel. To comply with applicable laws and prevent any abuse of this aircraft by having it used for personal reasons, we have instituted the Aircraft Policy. The policy sets forth the detailed procedures by which a person may use CONSOL Energy-owned aircraft and chartered aircraft including, without limitation, completing a request form which details the trip and a description of the business activities and accompanying persons and, in the case of CONSOL Energy-owned aircraft, the prior approval of our Chief Executive Officer for trips for which he is not present. In the case of flights on which our Chief Executive Officer is present, the flight manifest is approved by our Chief Financial Officer and Vice President and General Counsel. The Aircraft Policy also informs any user of CONSOL Energy-owned or chartered aircraft that such use could result in imputed income, as a taxable employee benefit, to the director(s), executive(s) or member(s) of management under federal tax regulations relating to the non-business use of aircraft. In 2006, our Chief Executive Officer, in compliance with the Aircraft Policy, occasionally used the CONSOL Energy-owned or chartered aircraft for non-business reasons.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following tables set forth all unexercised options, restricted stock units and performance share unit awards that have been awarded to our named executives by each of CONSOL Energy and CNX Gas (as applicable) and were outstanding as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year End for CONSOL Energy - 2006

Name	Option Awards								Stock Awards
	Number of Securities Underlying Un-exercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Awards Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(11)	Market Value of Shares or Units of Stock That Have Not Vested(12)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
J. Brett Harvey	200	(1)	—		—		$15.090	3/1/2011	—	—	—		—
	240,000	(2)	—		—		$13.265	10/25/2011	—	—	—		—
	120,000	(3)	—		—		$6.805	9/10/2012	—	—	—		—
	180,200	(4)	60,000	(4)	—		$8.600	4/30/2013	—	—	—		—
	66,970	(5)	66,770	(5)	—		$15.390	4/27/2014	—	—	—		—
	30,384	(6)	90,552	(6)	—		$22.750	5/3/2015	—	—	—		—
	—		42,354	(8)	—		$32.785	2/24/2016	—	—	—		—
	—		131,318	(9)	—		$44.100	5/2/2016	—	—	—		—
	—				—	(10)	—	—	128,963	$4,143,581	—	(10)	—	(10)

William J. Lyons	200	(1)	—		—		$15.090	3/1/2011	—	—	—		—
	11,500	(2)	—		—		$13.265	10/25/2011	—	—	—		—
	40,000	(3)	—		—		$6.805	9/10/2012	—	—	—		—
	37,700	(4)	12,500	(4)	—		$8.600	4/30/2013	—	—	—		—
	20,720	(5)	20,520	(5)	—		$15.390	4/27/2014	—	—	—		—
	5,754	(6)	16,662	(6)	—		$22.750	5/3/2015	—	—	—		—
	—		32,256	(9)	—		$44.100	5/2/2016	—	—	—		—
	—		—		—		—	—	27,780	$892,571	—		—

Peter B. Lilly	40,000	(7)	—		—		$6.550	11/1/2012	—	—	—		—
	40,200	(4)	40,000	(4)	—		$8.600	4/30/2013	—	—	—		—
	44,390	(5)	44,190	(5)	—		$15.390	4/27/2014	—	—	—		—
	10,567	(6)	31,103	(6)	—		$22.750	5/3/2015	—	—	—		—
	—		44,098	(9)	—		$44.100	5/2/2016	—	—	—		—
	—		—		—		—	—	48,169	$1,547,670	—		—

Nicholas J. DeIuliis	—		9,000	(4)	—		$8.600	4/30/2013	—	—	—		—
	—		11,680	(5)	—		$15.390	4/27/2014	—	—	—		—
	200	(6)	8,220	(6)	—		$22.750	5/3/2015	—	—	—		—
	—		—		—		—	—	11,695	$375,760	—		—

Ronald E. Smith	30,000	(2)	—		—		$9.406	10/25/2010	—	—	—		—
	200	(1)	—		—		$15.090	3/1/2011	—	—	—		—
	110,000	(2)	—		—		$13.265	10/25/2011	—	—	—		—
	110,000	(3)	—		—		$6.805	9/10/2012	—	—	—		—
	97,700	(4)	32,500	(4)	—		$8.600	4/30/2013	—	—	—		—
	39,974	(5)	39,776	(5)	—		$15.390	4/27/2014	—	—	—		—
	9,531	(6)	27,993	(6)	—		$22.750	5/3/2015	—	—	—		—
	—		—		—		—	—	26,596	$854,529	—		—

(1)	Options granted March 1, 2001 generally vest and become exercisable in their entirety on the first anniversary of the grant date.
(2)	Options granted October 25, 2001 generally vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(3)	Options granted September 10, 2002 generally vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(4)	Options granted April 20, 2003 generally vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date, except for 200 shares, which generally vest and become exercisable in their entirety on the first anniversary of the grant date.
(5)	Options granted April 27, 2004 generally vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date, except for 200 shares, which generally vest and become exercisable in their entirety on the first anniversary of the grant date.
(6)	Options granted May 3, 2005 generally vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date, except for 200 shares, which generally vest and become exercisable in their entirety six months after the grant date.
(7)	Options granted November 1, 2002 generally vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(8)	Options granted February 24, 2006 generally vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(9)	Options granted May 2, 2006 generally vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(10)	Under the 2006 Variable Long-Term Incentive Compensation Award, Mr. Harvey’s option and restricted stock unit awards were granted on February 20, 2007 for 2006 performance. Mr. Harvey was granted 13,773 restricted stock units and options to purchase 41,163 shares of our common stock. The market value of the restricted stock units was $480,000 (which was determined by multiplying the closing market price of $34.85 of CONSOL Energy common stock on February 20, 2007 (the grant date) by the number of shares underlying the restricted stock unit award.
(11)	Restricted stock units granted on April 27, 2004, May 3, 2005, February 24, 2006 and May 2, 2006 generally vest in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date. However, certain restricted stock units granted on April 27, 2004 generally vest in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(12)	The market value for restricted stock units was determined by multiplying the closing market price for CONSOL Energy common stock on December 29, 2006 ($32.13) by the number of shares underlying the restricted stock unit award.

Outstanding Equity Awards At Fiscal Year End For CNX Gas - 2006

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
J. Brett Harvey	—		—		—	—	—	—	—	—	—

William J. Lyons	—		—		—	—	—	—	—	—	—

Peter B. Lilly	—		—		—	—	—	—	—	—	—

Nicholas J. DeIuliis	70,370	(1)	211,111	(1)	—	$16.000	8/8/2015	—	—	—	—
	—		162,768	(2)	—	$28.500	4/28/2016	—	—	—	—
	—		—		—	—	—	—	—	36,653	$934,652

Ronald E. Smith	66,666	(1)	200,001	(1)	—	$16.000	8/8/2015	—	—	—	—
	—		76,298	(2)	—	$28.500	4/28/2016	—	—	—	—
	—		—		—	—	—	—	—	21,720	$553,860

(1)	Options granted August 8, 2005 generally vest and become exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(2)	Options granted April 28, 2006 generally vest and become exercisable in their entirety on the third anniversary of the grant date.
(3)	Total number of performance share units reported in this column is based on achieving threshold performance goals. Each of the performance share unit awards vest, if earned, on December 31, 2009.
(4)	This value was determined by multiplying the closing market price of CNX Gas common stock on December 29, 2006 ($25.50 per share) by the number of shares underlying the award at a threshold performance level.

OPTION EXERCISES AND STOCK VESTED TABLE - 2006

The following table set forth information concerning each exercise of CONSOL Energy stock options and the vesting of restricted stock units of CONSOL Energy during the 2006 fiscal year.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
J. Brett Harvey	—	—	38,534		$1,638,012
William J. Lyons	—	—	10,224	(1)	$431,612	(1)
Peter B. Lilly	—	—	19,938		$841,140
Nicholas J. DeIuliis	25,080	$706,567	8,010		$336,184
Ronald E. Smith	56,000	$2,001,350	14,180		$600,605

(1)	Mr. Lyons elected to defer 50% of his restricted stock unit award, granted on April 27, 2004, to be paid in a lump sum at the time of termination. Included in the above number are 4,073 shares valued at $169,253 at vesting that have been deferred.

Neither Messrs. DeIuliis nor Smith exercised any CNX Gas stock options in 2006.

PENSION BENEFITS TABLE

The following table provides information with respect to each plan that provides for specified retirement payments or benefits, or payments or benefits that will be provided primarily following retirement, including tax-qualified defined benefit plans and supplemental employee retirement plans, but excluding defined contribution plans.

Name	Plan Name	Number of Years Credited Service		Present Value of Accumulated Benefit(1)		Payments During Last Fiscal Year
J. Brett Harvey	CONSOL Energy Employee Retirement Plan CONSOL Energy Retirement Restoration Plan	9 20	(2) (2)	$ $	157,737 3,830,139	— —
William J. Lyons	CONSOL Energy Employee Retirement Plan CONSOL Energy Retirement Restoration Plan	31 31		$ $	626,410 1,501,481	— —
Peter B. Lilly	CONSOL Energy Employee Retirement Plan CONSOL Energy Retirement Restoration Plan	4 4		$ $	74,440 253,781	— —
Nicholas J. DeIuliis	CONSOL Energy Employee Retirement Plan CONSOL Energy Retirement Restoration Plan CNX Gas Employee Retirement Plan	15 16 1		$ $ $	100,506 239,547 6,180	— — —
Ronald E. Smith	CONSOL Energy Employee Retirement Plan CONSOL Energy Retirement Restoration Plan CNX Gas Employee Retirement Plan	30 31 1		$ $ $	623,254 1,990,071 9,567	— — —

(1)	Accumulated benefit computed through December 31, 2006 computed using FAS 87 assumptions as stated in CONSOL Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (Note 16 to the Audited Consolidated Financial Statements). This increase includes amounts which the named executive may not be entitled to receive such as unvested amounts.
(2)	Mr. Harvey’s employment agreement provides service credit for eleven additional years of service under the Restoration Plan which represent his years of service at PacifiCorp Energy Inc. and its affiliates. Of the amount shown above, $2,327,259 represents the benefit resulting from service credit provided to Mr. Harvey for his service at Pacificorp Energy Inc. The amount of unreduced retirement benefits payable to Mr. Harvey (i.e., the amount owed to him at normal retirement age) from PacifiCorp Energy Inc. and its affiliates will be deducted from benefits paid by CONSOL Energy to Mr. Harvey under the Restoration Plan. Amount shown has not been reduced by amounts payable to Mr. Harvey by PacifiCorp Energy and its affiliates. It is generally not CONSOL Energy’s policy to grant service credit with respect to our retirement plans.

UNDERSTANDING OUR PENSION BENEFITS TABLE

CONSOL Energy Employee Retirement Plan (the “Pension Plan”)

The Pension Plan is a defined benefit plan that pays retirement benefits based on years of service and compensation. It is a qualified plan, meaning that it is subject to a variety of IRS rules. These rules contain various requirements on coverage, funding, vesting, and the amount of compensation that can be taken into account in calculating benefits. The Pension Plan has a fairly broad application across the employee population, and forms a part of the general retirement benefit program available to employees.

Eligibility.

Full-time (or those who have completed 1,000 or more hours of service during a twelve-month consecutive period beginning on the employment date), salaried, production and maintenance and operations and maintenance employees who have completed five years of employment with the Corporation, earn the right to receive benefits upon retirement at the normal retirement age of 65. Payments commencing prior to age 65 are reduced based on various early reduction schedules depending upon age at the payment commencement date and years of service at the time of termination. Payment under the Pension Plan may not commence prior to age 50 except in the event of an incapacity retirement as described below.

Incapacity Retirement.

Employees who have attained age 40 with at least ten years of service who are deemed disabled and consequently receive a Social Security disability award (proving the disability occurred while engaged in employment with CONSOL Energy or CNX Gas) are eligible for an incapacity retirement resulting in an unreduced benefit, payable in the form of an annuity, commencing the month following termination. Messrs. Lyons and Smith would have been eligible for incapacity retirement under the Pension Plan as of December 31, 2006 if they had incurred a qualifying disability on or prior to that date.

Separation Retirement.

Employees who terminate employment with five years or more of service prior to attaining age 50 or have attained age 50 but have fewer than ten years of service upon termination qualify for a separation retirement. Payment of the accrued vested benefit is payable at an amount reduced for age beginning at age 50, or the full benefit may be paid at age 65. Messrs. Harvey and DeIuliis are currently eligible for separation retirement under the Pension Plan, however, Mr. DeIuliis would not be entitled to payment until he attained age 50. Mr. Lilly will be eligible for Separation Retirement once he attains five years of service.

Early Retirement.

Employees who have completed ten or more years of service with the Corporation and are age 50 or older upon termination are eligible for early retirement. Under early retirement, an employee may elect to defer payment to age 65 or elect to begin payment the first of any month up to age 65, subject to a reduction for age as mentioned above. Messrs. Lyons and Smith are eligible for early retirement under the Pension Plan (and as described above, Mr. Smith has retired).

Normal Retirement.

Employees who terminate employment with five or more years of service and have attained age 65 qualify for normal retirement. Payment of the full benefit commences the month following termination. None of the named executives qualify for normal retirement under the Pension Plan as of December 31, 2006.

Form of Payment.

The portion of accrued pension benefit earned under the Pension Plan as of December 31, 2005 may be elected to be paid in the form of a lump-sum payment except in the case of an incapacity retirement as discussed above. Pension benefits earned after January 1, 2006 are payable in the form of a single life annuity, 50% joint and survivor annuity or 100% joint and survivor annuity.

Calculation of Benefits.

Pension benefits for salaried employees under the Pension Plan, as amended, are based on an employee’s years of service and average monthly pay during the employee’s five highest-paid years, which is referred to as the covered compensation. Average monthly pay for this purpose includes regular compensation but excludes compensation in excess of limits imposed by the federal income tax laws. Such covered compensation is reflected in the “Salary” column of the Summary Compensation Table (up to $220,000). Prior to January 1, 2006, pension benefits under the Pension Plan were based on the average monthly pay during the employee’s three highest-paid years and included annual amounts payable under the Corporation’s Short-Term Plan not in excess of limits imposed by the federal income tax laws, which limits the amount of annual benefits which may be payable from the qualified pension trust. Retirement benefits provided under the Pension Plan in excess of these limitations are paid from the Corporation’s general revenues under the separate, non-funded Pension Plan, which is described below.

CNX Gas Employees.

Compensation earned by employees of CNX Gas on and after January 1, 2006 is included in determining the employee’s final average compensation for purposes of calculating retirement benefits attributable to service earned prior to January 1, 2006 under the Pension Plan, to the extent that the final average compensation does not increase by more than 4.25% per year from January 1, 2006 onward. Any benefits that are attributable to this prior service due to increases in the final average compensation earned on and after January 1, 2006 in excess of the 4.25% per year threshold, not in excess of limits imposed by federal income tax laws, are paid under the CNX Gas Employee Retirement Plan. This applies only to those CNX Gas employees who were previously employed by CONSOL Energy prior to August 1, 2005 and who are otherwise eligible to participate in the Pension Plan. Messrs. DeIuliis and Smith are eligible for this additional compensation growth under the Pension Plan. Years of service earned on or after January 1, 2006 by employees of CNX Gas who are members of the Pension Plan are used in determining eligibility for early, incapacity and separation retirement and when calculating early reduction factors for payments commencing prior to age 65. For additional information on the CNX Gas retirement plan, please see the “CNX Gas Employee Retirement Plan” section of this proxy statement.

CONSOL Energy Retirement Restoration Plan (the “Restoration Plan”)

The Restoration Plan is an unfunded deferred compensation plan maintained by the Corporation for the benefit of employees whose eligible compensation under the Pension Plan exceeded limits imposed by the federal income tax laws. The Corporation established this Plan in order to attract and maintain persons that the Corporation considered to be important to its success by providing retirement benefits that are not restricted by the artificial limits imposed by the Internal Revenue Code. The reasons for the existence of this Plan, and the reasons that changes were made to this Plan, are also discussed above in the “Compensation Discussion and Analysis” section of this proxy statement.

In December 2006, the Board authorized amendments which froze the Restoration Plan effective December 31, 2006 for CONSOL Energy employees. After that date, no existing participant accrues benefits and no compensation or service is counted for purposes of the Restoration Plan. A participant’s benefit is calculated as of that date with reference to the participant’s benefits under the Pension Plan as of that date.

To comply with Section 409A of the federal income tax laws, the Restoration Plan was further amended to provide that all distributions of benefits accrued and vested under the plan as of December 31, 2006, and through December 31, 2005 for CNX Gas employees, will be paid in a lump sum, which will be paid no later than 30 days following the later to occur of the end of the month following the month in which the participant turns age 50 or the end of the month following the month in which the participant incurs a separation of service. The benefit will be calculated and actuarially reduced, as necessary (using assumptions specified in the Pension Plan), based on a participant’s benefit being initially expressed as a single life annuity payable commencing on such participant’s normal retirement date.

Payment under the plan may not commence prior to age 50 except in the event of an incapacity retirement or under a termination due to a change in control. Payments commencing prior to age 65 are reduced based on various early reduction schedules depending upon age at the payment commencement date and years of service at the time of termination. The Restoration Plan provides the same types of retirement options as described above for the Pension Plan. Messrs. Harvey, Lyons and Smith are eligible for early retirement under the Restoration Plan (and as described above, Mr. Smith has retired). Mr. DeIuliis is eligible for separation retirement under the Restoration Plan. In addition, CNX Gas’ employee participants were eligible for a special one-time distribution election of benefits accrued through December 31, 2005 under the Restoration Plan calculated as of January 1, 2007 and paid to them in lump sum prior to March 1, 2007 (subject to an actuarial reduction). Messrs. DeIuliis and Smith made this election and received a lump sum payment from the Restoration Plan on January 30, 2007 of $199,353.39 and $2,983,447.59, respectively.

CONSOL Energy Supplemental Retirement Plan (the “SERP”)

On December 5, 2006, the Corporation’s Board approved and adopted the CONSOL Energy Inc. Supplemental Retirement Plan, which we call the SERP, effective January 1, 2007. The SERP is designed primarily for the purpose of providing benefits for a select group of management and highly compensated employees of the Corporation and its subsidiaries and is intended to qualify as a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended. The SERP is an unsecured obligation of the Corporation, the benefits of which will be paid from its general assets. CNX Gas’ employees will not be participating in the SERP. Thus, the named executives, other than Messrs. DeIuliis and Smith, and other eligible individuals are participants in the SERP.

We established this Plan in order to attract and maintain persons that we considered to be important to our success by providing benefits that are not restricted by the artificial limits imposed by the federal income tax laws. The reasons for this Plan and the general change in the manner in which supplemental retirement compensation is described in the “Compensation Discussion and Analysis” section of this proxy statement.

The Compensation Committee has reserved the right to terminate a participant’s participation in the SERP at any time. Additionally, if a participant’s employment is terminated or if a participant no longer meets the SERP’s basic eligibility standards, the participant’s participation in the SERP (and right to accrue any benefits under it) will terminate automatically, with no further action required.

The amount of each participant’s benefit as of age 65 (expressed as an annual amount) will be equal to 50% of “final average compensation” multiplied by the “service fraction” as calculated on the participant’s date of employment termination with the Corporation. “Final average compensation” means the average of a participant’s five highest consecutive annual compensation amounts (annual base salary plus amounts received under the Corporation’s Short-Term Plan) while employed by the Corporation or its subsidiaries. The “service fraction” means a fraction with a numerator equal to a participant’s number of years of service and with a denominator of 20. The service fraction can never exceed one.

The benefit described above will be reduced by a participant’s age 65 vested benefits (including benefits which have been paid or are payable in the future (converted to an annual amount)) under: (a) the Pension Plan; (b) the Restoration Plan; and (c) any other plan or arrangement providing retirement type benefits, including arrangements with prior employers, to the extent service with such other employer or under such arrangement is credited under the SERP.

No benefit will be vested under the SERP until a participant has five years of service with the Corporation or its subsidiaries while the participant meets the eligibility standards in the Plan. For a description of the effect of employment termination or change in control upon a participant’s right to benefits under the SERP, see “Understanding Our Change in Control and Employment Termination Tables”.

Benefits under the SERP will be paid in the form of a life annuity with a guaranteed term of 20 years (which will be the actuarial equivalent of a single life annuity) commencing no later than 30 days following the later to occur of: (a) the end of the month following the month in which the participant turns age 50; or (b) the end of the month following the month in which the employment termination of a participant occurs. In the event the benefits commence prior to the participant’s normal retirement age, the benefit will be actuarially reduced, as necessary (using assumptions specified in the Pension Plan).

CNX Gas Employee Retirement Plan

CNX Gas established pension benefits for salaried employees under the CNX Gas Employee Retirement Plan which are very similar to the benefits these employees had under the Pension Plan. The benefits are calculated based on an employee’s years of service and average monthly pay during the employee’s five highest-paid years, which is referred to as the covered compensation. Average monthly pay for this purpose includes regular compensation but excludes compensation in excess of limits imposed by the Internal Revenue Code. Such covered compensation is reflected in the “Salary” column of the Summary Compensation Table (up to $220,000).

The portion of accrued pension benefit earned under the CNX Gas Retirement Plan is payable in the form of a single life annuity, 50% joint and survivor annuity or 100% joint and survivor annuity. Payment under the CNX Gas Employee Retirement Plan may not commence prior to age 50 except in the event of an incapacity retirement. Payments commencing prior to age 65 are reduced based on various early reduction schedules depending upon age at the payment commencement date and years of service at the time of termination. The CNX Gas Employee Retirement Plan provides the same type of retirement options as described above for the Pension Plan. Messrs. Smith and DeIuliis are eligible for early retirement and separation retirement, respectively, under the CNX Gas Employee Retirement Plan.

Compensation earned by employees of CNX Gas on and after January 1, 2006 is included in determining the employee’s final average compensation for purposes of calculating retirement benefits attributable to service earned prior to January 1, 2006 under the Pension Plan, to the extent that the final average compensation does not increase by more than 4.25% per year from January 1, 2006 onward. Any benefits that are attributable to this prior service due to increases, not in excess of limits imposed by federal income tax laws, in the final average compensation earned on and after January 1, 2006 in excess of the 4.25% per year threshold are paid under the CNX Gas Employee Retirement Plan. This applies only to those CNX Gas employees who were previously employed by CONSOL Energy prior to August 1, 2005 and eligible to participate in the Pension Plan. Messrs. DeIuliis and Smith are eligible for this additional compensation growth under the Pension Plan.

NONQUALIFIED DEFERRED COMPENSATION - 2006

Name and Principal Executive Position	Contributions in Last FY		Registrant Contributions in Last FY	Aggregate Earnings in Last FY		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
J. Brett Harvey	$942,505	(1)	—	$4,457	(2)	—	$946,962
Williams J. Lyons	$463,050	(3)	—	$2,155	(2)	—	$465,205
Peter B. Lilly	$633,011	(4)	—	$2,927	(2)	—	$635,938
Nicholas J. DeIuliis	—		—	—		—	—
Ronald E. Smith	—		—	—		—	—

(1)	Mr. Harvey elected to defer until retirement, 50% (or 21,372 restricted stock units) of a restricted stock award granted to him on May 2, 2006.
(2)	Under our Equity Incentive Plan, in the event the Corporation declares a cash dividend, the restricted stock units are automatically increased in connection with the associated dividend equivalent rights. The amount shown reflects the expense calculated on the dividend equivalent rights based on our closing stock price on the dividend payment date.
(3)	Mr. Lyons elected to defer until retirement, 100% (or 10,500 restricted stock units) of a restricted stock award granted to him on May 2, 2006.
(4)	Mr. Lilly elected to defer until retirement, 100% (or 14,354 restricted stock units) of a restricted stock award granted to him on May 2, 2006.

UNDERSTANDING OUR DEFERRED COMPENSATION TABLE

Our Equity Incentive Plan permits the granting of restricted stock units (with associated dividend equivalent rights). A person may, within 30 days prior to receipt of a grant, file a deferral election with us pursuant to which the recipient may elect to defer the issuance of each annual share installment which vests under his or her award or 50% of each installment until 5 years from the grant date, termination of employment or upon a “change in control.” The dividend equivalent rights associated with our restricted stock unit awards automatically increase the number of shares underlying a restricted stock unit award when we declare and pay a regular cash dividend on our common stock.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following narrative and tables set forth the potential payments and the value of other benefits that would vest or otherwise accelerate vesting at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of a named executive, or a “change in control” of CONSOL Energy or CNX Gas, in the case of Messrs. DeIuliis and Smith, or a change in the named executive’s responsibilities, as such scenarios are contemplated in the contracts, agreements, plans or arrangements described below. The amounts in each table represent the total amount of benefits “payable” to an individual assuming an employment termination or change in control occurred on December 31, 2006. The footnotes to the tables describe the assumptions that were used.

J. Brett Harvey*

Executive Benefits and Payments Upon Termination	Separation Retirement	Early Retirement	Incapacity Retirement (with a social security disability)	Termination Not for Cause	Termination For Cause	Termination for Good Reason	Death	Disability (without a social security disability)	Change in Control(1)
Compensation:
Base Salary	—	—	—	$1,956,000	—	$1,956,000	—	—	$2,934,000
Short-term Incentive(2)	—	$978,000	$978,000	$1,956,000	—	$1,956,000	$978,000	$978,000	$2,934,000
Severance Pay(3)	—	—	—	$169,269	—	—	—	—	—

Long-Term Incentive Compensation: (4)
CONSOL Energy Options: Unvested	—	$3,378,908	$3,378,908	$3,378,908	—	$3,378,908	$3,378,908	$3,378,908	$3,378,908
CONSOL Energy Restricted Stock Units: Unvested		$4,143,581	$4,143,581	$4,143,581	—	$4,143,581	$4,143,581	$4,143,581	$4,143,581

Benefits and Perquisites:
Outplacement service	—	—	—	$25,000	—	$25,000	—	—	$25,000
Retiree medical benefits(5)	—	$74,529	$74,529	$74,529	$74,529	$74,529	$37,264	$74,529	$74,529
401(k) payment	—	—	—	—	—	—	—	—	$39,600
CONSOL Energy Employee Retirement Plan(6)	$181,831	—	$181,831	$181,831	$181,831	$181,831	$85,924	$181,831	$181,831
CONSOL Energy Restoration Plan(7)	—	$8,151,699	$10,081,839	$8,151,699	$8,151,699	$8,151,699	$3,852,086	$8,151,699	$9,948,588
Accrued Vacation Pay(8)	—	$94,038	$94,038	$94,038	$94,038	$94,038	$94,038	$94,038	$94,038
Disability Benefits(9)	—	—	—	—	—	—	—	—	—
Basic Life Insurance(10)	—	—	—	—	—	—	$1,000,000	—	—
Funeral Allowance(11)	—	—	—	—	—	—	$10,000	—	—
280G Tax Gross-up(12)	—	—	—	—	—	—	—	—	—
Total:	$181,831	$16,820,755	$18,932,726	$20,130,855	$8,502,097	$19,961,586	$13,579,801	$17,002,586	$23,754,075

*	Applicable footnotes follow the last table in this section of the proxy statement.

William Lyons*

Executive Benefits and Payments Upon Termination	Separation Retirement	Early Retirement	Incapacity Retirement (with a social security disability)	Termination Not for Cause	Termination for Cause	Termination For Good Reason	Death	Disability (without a social security disability)	Change in Control(1)
Compensation:
Base Salary	—	—	—	—	—	—	—	—	$858,000
Short-term Incentive(2)	—	$278,850	$278,850	$278,850	—	—	$278,850	$278,850	$693,333
Severance Pay(3)	—	—	—	$206,250	—	—	—	—	—

Long-Term Incentive Compensation:(4)
CONSOL Energy Options: Unvested	—	$793,919	$793,919	$793,919	—	—	$793,919	$793,919	$793,919
CONSOL Energy Restricted Stock Units: Unvested	—	$892,571	$892,571	$892,571	—	—	$892,571	$892,571	$892,571

Benefits and Perquisites:
Outplacement service	—	—	—	—	—	—	—	—	$25,000
Retiree medical benefits(5)	—	$112,439	$112,439	$112,439	$112,439	$112,439	$56,219	$112,439	$112,439
401(k) payment	—	—	—	—	—	—	—	—	$26,400
CONSOL Energy Employee Retirement Plan(6)	—	$1,001,750	$1,110,182	$1,001,750	$1,001,750	$1,001,750	$473,312	$1,001,750	$1,001,750
CONSOL Energy Restoration Plan(7)	—	$3,101,747	$3,475,609	$3,101,747	$3,101,747	$3,101,747	$1,466,196	$3,101,747	$4,255,487
Accrued Vacation Pay(8)	—	$41,250	$41,250	$41,250	—	—	$41,250	—	$41,250
Disability Benefits(9)	—	—	—	—	—	—	—	—	—
Basic Life Insurance(10)	—	—	—	—	—	—	$798,000	—	—
Funeral Allowance(11)	—	—	—	—	—	—	$10,000	—	—
280G Tax Gross-up(12)	—	—	—	—	—	—	—	—	$1,154,701
Total:	—	$6,222,526	$6,704,820	$6,428,776	$4,215,936	$4,215,936	$4,810,317	$6,181,276	$9,854,850

*	Applicable footnotes follow the last table in this section of the proxy statement.

Peter Lilly*

Executive Benefits and Payments Upon Termination	Separation Retirement	Early Retirement	Incapacity Retirement (with a social security disability)	Termination Not for Cause	Termination for Cause	Termination for Good Reason	Death	Disability (without a social security disability)	Change in Control(1)
Compensation:
Base Salary	—	—	—	—	—	—	—	—	$1,375,000
Short-term Incentive(2)	—	—	—	—	—	—	—	—	$1,020,833
Severance Pay(3)	—	—	—	$264,423	—	—	—	—	—

Long-Term Incentive Compensation:(4)
CONSOL Energy Options: Unvested	—	—	—	—	—	—	$1,972,687	—	$1,972,687
CONSOL Energy Restricted Stock Units: Unvested	—	—	—	—	—	—	$1,547,670	—	$1,547,670

Benefits and Perquisites:
Outplacement service	—	—	—	—	—	—	—	—	$25,000
Retiree Medical Benefits(5)	—	—	—	$70,829	$70,829	$70,829	$35,412	$70,829	$70,829
401(k) payment	—	—	—	—	—	—	—	—	$33,000
CONSOL Energy Employee Retirement Plan(6)	—	—	—	—	—	—	—	—	—
CONSOL Energy Restoration Plan(7)	—	—	—	—	—	—	—	—	$630,723
Accrued Vacation Pay(8)	—	—	—	$52,885	—	—	$52,885	—	$52,885
Disability Benefits(9)	—	—	—	—	—	—	—	$1,439,757	—
Basic Life Insurance(10)	—	—	—	—	—	—	$1,000,000	—	—
Funeral Allowance(11)	—	—	—	—	—	—	$10,000	—	—
280G Tax Gross-up(12)	—	—	—	—	—	—	—	—	—
Total:	—	—	—	$388,137	$70,829	$70,829	$4,618,654	$1,510,586	$6,728,627

*	Applicable footnotes follow the last table in this section of the proxy statement.

Nicholas DeIuliis*

Executive Benefits and Payments Upon Termination	Separation Retirement	Early Retirement	Incapacity Retirement (with a social security disability)	Termination Not for Cause	Termination for Cause	Termination for Good Reason	Death	Disability (without a social security disability)	Change in Control(1)
Compensation
Base Salary	—	—	—	—	—	—	—	—	$1,125,000
Short-term Incentive(2)	—	—	—	—	—	—	—	—	$1,125,000
Severance Pay(3)	—	—	—	$138,462	—	—	—	—	—

Long-Term Incentive Compensation:(4)
CONSOL Energy Options: Unvested	—	—	—	—	—	—	$484,397		$484,397	(5)
CONSOL Energy Restricted Stock Units: Unvested	—	—	—	—	—	—	$375,760		$375,760	(6)
CNX Gas Options: Unvested	—	—	—	—	—	—	$2,005,555		$2,005,555	(5)
CNX Gas Long-Term Incentive Plan Performance Units	—	—	—	—	—	—	$117,910	$117,910	$1,532,828

Benefits and Perquisites:
Outplacement service	—	—	—	—	—	—	—	—	$25,000
Estimated premiums for continued life/medical/dental benefits	—	—	—	—	—	—	—	—	$14,335
401(k) payment	—	—	—	—	—	—	—	—	$33,000
CONSOL Energy Employee Retirement Plan(6)	—	—	—	—	—	—	—	—	—
CONSOL Energy Restoration Plan(7)	—	—	—	—	—	—	—	—	$1,034,433
CNX Gas Employee Retirement Plan(6)	—	—	—	—	—	—	—	—	—
Accrued Vacation Pay(8)	—	—	—	$43,269	—	—	$43,269	—	$43,269
Disability Benefits(9)	—	—	—	—	—	—	—	$1,634,775	—
Basic Life Insurance(10)	—	—	—	—	—	—	$800,000	—	—
Funeral Allowance(11)	—	—	—	—	—	—	$10,000	—	—
280G Tax Gross-up(12)	—	—	—	—	—	—	—	—	$2,461,156
Total:	—	—	—	$181,731	—	—	$3,836,891	$1,752,685	$10,259,733

*	Applicable footnotes follow the last table in this section of the proxy statement.

Ronald Smith

Executive Benefits and Payments Upon Termination	Separation Retirement	Early Retirement	Incapacity Retirement (with a social security disability)	Termination Not for Cause (Lay-off)	Termination for Cause	Termination for Good Reason	Death	Disability (without a social security disability)	Change in Control(1)
Compensation:
Base Salary	—	—	—	—	—	—	—	—	$800,000
Short-term Incentive (2)	—	$300,000	$300,000	$300,000	—	—	$300,000	$300,000	$720,167
Severance Pay(3)	—	—	—	$192,308	—	—	—	—	—

Long-Term Incentive Compensation:(4)
CONSOL Energy Options: Unvested	—	$1,693,150	$1,693,150	$1,693,150	—	—	$1,693,150	$1,693,150	$1,693,150
CONSOL Energy Restricted Stock Units: Unvested	—	$854,529	$854,529	$854,529	—	—	$854,529	$854,529	$854,529
CNX Gas Options: Unvested	—	$1,900,000	$1,900,000	$1,900,000	—	—	$1,900,000	$1,900,000	$1,900,000
CNX Gas Long-Term Incentive Plan Performance Units	—	—	$69,872	—	—	—	$69,872	$69,872	$908,330

Benefits and Perquisites:
Outplacement service	—	—	—	—	—	—	—	—	$25,000
Retiree medical benefits(5)	—	$98,569	$98,569	$98,569	$98,569	$98,569	$49,284	$98,569	$98,569
401(k) payment	—	—	—	—	—	—	—	—	$26,400
CONSOL Energy Employee Retirement Plan(6)	—	$1,005,656	$1,104,052	$1,005,656	$1,005,656	$1,005,656	$460,103	$1,005,656	$1,005,656
CONSOL Energy Restoration Plan(7)	—	$4,128,311	$4,606,590	$4,128,311	$4,128,311	$4,128,311	$1,850,999	$4,128,311	$4,946,875
CNX Gas Employee Retirement Plan(6)	—	$10,760	$17,215	$10,760	$10,760	$10,760	$4,926	$10,760	$10,760
Accrued Vacation Pay(8)	—	$38,462	$38,462	$38,462	—	—	$38,462	—	$38,462
Disability Benefits(9)	—	—	—	—	—	—	—	—	—
Basic Life Insurance(10)	—	—	—	—	—	—	$760,000	—	—
Funeral Allowance(11)	—	—	—	—	—	—	$10,000	—	—
280G Tax Gross-up(12)	—	—	—	—	—	—	—	—	$1,845,205
Total:	—	$10,029,437	$10,682,439	$10,221,745	$5,243,296	$5,243,296	$7,991,325	$10,060,847	$14,873,103

(1)	If a change in control occurred and the executive’s employment did not terminate, the named executive would be entitled to the payments and benefits shown under Long-Term Incentive Compensation. The narrative following these tables contains a description of a “change in control.”
(2)	The amount shown for the “short-term incentive” compensation, other than for the change in control, is the target bonus for which the executive was eligible during the period ended December 31, 2006. In the event of a change in control, each named executive, pursuant to his change in control agreement, would be entitled to a pro rated payment of his “short-term incentive” compensation based upon the length of service during the year in which the termination occurs. Using the assumption that a change in control occurred at year-end, the executive essentially would have already earned the short-term incentive award and we have not, therefore, reflected this amount in the table. Assuming a target payout for 2006 and a change in control at year-end, each individual would receive - in addition to the amount shown in the table - the amounts set forth in the Grants of Plan-Based Awards Table under the target amounts for non-equity incentive plan awards. In the event of a termination not for cause or a termination for good reason, Mr. Harvey would also be entitled to the pro rated payment of his “short-term incentive” compensation for the year in which the termination occurs pursuant to his employment agreement, and assuming a target payout for 2006, he would receive the amount set forth in the Grants of Plan-Based Awards Table under the target amounts for non-equity incentive plan awards.
(3)	The CONSOL Energy Inc. Severance Pay Plan for Salaried Employees, provides 1 week of severance for every year of service up to a maximum of 25 weeks. The employment agreements for Mr. Lilly give them credit for years of industry service. All of the executive officers are entitled to 25 weeks of severance, other than Messrs. Harvey and DeIuliis who are entitled to 9 weeks and 16 weeks, respectively, of severance.
(4)	The values for long-term incentive compensation represent the value of the unvested CONSOL Energy stock options, CONSOL Energy restricted stock units, and/or CNX Gas stock options (as applicable), which would, in the case of death or change in control, accelerate and vest and in all other termination scenarios would continue to vest according to the vesting schedule. The value of the CONSOL Energy unvested options and restricted stock units was calculated using a closing market price of $32.13 for CONSOL Energy, and the value of the CNX Gas unvested options was calculated using a closing market price of $25.50. In the event that a participant’s employment in the CNX Gas Long-Term Incentive Plan Performance Units terminates due to death or disability, the participant is entitled to a prorated portion of the performance share units, based on the ratio of the number of complete months the participant was employed or served during the relevant period to the total number of months in the relevant period.

•

Because Mr. Smith has reached the age of 55 and otherwise qualifies for early retirement/disability retirement, unvested CNX Gas options would continue to vest and become exerciseable in the ordinary vesting schedule under those scenarios.

•

In the event of a termination as a result of a reduction in force (as determined by CNX Gas in its sole discretion), Mr. DeIuliis would be entitled to retain his unvested CNX Gas options which would continue to vest and become exerciseable in accordance with the ordinary vesting schedule, resulting in a value of $2,005,555 to Mr. DeIuliis.

(5)	Messrs. Harvey, Lyons, Smith and Lilly are entitled to receive retiree medical benefits under The CONSOL Energy Inc. Comprehensive Medical Expense Benefits Plan For Salaried Employees.

•

Mr. Lilly is entitled to credited service from August 1, 1977 with respect to retiree medical benefits under The CONSOL Energy Inc. Comprehensive Medical Expense Benefits Plan For Salaried Employees, and he is also entitled to $70,829 in the event of a voluntary termination (which amount is not reflected in the table, but constitutes the present value of his potential benefit).

•

Additionally, Mr. Harvey’s employment agreement provides service credit for eleven additional years of service under The CONSOL Energy Inc. Comprehensive Medical Expense Benefits Plan for Salaried Employees, which represents his years of service at PacifiCorp Energy Inc. and its affiliates.

(6)	Amounts represent the present value of accumulated benefit computed through December 31, 2006 payable January 1, 2007 using FAS 87 assumptions as stated in CONSOL Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (Note 16 to the Audited Consolidated Financial Statements). Amounts shown for Incapacity Retirement represent the unreduced benefit otherwise payable at age 65 for Messrs. Lyons and Smith. Entire amount shown for Incapacity Retirement for Mr. Harvey is due to benefit earned under Separation Retirement. Amounts shown for death represent the Surviving Spouse Benefit under the Pension Plan and, in the case of Messrs. DeIuliis and Smith, the CNX Gas Retirement Plan payable in the form of an annuity to the spouse commencing the month following death if the employee had attained age 50 or the month the deceased would have attained age 50. In the event of Separation Retirement, Mr. DeIuliis has accrued vested benefits under the CONSOL Energy Employee Retirement Plan of $167,148 and under the CNX Gas Employee Retirement Plan of $10,279, which amounts are not payable until he attains age 50.

(7)	Amounts represent the lump sum actuarial equivalent value of the accumulated benefit computed through December 31, 2006 for Messrs. Harvey, Lyons, Lilly, DeIuliis and Smith, in each case computed using the PBGC rate in effect January 1, 2007 and assumed mortality in accordance with the 1971 Group Annuity Mortality Table set back two years. See “CONSOL Energy Retirement Restoration Plan” section of this proxy statement for a discussion on mandatory form of payment for the plan. Amounts shown for Incapacity Retirement represent the unreduced benefit otherwise payable at age 65. Amounts shown for death represent the Surviving Spouse Benefit under the Restoration Plan payable in the form of a lump sum commencing the month following death if the employee had attained age 50 or the month the deceased would have attained age 50. Amounts shown for termination under a change in control represent the full value payable at December 31, 2006. Of the amount shown $8,151,699, $3,101,747 and $4,128,311 represent amount due to benefit earned under Early Retirement for Messrs. Harvey, Lyons and Smith respectively. Entire amount shown for Messrs. Lilly and DeIuliis relate solely to the termination due to a change in control. In the event of Separation Retirement, Mr. DeIuliis has accrued vested benefits under the Restoration Plan of $604,313, which is not payable until he attains age 50.
(8)	Accrued Vacation is paid when an employee retires under a normal, early or incapacity retirement, or is terminated because of a reduction in force or dies. Each of the executives is entitled to 5 weeks of accrued vacation pay.
(9)	Disability benefits are paid up until age 65 at 60% of base salary and are offset by the amount of any social security disability benefits and retirement benefits received.
(10)	Basic life insurance is provided to the executive payable at two times base salary.
(11)	A fixed amount of $10,000 is provided as an allowance for funeral expenses.
(12)	This calculation is an estimate for proxy disclosure purposes only. Payments on an actual change of control may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, and reasonable compensation analyses. Assumptions used in the proxy statement include:

•	Marginal federal, Pennsylvania state and FICA tax rates of 35%, 3.07% and 1.45%, respectively;

•	Any payments with respect to the 2006 bonus were not contingent on the change-in-control (and thus, not required to be included in the calculation);

•	Stock options are assumed to become fully vested and/or exercisable and are valued in accordance with Rev. Proc. 98-34 and Q&A 24(c) of IRC Section 280G based on expected life of the option; and

•

We did not attribute any value to non-competition covenants or take the position that any part of the value of the performance-based equity and long-term incentive plans provided to Mr. Harvey and CNX Gas executives was reasonable compensation for services prior to the change of control.

UNDERSTANDING OUR CHANGE IN CONTROL AND EMPLOYMENT TERMINATION TABLES

Employment Agreement with J. Brett Harvey

As previously discussed in the “Compensation and Discussion Analysis” section of this proxy statement, Mr. Harvey has an employment agreement with CONSOL Energy.

If Mr. Harvey resigns for “good reason” (as defined below) or is terminated without “cause” (as defined below), and in each case he enters into a general release of claims reasonably satisfactory to the Corporation, he is entitled to receive severance payments in the form of:

•	his then current base salary through the date of termination and any annual bonus awarded in accordance with the Corporation’s bonus program but not yet paid;

•

an amount equal to two times his then current base salary and two times the target annual bonus amount (provided that Mr. Harvey has not breached the confidentiality, non-competition and non-solicitation restrictions set forth in the employment agreement);

•	payment of the pro-rata portion of his target bonus in the year of termination;

•	payment of all accrued but unused vacation time;

•	payment for reasonable outplacement assistance services for seeking other employment; and

•	reimbursement for business expenses incurred prior to such termination.

These amounts are to be paid in a single lump sum within 10 days after the date of termination, provided that no amount will be paid until expiration of the seven day statutory revocation period with respect to the release described above. If Mr. Harvey’s employment is terminated as a result of a termination of employment as specified in the immediately preceding sentence, he and his dependents will continue to receive his medical insurance benefits from the Corporation, on terms substantially comparable to terms of the Corporation’s medical plan, for up to 24 months following the termination date.

If Mr. Harvey’s employment is terminated due to death or “permanent disability,” which is defined in accordance with the Corporation’s long-term disability plan applicable to Mr. Harvey, he (or his estate, if applicable) will be entitled to receive:

•	his then current base salary through the date of termination;

•	a pro-rata portion of his target bonus for the year of termination;

•	payment for all accrued, but unused vacation time; and

•	reimbursement for business expenses incurred prior to such termination, with such amounts payable in a single lump sum within 10 days following termination.

If Mr. Harvey’s employment is terminated prior to the expiration of the third anniversary of the start date by the Corporation for “cause” or by Mr. Harvey other than for good reason and not due to death or permanent disability, he will be entitled to receive solely his base salary through the termination date, payment for all accrued but unused vacation time through the termination date, and reimbursement of reimbursable expenses incurred prior to termination.

The employment agreement define “Cause” as:

•	gross negligence in the performance of Mr. Harvey’s duties which results in material financial harm to the Corporation;

•	Mr. Harvey’s conviction of, or plea of guilty or nolo contendere to any felony, or any misdemeanor involving fraud, embezzlement or theft;

•	Mr. Harvey’s intentional failure or refusal to perform his duties and responsibilities with the Corporation, without the same being corrected within 15 days after being given written notice thereof;

•	the material breach by Mr. Harvey of any of the covenants contained in the employment agreement discussed below;

•	Mr. Harvey’s willful violation of any material provision of the Corporation’s code of conduct for executives and management employees; or

•	Mr. Harvey’s at will engagement in conduct that is demonstrably and materially injurious to the Corporation, monetarily or otherwise.

Mr. Harvey may be terminated for “cause” only by majority vote of all members of the Board (other than Mr. Harvey), which vote must be communicated to Mr. Harvey in writing.

The employment agreement defines “good reason” as, without Mr. Harvey’s written consent:

•

the material diminution of Mr. Harvey’s duties or responsibilities including the assignment of any duties and responsibilities materially inconsistent with his position, without the same being corrected within 15 days after Mr. Harvey gives written notice thereof;

•	a reduction in Mr. Harvey’s base salary;

•

a material reduction in Mr. Harvey’s annual target bonus opportunity (excluding any reduction that is generally applicable to all or substantially all executive officers of the Corporation), without the same being corrected within 15 days after Mr. Harvey gives written notice thereof;

•

a material reduction in the overall level of employee benefits (including long-term incentive opportunities) provided to Mr. Harvey (excluding any reduction that is generally applicable to all or substantially all executive officers of the Corporation), without the same being corrected within 15 days after Mr. Harvey gives written notice thereof;

•	the failure to obtain a written assumption of the employment agreement by any person acquiring all or substantially all of the assets of the Corporation prior to such acquisition;

•	the relocation of Mr. Harvey’s work location to a location more than 50 miles from Pittsburgh, Pennsylvania; or

•

the Corporation giving Mr. Harvey notice of nonextension of the term of the employment agreement solely at either the end of the initial three year term or the end of the first one year extension of the term; provided, however, that, notwithstanding any provision to the contrary, Mr. Harvey must give written notice of his intention to terminate his employment for Good Reason within sixty days after the event or omission which constitutes “good reason,” and any failure to give such written notice within such period results in a waiver of his right to terminate for “good reason” as a result of such act or omission.

All stock option and restricted stock unit awards contain non-competition provisions by which he agreed that he would not, during the term of his employment and for a period of two years after termination of such employment:

•

(a) directly or indirectly engage in any business which is in competition with any line of business conducted by the Corporation or an affiliate of the Corporation and which is in any area where the Corporation or its affiliates do business;

•	(b) perform or solicit the performance of services for any customer or client of the Corporation or its affiliates;

•

(c) induce any employee of the Corporation or its affiliate to do (a) or (b) above or terminate such employee’s employment with the Corporation or its affiliates, or offer employment to any person who was employed by the Corporation or its affiliates unless such person has ceased such employment for a period of at least 12 months; or

•	(d) directly or indirectly assist others in any of the above referenced actions.

Further, Mr. Harvey’s employment agreement contains restrictive covenants relating to confidential information, the terms of which are identical to those set forth in the CONSOL Energy stock option and restricted stock award agreements. See “‘Change in Control’ and Restrictive Covenant Provisions—CONSOL Energy Stock Options and Restricted Stock Unit Awards” below for a description of these restrictive covenants.

CONSOL Energy Change in Control Agreements

On July 21, 2003, CONSOL Energy entered into change in control severance agreements (which we refer to as CIC Agreements) with Messrs. Harvey, Lilly, Lyons, DeIuliis and Smith, which agreements, in the case of Messrs. DeIuliis and Smith, were superseded by change in control agreements that Messrs. DeIuliis and Smith entered into with CNX Gas and CONSOL Energy in September 2005, as more fully described below.

The CONSOL Energy change in control agreement between CONSOL Energy and each of Messrs. Harvey, Lilly and Lyons, which we refer to as the CONSOL Energy Executives, provides severance benefits if the CONSOL Energy Executives are terminated after, or in connection with, a CONSOL Energy “change in control,” as defined below, by CONSOL Energy for any reason other than cause (as defined below), death or “disability,” as defined below, that occurs not more than three months prior to or within two years after, a CONSOL Energy “change in control,” is required by a third party initiating the CONSOL Energy change in control or within the two-year period after a CONSOL Energy “change in control,” if he is “constructively terminated” (as defined below).

Under the two circumstances described above, the CONSOL Energy Executives would be entitled to receive:

•	a lump sum cash payment equal to a multiple of base pay plus a multiple of incentive pay (the multiple, in each case, for Mr. Harvey, 3.0, for Mr. Lilly, 2.5; and for Mr. Lyons, 2.0);

•	a pro-rated payment of his incentive pay for the year in which his termination of employment occurs;

•

for a specified period (for Mr. Harvey, 36 months; for Mr. Lilly, 30 months; and for Mr. Lyons, 24 months), the continuation of medical and dental coverage (or a lump sum payment in lieu of continuation);

•

if he would have been eligible for post-retirement medical and dental coverage had he retired from employment during the applicable period, but is not so eligible due to termination, then at the conclusion of the benefit period, the Corporation will provide him with additional continued group medical and dental coverage comparable to that which would have been available under the Corporation’s post-retirement and dental benefit program for so long as such coverage would have been available under such program, or the Corporation may elect to pay cash to him in lieu of such coverage;

•

a lump sum cash payment equal to the total amount that the CONSOL Energy Executive would have received under the Corporation’s 401(k) plan as a Corporation match if he was eligible to participate in the Corporation’s 401(k) plan for a specified period after his termination date (for Mr. Harvey, 36 months; for Mr. Lilly, 30 months; and for Mr. Lyons, 24 months) and he contributed the maximum amount to the plan for the match;

•

a lump sum cash payment equal to the difference between the present value of his accrued pension benefits at his termination date under the Corporation’s qualified defined benefit plan and (if eligible) its pension restoration plan and the present value of the accrued pension benefits to which the

CONSOL Energy Executives would have been entitled under the pension plans if he had continued participation in those plans for a specified period after his termination date (for Mr. Harvey, 36 months; for Mr. Lilly, 30 months; and for Mr. Lyons, 24 months);

•	a lump sum cash payment of $25,000 in order to cover the cost of outplacement assistance services and other expenses associated with seeking other employment; and

•

any amounts earned, accrued or owing but not yet paid as of his termination date, payable in a lump sum, and any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs of the Corporation.

In addition, upon a “change in control,” all equity granted to each of Messrs. Harvey, Lilly and Lyons by CONSOL Energy will become fully vested and/or exercisable on the date the “change in control” occurs and all stock options or stock appreciation rights will remain exercisable for the period set forth in the applicable award agreement. With respect to each CONSOL Energy Executive, if it is determined that any payment or distribution by CONSOL Energy to or for his benefit would constitute an “excess parachute payment” within the meaning of Section 280G of the federal income tax laws, CONSOL Energy will pay to him an additional amount, subject to certain limitations, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999 of the federal income tax laws, and any tax imposed upon the gross-up payment, will be equal to the payment.

In the event of a “constructive termination” of a CONSOL Energy Executive in connection with “change in control,” CONSOL Energy may elect to delay his termination date for a specified period (Mr. Harvey, 36 months; Mr. Lilly, 30 months; and Mr. Lyons, 24 months), and instead place such executive in a non-executive salaried position employment position with the Corporation. During this consultancy period, he must be available to provide advice and assistance to CONSOL Energy. In no event may the CONSOL Energy Executive be required to provide more than five hours of consulting services per week without his consent and he shall be permitted to engage in other business activities, subject to some restrictions. If the Corporation elects to provide for a consultancy period, the CONSOL Energy Executive will continue to receive his annual base salary and employee benefits during such period and the change in control benefits described above will be offset by such amounts and benefits provided to him during the consultancy period.

The CONSOL Energy CIC Agreements contain confidentiality, non-competition and non-solicitation obligations. Messrs. Harvey, Lilly and Lyons have agreed not to compete with the business for one year, or to solicit employees of CONSOL Energy for two years, following termination of employment in which such CONSOL Energy Executive is receiving severance benefits under the CONSOL Energy CIC Agreements. The term of the agreements is three years, subject to a one-year extension annually, commencing on January 1, 2006, unless CONSOL Energy gives notice not later than October 31 of the preceding year that it does not wish to extend the agreement. Regardless of any such notice by CONSOL Energy, the agreement will continue in effect for a period of 24 months beyond the term provided in the agreement if a “change in control” occurs during the period that the agreement is in effect.

No payments are made or benefits provided under the CIC Agreements unless the CONSOL Energy Executive executes, and does not revoke, a written release of any and all claims against CONSOL Energy and all related parties, with respect to all matters arising out of the CONSOL Energy Executive’s employment by the Corporation (other than entitlements under the terms of the agreement or under any other plans or programs of CONSOL Energy in which the CONSOL Energy Executive participated and under which he has accrued or become entitled to a benefit) or a termination thereof.

“Cause” is a determination by the Board that the CONSOL Energy Executive has:

•	(a) been convicted of, or has pleaded guilty or nolo contendere to, any felony, or any misdemeanor involving fraud, embezzlement or theft; or

•

(b) wrongfully disclosed material confidential information of the Corporation or any subsidiary, has intentionally violated any material express provision of the Corporation’s code of conduct for executives and management employees (as then in effect) or has intentionally failed or refused to perform any of his material assigned duties for the Corporation, and any such failure or refusal has been demonstrably and materially harmful to the Corporation.

Notwithstanding the foregoing, the CONSOL Energy Executive will not be deemed to have been terminated for “cause” under (b) unless the majority of the members of the Board plus one member, find that, in the good faith opinion of the Board, the CONSOL Energy Executive has committed an act constituting “cause,” and such resolution is delivered in writing to the CONSOL Energy Executive.

A “change in control” under the Corporation’s CIC Agreements means the occurrence of any of the following events:

•

(i) the acquisition by any individual, entity or group of beneficial ownership of more than 25% of the combined voting power of the then outstanding voting stock of the Corporation; provided, however, that the following acquisitions will not constitute a “change in control”: (A) any issuance of voting stock of the Corporation directly from the Corporation that is approved by the then incumbent Board, (B) any acquisition by the Corporation of voting stock of the Corporation, (C) any acquisition of voting stock of the Corporation by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any subsidiary of the Corporation, (D) any acquisition of voting stock of the Corporation by an underwriter holding securities of the Corporation in connection with a public offering thereof, or (E) any acquisition of voting stock of the Corporation by any person pursuant to a transaction that complies with clauses (A), (B) and (C) of (iii) below; or

•

(ii) individuals who constitute the Board as of the agreement date, cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the incumbent Board are deemed to have then been a member of the incumbent Board, but excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

•

(iii) consummation of a reorganization, merger or consolidation of the Corporation or a direct or indirect wholly owned subsidiary of the Corporation, a sale or other disposition of all or substantially all of the assets of the Corporation, or other transaction involving the Corporation, unless, in each case, immediately following such transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting stock of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such transaction or any direct or indirect parent corporation thereof, (B) no person other than the Corporation beneficially owns 25% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such transaction or any direct or indirect parent corporation thereof and (C) at least a majority of the members of the Board of the entity resulting from such transaction or any direct or indirect parent corporation thereof were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such transaction; or

•

(iv) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation, except pursuant to a transaction that complies with clauses (A), (B) and (C) of (iii) above.

A “constructive termination” means:

•	an adverse change in position;

•	a reduction in annual base salary or target bonus or a material reduction in employee benefits;

•	a material change in circumstances as determined by the CONSOL Energy Executive, including a material change in the scope of CONSOL Energy’s business, as determined by him;

•

the liquidation, dissolution, merger, consolidation or reorganization of the Corporation or transfer of substantially all of the Corporation’s business or assets unless the successor assumes all duties and obligations of the Corporation under the CIC Agreement; or

•	the relocation of the CONSOL Energy Executive’s principal work location to a location that increases his normal commute by 50 miles or that requires travel increases by an unreasonable amount.

CONSOL Energy Stock Options

In the event that a named executive’s employment with the Corporation (including any affiliate of the Corporation) is terminated for “cause” as defined in our Equity Incentive Plan or the named executive breaches non-competition or proprietary information covenants (see description below), then any stock option (whether vested or unvested) that is granted to the named executive will be canceled and forfeited in its entirety on the date of termination of employment or breach of covenant, as applicable. In addition, any stock option exercised during the six month period prior to such termination of employment or breach of covenant, as applicable, will be rescinded, and the named executive will be required to pay to the Corporation within 10 days an amount in cash equal to the gain realized by the exercise of the stock option.

In the event that the named executive’s voluntarily terminates his employment, due to disability as defined in our Equity Incentive Plan or by the Corporation without “cause,” the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of 90 days following termination or until the expiration date of the stock option. Notwithstanding the previous section, if such termination occurs on or after the date the named executive has reached the age of 55 by reason of an “early retirement” or “incapacity retirement” as defined in the Pension Plan (or any successor plan), then in that event the non-vested portion of the stock option will continue to vest and become exercisable in the ordinary course and will remain exercisable until the stock option’s expiration date. If the named executive’s employment is terminated by reason of a “normal retirement,” as defined in the Pension Plan (or any successor plan), the non-vested portion of the stock option will vest in its entirety on the effective date of the named executive’s retirement and the stock option will remain exercisable until its expiration date.

In the event that employment with the Corporation (including any affiliate) is terminated by reason of a reduction in force as specified and implemented by the Corporation, the non-vested portion of a stock option will continue to vest and become exercisable in accordance with the vesting schedule set forth above, and will remain exercisable until the expiration date. In the event that the named executive’s employment is terminated by reason of death, the non-vested portion of the stock option will vest in its entirety immediately upon the date of death and will remain exercisable for the lesser of a period of three years following death or the expiration date.

CONSOL Energy Restricted Stock Units

All shares subject to restricted stock unit awards are issued under our Equity Incentive Plan, will vest (i.e., will not be subject to forfeiture as the result of employment termination) upon the occurrence of any of the following events and will be delivered on the termination date, or as soon as administratively practical thereafter (but in no event later than 15th day of third month following that date):

•	termination of employment with the Corporation on or after age 65;

•

termination of employment with the Corporation on or after age 55 under circumstances which also satisfy the criteria for either “early retirement” or “incapacity retirement” under the Corporation’s Employment Retirement Plan, as in effect at that time; or

•	termination of employment with the Corporation by reason of death or as part of a reduction in force as specified and implemented by the Corporation.

In no event will any shares vest in the event employment with the Corporation is terminated for “cause” as defined in our Equity Incentive Plan (see below) or if a named executive leaves the Corporation’s employment for any reason other than in connection with one of the special vesting events specified above.

In addition, if employment is terminated for “cause” or the named executive breaches non-competition or proprietary information covenants (see below), then, in addition to awards being cancelled with respect to any unvested shares, the named executive also forfeits all of his right, title and interest in and to any shares which have vested under existing awards and which are held by him at that time or are otherwise subject to deferred issuance. In addition, to the extent a named executive has sold any of his vested shares within the six month period ending with the date of the named executive’s termination for “cause” or breach of the non-competition or proprietary information covenants or at any time thereafter, then the named executive is required to repay to the Corporation, within 10 days after receipt of written demand from the Corporation, the cash proceeds received upon each such sale, provided the demand is made by the Corporation within one year after the date of that sale.

CONSOL Energy Equity Incentive Plan Definitions

The following definitions and provisions are set forth in our Equity Incentive Plan:

“Cause” is defined, unless otherwise defined in the applicable award agreement, as a determination by the Compensation Committee that a person has committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Corporation, deliberately and repeatedly violated the rules of the Corporation or the valid instructions of the Board or an authorized officer of the Corporation, made any unauthorized disclosure of any of the material secrets or confidential information of the Corporation, or engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to the Corporation.

“Disability” is defined, unless otherwise defined in the applicable award agreement, as an award recipient’s inability, because of physical or mental incapacity or injury (that has continued for a period of at least 12 consecutive calendar months) to perform for the Corporation or an affiliate of the Corporation substantially the same services as he or she performed prior to incurring the incapacity or injury.

“Change in Control” and Restrictive Covenant Provisions - CONSOL Energy Stock Options and Restricted Stock Units

All stock options and restricted stock units, whether or not vested, may, in the Board’s discretion and authority, vest upon a “change in control,” which is defined under our Equity Incentive Plan as, (unless otherwise defined in the applicable award agreement), the earliest to occur of:

•

any one person (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of Corporation stock), or more than one person acting as a group, is or becomes the beneficial owner of shares that, together with the shares held by that person or group, possess more than 50% of the total fair market value or total voting power of the Corporation’s shares;

•

a majority of members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

•	the sale of all or substantially all of the Corporation’s assets.

However, in the event the accelerated vesting of the awards, either alone or together with any other payments or benefits to which the named executive may otherwise become entitled from the Corporation in connection with the “change in control” would, in the Corporation’s good faith opinion, be deemed to be a parachute payment under Section 280G of the Internal Revenue Code (or any successor provision), then, unless any agreement between the named executive and the Corporation provides otherwise, the number of options/restricted stock units which vest on this accelerated basis will be reduced to the extent necessary to assure, in the Corporation’s good faith opinion, that no portion of the accelerated award will be considered such a parachute payment.

All stock option and restricted stock unit awards contain a covenant regarding confidential information and trade secrets, pursuant to which the recipient must agree, at any time during or after his or her employment with the Corporation, not to disclose or use for his or any other person or entity’s own benefit or purposes, other than the Corporation and its affiliates, any proprietary confidential information or trade secrets, which are unique to the Corporation and not generally known to the industry or the public. In addition, upon termination with the Corporation for any reason, the award recipient must immediately return all materials relating to the business of the Corporation and its affiliates, excluding personal notes, notebooks and diaries, and cannot retain or use for their own account at any time any trade names, trademarks or other proprietary business designation used or owned in connection with the business of the Corporation or its affiliates.

CONSOL Energy Supplemental Retirement Plan (“SERP”)

If a participant’s employment with CONSOL Energy or any subsidiary terminates for “cause” (which, as defined to include a violation of any nonsolicitation, noncompetition, or nondisclosure provision contained in any agreement entered into by and between a participant and CONSOL Energy or any subsidiary), no benefits will be payable under the plan. Additionally, each participant will agree by participating in the Supplemental Retirement Plan that within ten (10) days after the date we provide the participant with a notice that there has occurred a termination on account of “cause,” the participant will pay to us in cash an amount equal to any and all distributions paid to or on behalf of such participant under the plan within the six (6) months prior to the date of the earliest breach. Benefits under the SERP will immediately vest upon death or disability of a participant or upon a “change in control” (as described below).

Further, if the participant’s employment is terminated after, or in connection with, a “change of control” (as defined in the SERP) on account of:

•	an involuntary termination associated with a “change in control” within the two year period after the “change in control,” or

•

a termination by CONSOL Energy other than for “cause” or due to the participant’s death or disability that (A) occurs not more than three months prior to the date on which a “change in control” occurs or (B) is required by a third party who initiates a “change in control,” the participant will be entitled to the vested benefits in a lump sum payment.

The benefit will be calculated as if the participant terminated on the date of the change in control, but the participant will be considered only for purposes of applying the appropriate actuarial reduction to have a minimum age of 55 and a minimum of 20 years of credited service. Additional service credit will also be provided for the term of any payments under a participant’s CIC Agreement, if any, with the Corporation.

See “Understanding our Pension Benefits Table” for more information regarding the SERP.

CONSOL Energy Severance Pay Plan For Salaried Employees

Eligible employees of CONSOL Energy are entitled to benefits under the CONSOL Energy Severance Pay Plan immediately upon completion of one year of continuous service with CONSOL Energy. Pursuant to the Corporation’s Severance Pay Plan, upon termination, the CONSOL Energy Executive is entitled to one week’s compensation for each completed full year of continuous service, up to a maximum of 25 weeks’ compensation, subject to the Corporation’s Severance Pay Plan’s reemployment provisions described below. Benefits under the Corporation’s Severance Pay Plan do not apply where the CONSOL Energy Executive is terminated for “cause”

or resigns, or where such CONSOL Energy Executive’s employment ends in connection with the sale of stock or all or part of the CONSOL Energy asset and the CONSOL Energy Executive is offered employment by the purchaser (or its affiliate) of the stock or all or part of the CONSOL Energy asset.

Calculation of the one week’s compensation is made on the basis of straight time pay (excluding any bonus or overtime compensation) for such employee’s permanently assigned position. In addition to severance benefits, employees are granted any vacation pay to which they are entitled. Officers with less than one year of service are paid only to and including date of termination.

In the event that the terminated officer is re-employed as a full-time employee before the severance pay period has expired, the employee shall reimburse CNX Gas for the amount of severance benefits which relate to the unexpired period. If the officer was granted vacation pay, the officer may, at his option, remit the vacation pay to CNX Gas and schedule a later vacation at a time mutually agreed upon with CNX Gas.

Officers will not be entitled to severance under this Plan unless and until such officer executes, and does not revoke, a release, deemed satisfactory by CNX Gas, waiving any and all claims against CNX Gas, its affiliates and subsidiaries and all related parties.

CNX Gas Corporation Change in Control Agreements

Messrs. DeIuliis and Smith, referred to as the CNX Gas Executives, entered into change in control severance agreements with CNX Gas and CONSOL Energy, which provide that, subject to CONSOL Energy’s reemployment rights described below with respect to Mr. DeIuliis, the CNX Gas Executive will be entitled to severance benefits if the CNX Gas Executive is terminated after, or in connection with, a CNX Gas “change in control” (as defined below in “CNX Gas Stock Options”) for any reason other than “cause,” death or disability that occurs not more than three months prior to, or within two years after, a CNX Gas “change in control,” or is required to terminate employment by a third party initiating the CNX Gas change in control or within the two-year period after a CNX Gas “change in control,” if he is constructively terminated.

“Cause” is defined as a determination by the CNX Board that the CNX Gas Executive has been convicted of a felony, or misdemeanor involving fraud, embezzlement or theft, or has wrongfully disclosed material confidential information of CNX or its affiliates, has intentionally violated a material provision of the Corporation’s code of conduct or failed or refused to perform any of his material assigned duties and such failure or refusal has been demonstrably and materially harmful to CNX Gas.

A constructive termination is:

•	an adverse change in his position;

•	a reduction in annual base salary or target bonus or a material reduction in employee benefits;

•	a material change in circumstances, including a material change in the scope of CNX Gas’ business, as determined by him, which has rendered him unable to carry out his duties;

•	the liquidation, dissolution, merger, consolidation or reorganization of CNX Gas or transfer of all or substantially all of CNX Gas’ business or assets; or

•	the relocation of the CNX Gas Executive’s principal work location to a location that increases his normal commute by 50 miles or more or that requires travel increases by an unreasonable amount.

The payments to which a CNX Gas Executive would be entitled to receive are:

•

a lump sum cash payment equal to (x) a multiple of the CNX Gas Executive’s base pay, plus a multiple of the CNX Gas Executive’s incentive pay (the multiple, in each case, for Mr. DeIuliis, 2.5, and for Mr. Smith, 2.0) and (y) a pro-rated payment of his incentive pay for the year in which his termination of employment occurs;

•

for 30 months, in the case of Mr. DeIuliis, and 24 months, in the case of Mr. Smith, the continuation of medical and dental coverage (or a lump sum payment in lieu of continuation at the election of CNX Gas);

•

if the CNX Gas Executive would have been eligible for post-retirement medical and dental coverage had he retired from employment during the period of 30 months, in the case of Mr. DeIuliis, and 24 months, in the case of Mr. Smith, following termination of employment but is not so eligible because of the termination, then at the end of such period described in the bullet point immediately above, CNX Gas will provide continued medical and dental coverage comparable to that which would have been available to him under the CNX Gas post-retirement medical and dental benefits program for as long as such coverage would have been available under that program (or a lump sum cash payment in lieu of continuation at the election of CNX Gas);

•

a lump cash payment equal to the amount that the CNX Gas Executive would have received under CNX Gas’ 401(k) plan as a match, if he was eligible to participate in CNX Gas’ 401(k) plan for 30 months, in the case of Mr. DeIuliis, and 24 months, in the case of Mr. Smith, after his termination date, and he contributed the maximum amount to the plan for the match;

•

a lump cash payment equal to the difference between the present value of his accrued pension benefits at his termination date under CNX Gas’ qualified defined benefit plan and (if eligible) its pension restoration plan and the present value of the accrued pension benefits to which the CNX Gas Executive would have been entitled under the pension plans if he had continued participation in those plans for 30 months, in the case of Mr. DeIuliis, and 24 months, in the case of Mr. Smith, after his termination date;

•	a lump sum cash payment of $25,000 in order to cover the cost of outplacement assistance services and other expenses associated with seeking other employment; and

•

any amounts earned, accrued or owing but not yet paid as of his termination date, payable in a lump sum, and any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs of CNX Gas.

In addition upon a CNX Gas “change in control,” all equity awards held by the CNX Gas Executive in CNX Gas and CONSOL Energy will become fully vested and/or exercisable on the date the “change in control” occurs and all stock options or stock appreciation rights will remain exercisable for the period set forth in the applicable award agreement. The CNX Gas CIC Agreements also provide that in the event that Mr. DeIuliis’ employment is terminated in connection with a CNX Gas “change in control” for any reason other than death, disability or “cause” or if Mr. DeIuliis is “constructively terminated” as described above (other than in the event of a CONSOL Energy “change in control”), CONSOL Energy may, in its sole discretion, elect on or before the 30th day following his termination date to reemploy him on a full time basis in a salaried position. In the event CONSOL Energy elects to reemploy Mr. DeIuliis, he is entitled to receive generally comparable annual base salary, incentive pay and employee benefits from CONSOL Energy for a period not extending beyond the two year anniversary of the CNX Gas “change in control.” If he refuses or fails to accept CONSOL Energy’s offer of reemployment, he will not be considered to have terminated employment under the agreement and will not receive any benefits under the agreement.

Upon any reemployment, Mr. DeIuliis must agree and acknowledge that no compensation and benefits will be payable to him under the agreement, except by CONSOL Energy during the reemployment period and he will terminate his agreement with CNX Gas and execute a new change in control severance agreement with CONSOL Energy. If, however, CONSOL Energy terminates his employment with it during the reemployment period, CONSOL Energy will have to pay him the “change in control” payments and benefits described above offset by any salary, incentive pay and months of benefits, as applicable, received by him from CONSOL Energy during the reemployment period.

In the event Messrs. DeIuliis and Smith are terminated under circumstances described above and in the case of Mr. DeIuliis, CONSOL Energy does not exercise its right to reemploy him, CNX Gas may, in its sole discretion, elect to delay each of their termination dates for up to 24 months, which is referred to as the consultancy period. During the consultancy period, each CNX Gas Executive must be available to provide advice and assistance to CNX Gas. In no event may such executive be required to provide more than five hours of consulting services per work week without his consent and such executive shall be permitted to engage in other business activities, subject to some restrictions. If CNX Gas elects to provide for a consultancy period, each CNX Gas Executive will continue to receive his annual base salary and employee benefits during such period and the “change in control” payments and benefits described above will be offset by such amounts and benefits provided to him during the consultancy period.

No payments are to be made or benefits provided under the CNX Gas CIC Agreements unless the CNX Gas Executive executes, and does not revoke, a written release of any and all claims against CNX Gas and all related parties, including CONSOL Energy and/or its affiliates, with respect to all matters arising out of the CNX Gas Executive’s employment by CNX Gas (other than entitlements under the terms of the agreement or under any other plans or programs of CNX Gas or CONSOL Energy in which the CNX Gas Executive participated and under which he has accrued or become entitled to a benefit) or a termination thereof. In the event that CNX Gas elects to have the CNX Gas Executive provide consulting services as discussed above, then the payments and benefits contemplated are subject, at CNX Gas’ election, to the execution and non-revocation by the CNX Gas Executive of a release at the time his consultancy period commences and the renewal of such release, and non-revocation of such renewal, at the time of his subsequent termination.

With respect to each of Messrs. DeIuliis and Smith, if it is determined that any payment by CNX Gas to or for his benefit would constitute an “excess parachute payment” within the meaning of Section 280G of the federal income tax laws, CNX Gas will pay to him a gross-up payment, subject to certain limitations, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999 of the federal income tax laws and any tax imposed upon the gross-up payment, will be equal to the payment.

The CNX Gas CIC Agreements contain confidentiality, non-competition and non-solicitation obligations. Messrs. DeIuliis and Smith have agreed not to compete with the business of CNX Gas and CONSOL Energy (and its subsidiaries) for one year, or to solicit the employees of CNX Gas and CONSOL Energy (and its subsidiaries) for two years, following a termination of employment in which such CNX Gas Executive is receiving severance benefits under the CNX Gas CIC Agreement.

CNX Gas Long-Term Incentive Program

The CNX Gas Long-Term Incentive Program, the terms of which are more fully described in the “Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables” section of this proxy statement, provides that in the event of a “change in control” of CNX Gas, the value of units earned will be distributed to CNX Gas Executives in cash on the closing date of the change in control transaction. The value of such units will be determined as of the closing date of the transaction, which, for purposes of the disclosure set forth above, is December 31, 2006 (which is deemed to be the last day of the performance period) and calculated in accordance with the formula previously described. Notwithstanding the foregoing, no award intended to qualify as performance-based compensation will become payable or be paid prior to approval of the CNX Gas Equity Incentive Plan’s material terms by CNX Gas’ shareholders.

In the event that any benefits under this program, either alone or together with any other payments or benefits otherwise owed to the CNX Gas Executive by CNX Gas on or after a “change in control” would, in CNX Gas’ good faith opinion, be deemed to be parachute payments, the benefits under this program will be reduced, if at all, to the extent provided in the CIC Agreements executed by each of the CNX Gas Executives.

Notwithstanding, the units will be forfeited and cancelled in the event of:

•	the termination of a CNX Gas Executive’s employment prior to the applicable payment date, for any reason other than death or disability, whether or not payable, without payment by CNX Gas; or

•	a CNX Gas Executive’s breach of the program’s confidentiality, and two-year non-competition or non-solicitation provisions.

CNX Gas Stock Options

The vesting of CNX Gas options will accelerate upon a “change of control” of CNX Gas. A termination of employment will have the following effects on CNX Gas stock option awards:

•

if the CNX Gas Executive is terminated for “cause” or has breached any of the restrictive covenants set forth in the applicable CNX Gas stock option award agreement, such as its non-compete provisions, the CNX Gas options (whether vested or unvested) will be deemed cancelled and forfeited in their entirety;

•

if the CNX Gas Executive is terminated without “cause” (except for a reduction in force) or does so voluntarily, the unvested portion of the CNX Gas options will be deemed cancelled and forfeited and the vested portion, if any, will remain exercisable for a period of 90 days following such termination of employment;

•

if the CNX Gas Executive’s employment is terminated as a result of death, the CNX Gas options will vest in full and will remain exercisable for the lesser of three years or until the expiration date of the options; and

•	if the CNX Gas Executive terminates employment by retiring, the nature of the retirement affects the status of the options under the CNX Gas Equity Incentive Plan.

The CNX Gas Option Agreements contain a non-competition provision which provides that an option holder will not, during the term of his employment and for a period of two years thereafter, directly or indirectly engage in, assist others in engaging in, or induce any employee of CNX Gas or its affiliates to engage in, any business which is in competition with any line of business conducted by CNX Gas or an affiliate of CNX Gas or perform or solicit the performance of services for any customer or client of CNX Gas or its affiliates, or terminate such employee’s employment with CNX Gas or any of its affiliates. In addition, the option holder cannot directly or indirectly employ or offer employment (in connection with any business which is in competition with any line of business conducted by CNX Gas or its affiliates) to any person who was employed by CNX Gas or its affiliates unless such person has ceased to be employed by CNX Gas or its affiliates for a period of at least 12 months.

In addition to the non-competition provision, the CNX Gas Option Agreements contain provisions regarding confidential information and trade secrets, which provide that the option holder will not, at any time during or after the term of his employment, disclose or use for his or any other person or entity’s own benefit or purposes, other than CNX Gas and its affiliates, any proprietary confidential information or trade secrets, which are unique to CNX Gas and not generally known to the industry or the public. In addition, upon termination with CNX Gas for any reason, the employee must immediately return all materials relating to the business of CNX Gas and its affiliates, excluding personal notes, notebooks and diaries, and cannot retain or use for their own account at any time any trade names, trademarks or other proprietary business designation used or owned in connection with the business of CNX Gas or its affiliates.

“Cause” is defined under the CNX Gas Equity Incentive Plan to mean a determination by the CNX Gas Board that a person has committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to CNX Gas, deliberately and repeatedly violated the rules of CNX Gas or the valid instructions of the CNX Gas Board or an authorized officer of CNX Gas, made any unauthorized disclosure of any of the material secrets or confidential information of CNX Gas, or engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to CNX Gas.

The CNX Gas Equity Incentive Plan and the CIC Agreements define a “change in control” to be the following:

•

(i) the acquisition after the date hereof by any “person” of beneficial ownership of more than 25% of the combined voting power of the then outstanding voting stock of CNX Gas; provided, however, that for purposes of this clause (i), the following acquisitions will not constitute a “change in control”: (A) any issuance of voting stock of CNX Gas directly from CNX Gas that is approved by the CNX Gas Incumbent Board (as defined in clause (ii) below), (B) any acquisition by CNX Gas of voting stock of CNX Gas, (C) any acquisition of voting stock of CNX Gas by any employee benefit plan (or related trust) sponsored or maintained by CNX Gas or any subsidiary, (D) any acquisition of voting stock of

CNX Gas by an underwriter holding securities of CNX Gas in connection with a public offering thereof, (E) any acquisition of voting stock by the CONSOL Energy and/or its subsidiaries, or (F) any acquisition of voting stock of CNX Gas by any “person” pursuant to a business combination that complies with clauses (A), (B), (C) of clause (iii) below;

•

(ii) other than at a time when CONSOL Energy and/or its subsidiaries beneficially own more than 50% of the total voting tock, individuals who constitute the CNX Gas Board as of the Effective Date (the “CNX Gas Incumbent Board,” as modified by this clause (ii)), cease for any reason to constitute at least a majority of the CNX Gas Board, provided, however, that any individual becoming a CNX Gas director subsequent to such date whose election, or nomination for election by CNX Gas’ shareholders, was approved by a vote of at least two thirds of the directors then comprising the CNX Gas Incumbent Board (either by a specific vote or by approval of the proxy statement of CNX Gas in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have then been a member of the CNX Gas Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the CNX Gas Board;

•

(iii) consummation of a reorganization, merger or consolidation of CNX Gas or a sale or other disposition of all or substantially all of the assets of CNX Gas, or other transaction involving CNX Gas (each, a “business combination”), unless, in each case, immediately following such business combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting stock of CNX Gas immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such business combination or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns CNX Gas or all or substantially all of CNX Gas’ assets either directly or through one or more subsidiaries), (B) no person, other than CNX Gas and/or CONSOL Energy and/or its subsidiaries, beneficially own 25% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such business combination or any direct or indirect parent corporation thereof (disregarding all “acquisitions” described in subsections (A)-(C) of clause (i)), and (C) other than at a time when CONSOL Energy and/or its subsidiaries beneficially own more than 50% of the total voting stock, at least a majority of the members of the board of directors of the entity resulting from such business combination or any direct or indirect parent corporation thereof were members of the CNX Gas Incumbent Board at the time of the execution of the initial agreement or of the action of the CNX Gas Board providing for such business combination; or

•	(iv) approval by the shareholders of CNX Gas of a complete liquidation or dissolution of CNX Gas, except pursuant to a business combination that complies with clauses (A), (B) and (C) of clause (iii).

Additionally, the CNX Gas Equity Incentive Plan defines a change in control as: other than at a time when CONSOL Energy and/or its subsidiaries beneficially own less than 50% of the total voting stock of CNX Gas, the earliest to occur of:

•

any one “person” (other than CONSOL Energy, any trustee or other fiduciary holding securities under an employee benefit plan of CONSOL Energy, and any corporation owned, directly or indirectly, by the shareholders of CONSOL Energy in substantially the same proportions as their ownership of shares of CONSOL Energy’s common stock), or more than one “person” acting as a “group,” is or becomes the “beneficial owner” of shares of common stock of CONSOL Energy that, together with the shares held by such “person” or “group,” possess more than 50% of the total fair market value or voting power of CONSOL Energy’s shares of common stock;

•

a majority of the members of the CONSOL Energy’s Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s Board prior to the date of appointment or election; or

•	the sale of all or substantially all of CONSOL Energy’s assets.

The CNX Gas CIC Agreements further define a change in control to include any “change in control” of CONSOL Energy, which is defined as follows:

•

(i) the acquisition after the date hereof by any “person” of “beneficial ownership” of more than 25% of the combined voting power of the then outstanding voting stock of CONSOL Energy; provided, however, that for purposes of this clause (i), the following acquisitions will not constitute a “change in control”: (A) any issuance of voting stock of CONSOL Energy directly from CONSOL Energy that is approved by the Incumbent Board of CONSOL Energy (as defined in clause (ii) below), (B) any acquisition by CONSOL Energy and/or its subsidiaries of voting stock of CONSOL Energy, (C) any acquisition of voting stock of CONSOL Energy by any employee benefit plan (or related trust) sponsored or maintained by CONSOL Energy and/or its subsidiaries, (D) any acquisition of voting stock of CONSOL Energy by an underwriter holding securities of CONSOL Energy in connection with a public offering thereof, or (E) any acquisition of voting stock of CONSOL Energy by any Person pursuant to a business combination that complies with clauses (A), (B), (C) of clause (iii) below;

•

(ii) individuals who constitute the CONSOL Energy board as of the effective date (the “Incumbent Board of CONSOL Energy,” as modified by this clause (ii)), cease for any reason to constitute at least a majority of the CONSOL Energy Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the CONSOL Energy shareholders, was approved by a vote of at least two thirds of the directors then comprising the Incumbent Board of CONSOL Energy (either by a specific vote or by approval of the proxy statement of CONSOL Energy in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have then been a member of the Incumbent Board of CONSOL Energy, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the CONSOL Energy Board;

•

(iii) consummation of a reorganization, merger or consolidation of CONSOL Energy, a sale or other disposition of all or substantially all of the assets of CONSOL Energy, or other transaction involving CONSOL Energy (each, a “business combination”), unless, in each case, immediately following such business combination of CONSOL Energy, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting stock of CONSOL Energy immediately prior to such business combination of CONSOL Energy beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such business combination of CONSOL Energy or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns CONSOL Energy or all or substantially all of CONSOL Energy’s assets either directly or through one or more subsidiaries), (B) no person, other than CONSOL Energy beneficially owns 25% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such business combination of CONSOL Energy or any direct or indirect parent corporation thereof (disregarding all “acquisitions” described in subsections (A)-(C) of clause (i)), and (C) at least a majority of the members of the board of directors of the entity resulting from such business combination of CONSOL Energy or any direct or indirect parent corporation thereof were members of the Incumbent Board of CONSOL Energy at the time of the execution of the initial agreement or of the action of the CONSOL Energy board providing for such business combination of CONSOL Energy; or

•

(iv) approval by the shareholders of CONSOL Energy of a complete liquidation or dissolution of CONSOL Energy, except pursuant to a business combination of CONSOL Energy that complies with clauses (A), (B) and (C) of clause (iii).

ACCOUNTANTS AND AUDIT COMMITTEE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm that was selected by the Corporation for its fiscal year ended December 31, 2005 and its fiscal year ended December 31, 2006 is PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP is the independent registered public accounting firm selected by CONSOL Energy’s Audit Committee as the independent auditor for the fiscal year ended December 31, 2006. The Audit Committee anticipates that it will select PricewaterhouseCoopers LLP as the independent auditor for the fiscal year ended December 31, 2007, and is proposing ratification of such anticipated selection to the shareholders of CONSOL Energy.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have an opportunity to make a statement if they desire to do so and respond to appropriate questions.

The following table presents fees billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of CONSOL Energy’s annual financial statements for the years ended December 31, 2006 and December 31, 2005, and fees for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2006	2005
Audit Fees	$1,259,750	$1,230,940
Audit-Related Fees	$—	$46,670
Tax Fees	$—	$16,167
All Other Fees	$1,500	$—

Total	$1,261,250	$1,293,777

The values set forth in this table do not reflect amounts that were billed to CNX Gas. In 2006, PricewaterhouseCoopers LLP billed CNX Gas for $791,000 in audit fees, and in 2005, PricewaterhouseCoopers LLP billed CNX Gas for $85,000 in audit fees and for $275,000 in audit-related fees.

As used above, the following terms have the meanings set forth below:

Audit Fees

The fees for professional services rendered for the audit of CONSOL Energy’s annual financial statements, for Sarbanes-Oxley attestation procedures, for the review of the financial statements included in CONSOL Energy’s Quarterly Reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

The fees for assurance and related services that are reasonably related to the performance of the audit or review of CONSOL Energy’s financial statements, which are not included under “Audit Fees” above.

Tax Fees

The fees for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

The fees for products and services provided, other than for the services reported under the headings “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” for the fiscal year ended December 31, 2006 relate to a software package purchased from PricewaterhouseCoopers LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. The services performed by PricewaterhouseCoopers LLP in 2006 and 2005 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. Proposed services may require specific pre-approval by the Audit Committee (e.g. annual financial statement audit services) or alternatively, may be pre-approved without consideration of specific case-by-case services (e.g. audit related and tax services). In either case, the Audit Committee must consider whether such services are consistent with SEC rules on auditor independence.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management of CONSOL Energy and PricewaterhouseCoopers LLP, the independent registered public accounting firm of the Corporation, the audited financial statements of CONSOL Energy as of and for the fiscal year ended December 31, 2006, including the fiscal year ended December 31, 2005, and the fiscal year ended December 31, 2004 (the “Audited Financial Statements”). In addition, we have discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Codification of Statements on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and the Audit Committee has discussed with that firm its independence from the Corporation and its subsidiaries. The Audit Committee also discussed with management of the Corporation and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

The Audit Committee has considered whether the provision of the non-audit services by PricewaterhouseCoopers LLP described in this Proxy Statement is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Management is responsible for the internal controls and the financial reporting process of the Corporation and its subsidiaries. PricewaterhouseCoopers LLP is responsible for performing an independent audit of CONSOL Energy’s financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions with management and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements, and relying thereon, the Audit Committee has recommended to the Board the inclusion of the Audited Financial Statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Members of the Audit Committee:

Raj K. Gupta, Chairman

James E. Altmeyer, Sr.

William E. Davis

John T. Mills

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CONSOL Energy under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates the Report by reference therein.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

It is anticipated that prior to the Annual Meeting, the Audit Committee will appoint PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for CONSOL Energy for the fiscal year ending December 31, 2007. The Audit Committee recommends that the shareholders ratify this anticipated appointment.

During 2006, PricewaterhouseCoopers LLP reviewed the financial statements included in CONSOL Energy’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006, September 30, 2006 and audited CONSOL Energy’s annual consolidated financial statements and those of its subsidiaries and its internal control over financial reporting for the fiscal year ended December 31, 2006, reviewed financial information in filings with the SEC and other regulatory agencies and provided various other services.

The affirmative vote of the majority of the votes cast by the holders of CONSOL Energy common stock present, in person or by proxy and entitled to vote, at the Annual Meeting on this proposal shall constitute ratification of the appointment of PricewaterhouseCoopers LLP. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the selection of independent registered public accounting firm will be reconsidered by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF THE ANTICIPATED SELECTION OF PRICEWATERHOUSECOOPERS LLP AS

INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

SECURITIES AUTHORIZED FOR

ISSUANCE UNDER CONSOL ENERGY EQUITY COMPENSATION PLAN

The following table summarizes the Corporation’s equity compensation plan information as of December 31, 2006. Information is included for equity compensation plans approved by CONSOL Energy shareholders.

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders as of 12/31/06	6,685,100	(1)	$17.3458	(2)	4,455,389	(3)

(1)	Of this total, 6,189,843 are outstanding stock options, 487,829 are restricted stock units, and 7,428 are deferred stock units.
(2)	The weighted-average exercise price does not take into account the restricted stock units and deferred stock units.
(3)	Of this total, 1,665,563 shares are available for awards other than options.

The Equity Incentive Plan was approved prior to CONSOL Energy’s initial public offering by its then shareholders. In May 2005, the shareholders approved an amendment to the Equity Incentive Plan, including an increase in the total number of shares of common stock that can be covered by grants, to 9,100,000 shares. In May 2006, there was a 2-for-1 stock split bringing the total number of common stock that can be covered by grants to 18,200,000.

PROPOSAL NO. 3 - APPROVAL OF AMENDMENT

TO CONSOL ENERGY EQUITY INCENTIVE PLAN

The Corporation proposes to amend Section 8 (Performance Awards) of our Equity Incentive Plan. The complete text of the CONSOL Energy Equity Incentive Plan (including the proposed amendment described below) is attached as Appendix A to this Proxy Statement. To the extent the description below differs from the CONSOL Energy Equity Incentive Plan text attached in Appendix A, the text of the Equity Incentive Plan governs the terms and provisions of the CONSOL Energy Equity Incentive Plan. We are not increasing the number of shares authorized for issuance under our Equity Incentive Plan.

Proposed Amendment to CONSOL Energy Equity Incentive Plan—Performance Awards

Performance awards may currently be granted under our Equity Incentive Plan. A “Performance Award” consists of a right that is:

•	denominated in cash or shares of our common stock or options;

•	valued, as determined by our Compensation Committee, in accordance with the achievement of performance goals during the applicable performance periods; and

•	payable at such time and in the form as our Compensation Committee determines.

Performance Awards may be paid in a lump sum or in installments following the close of the performance period or on a deferred basis. For awards intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code, performance awards will be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures (subject to such modifications as specified by our Compensation Committee): cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt, debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total or relative increases to shareholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives.

To the extent consistent with Section 162(m) of the Internal Revenue Code, our Compensation Committee may determine that adjustments will apply, in whole or in part, in such manner as determined by the Compensation Committee, to exclude the affect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganization and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in CONSOL Energy’s annual report to shareholders for the applicable year. Performance measures may be determined either individually, alternatively or in any combination, applied to either CONSOL Energy as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by our Compensation Committee.

Our Compensation Committee may, in its discretion, also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any performance award. Our Compensation Committee may also reduce the amount of any performance award if it concludes that such reduction is necessary or appropriate based on:

•	an evaluation of such participant’s performance;

•	comparisons with compensation received by other similarly situated individuals working within our industry;

•	our financial results and conditions; or

•

such other factors or conditions that our Compensation Committee deems relevant; provided that the Compensation Committee will not have the discretion to increase any award that is intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code.

Because future benefits under our Equity Incentive Plan are subject to the Compensation Committee’s discretion, it is not possible to determine the benefits that will be received under our Equity Incentive Plan by executive officers and other key employees in the future. Our Compensation Committee, subject to shareholder approval, granted the following performance share unit awards under the Long-Term Incentive Program of our Equity Incentive Plan, to the persons listed below:

PERFORMANCE SHARE AWARDS(1)

	CONSOL Energy Inc. Equity Incentive Plan
Name and Position	Dollar Value(2)(3)	Number of Performance Share Awards(2)
J. Brett Harvey President and Chief Executive Officer	$1,590,000	45,624
William J. Lyons Chief Financial Officer	$327,333	9,393
Peter B. Lilly Chief Operating Officer	$451,183	12,946
Executive Group	$2,631,183	75,500

(1)	For a description of the new Long-Term Incentive Program, see “Compensation Discussion and Analysis.”
(2)	The amounts shown are based on the number of shares which would be paid, if earned, at a target performance level.
(3)	The market values shown are based on multiplying the closing market price of our common stock on the grant date (February 20, 2007), by the number of shares underlying the performance share unit award at a target level.

The following is a summary of the Corporation’s Equity Incentive Plan and the material features of the plan, as proposed to be amended.

CONSOL Energy Equity Incentive Plan Summary

The purposes of our Equity Incentive Plan are to promote the interests of the Corporation and our shareholders by:

•	attracting and retaining executive officers, directors and other key employees and consultants of the Corporation and our affiliates;

•	motivating such individuals by means of performance-related incentives to achieve long-range performance goals; and

•	enabling such individuals to participate in the long-term growth and financial success of the Corporation.

Our Equity Incentive Plan is administered by our Compensation Committee, which has delegated the day-to-day ministerial aspects of our Equity Incentive Plan to our officers. Our Compensation Committee grants awards under our Equity Incentive Plan and, in the case of awards to non-employee directors on our Board and our Chief Executive Officer, such awards are subject to ratification and approval by our Board. The Corporation’s directors, employees and consultants and affiliates’ (which include CNX Gas) directors, employees and consultants are eligible to receive awards under our Equity Incentive Plan. Some of the Corporation’s employees (including our executive officers) and non-employee directors have participated in and will continue to be eligible to participate in our Equity Incentive Plan.

Our Equity Incentive Plan consists of the following components: stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards (cash and equity), deferred stock units and other stock-based awards. As a result of our 2-for-1 stock split, the total number of shares of CONSOL Energy common stock with respect to which awards presently may be granted under our Equity Incentive Plan is 18,200,000. If any shares of common stock covered by or related to an award granted under our Equity Incentive Plan are forfeited, or if such an award is settled for cash, otherwise terminated or canceled without the delivery of shares of common stock, then the shares covered by or related to such award, or the number of shares otherwise counted against the aggregate number of shares of common stock with respect to which awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, will again become shares with respect to which awards may be granted.

Stock Options

Our Equity Incentive Plan permits the granting of options, both incentive stock options and non-qualified stock options, to purchase shares of CONSOL Energy common stock. Our Compensation Committee establishes the exercise price at the time each option is granted. The Corporation’s Equity Incentive Plan provides that the option exercise price for each share covered by an option, including incentive and non-qualified stock options, must equal or exceed the fair market value of a share of CONSOL Energy common stock on the date the option is granted, and that the term of the option may not exceed ten years from the grant date.

The exercise price of options granted under the Corporation’s Equity Incentive Plan may be paid for by cash, or its equivalent, or by exchanging shares of CONSOL Energy common stock (which are not the subject of any pledge or other security interest) with a fair market value on the exercise date equal to the aggregate exercise price of the options, or by a combination of the foregoing. Our Compensation Committee shall determine whether in its discretion a participant may elect to pay all or any portion of the aggregate exercise price by having shares with a fair market value on the exercise date equal to the aggregate exercise price withheld by CONSOL Energy or sold by a broker-dealer.

Our Equity Incentive Plan also provides that the Compensation Committee may provide in an award agreement for the automatic grant of a restoration option to a participant who delivers shares in payment of the exercise price of any option granted under our Equity Incentive Plan, or in the event that the withholding tax liability arising upon exercise of any such option by a participant is satisfied through the withholding by CONSOL Energy of shares otherwise deliverable upon exercise of the option. A restoration option entitles the holder to purchase a number of shares equal to the number of such shares delivered or withheld upon exercise of the original option. A restoration option must have an exercise price of not less than 100% of the fair market value on the grant date. To date, the Compensation Committee has not granted any options with a restoration provision.

Stock Appreciation Rights

Stock appreciation rights may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. Stock appreciation rights granted in tandem with or in addition to an award may be granted either at the same time as the award or, except in the case of incentive stock options, at a later time. Stock appreciation rights are not exercisable earlier than six months after the date granted. Stock appreciation rights will have grant prices no less than the fair market value of a share of CONSOL Energy common stock on the grant date and will have terms no longer than ten years.

Stock appreciation rights entitle the participant to receive an amount equal to the excess of the fair market value of a share of CONSOL Energy common stock on the exercise date of the stock appreciation right over the grant price. Our Compensation Committee determines whether a stock appreciation right is settled in cash, shares or a combination of cash and shares. A stock appreciation right settled in shares of common stock will be counted in full against the number of shares available for awards under our Equity Incentive Plan, regardless of the number of shares of common stock issued upon settlement of the stock appreciation right.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units may also be granted under our Equity Incentive Plan. Our Compensation Committee determines the number of shares of restricted stock and/or the number of restricted stock units to be granted to each participant, the duration of such awards, the conditions under which the restricted stock and restricted stock units may be forfeited to CONSOL Energy, and the other terms and conditions of such awards.

Shares of restricted stock and restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of restricted stock, as provided in our Corporation’s Equity Incentive Plan or the applicable award agreements. Each restricted stock unit has a value equal to the fair market value of a share. Restricted stock units may be paid in cash, shares, other securities or other property.

Eligible Directors

Our Compensation Committee recommends to our Board that it approve the grant of equity awards to be granted to our non-employee directors under our Equity Incentive Plan. Except as otherwise provided by the Board, our Equity Incentive Plan describes certain terms of option awards to be granted to our non-employee directors, which are set forth in “Understanding Our Director Compensation Table.”

Additionally, our Equity Incentive Plan permits the Board to grant deferred stock units to non-employee directors in lieu of all or any portion of the annual retainer or meeting fees otherwise payable to such directors. More information regarding the terms of deferred stock units set forth in “Understanding Our Director Compensation Table.”

Other Stock-Based Awards

Other stock-based awards may also be granted under the Corporation’s Equity Incentive Plan. An “Other Stock-Based Award” consists of any right that is not an award described above; and an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as deemed by the Compensation Committee to be consistent with the purposes of the Corporation’s Equity Incentive Plan.

Change in Control

In the event that the Corporation engages in a transaction constituting a “change in control,” our Compensation Committee will have complete authority and discretion, but not the obligation, to accelerate the vesting of outstanding awards and the termination of restrictions on shares. As part of any agreement in connection with a “change in control,” our Compensation Committee may also negotiate terms providing protection for participants, including, the assumption of any awards outstanding under our Equity Incentive Plan or the substitution of similar awards for those awards outstanding under our Equity Incentive Plan.

Amendment and Termination

Our Compensation Committee may amend, suspend, discontinue or terminate the Corporation’s Equity Incentive Plan, any award agreement or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation, termination will be made without:

•	shareholder approval if such approval is necessary to comply with tax or regulatory requirements; or

•	the consent of the affected participant, if such action would adversely affect any material rights of such participant under any outstanding award.

Notwithstanding the foregoing or any provision of the Equity Incentive Plan to the contrary, the Compensation Committee may at any time (without the consent of participants) modify, amend, or terminate any or all of the provisions of the Corporation’s Equity Incentive Plan to the extent necessary to conform the provisions of the Corporation’s Equity Incentive Plan with Section 409A of the Federal income tax laws and to enable the Corporation’s Equity Incentive Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. Notwithstanding, our Compensation Committee may not amend Section 10 (Eligible Directors) of our Equity Incentive Plan without the consent of the Board or Section 2(a) of our plan which provides that the Board must approve awards made to its non-employee directors and our Chief Executive Officer.

Antidilution Adjustments

The Compensation Committee will adjust, if it determines that such adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be available under the plan, the maximum number of shares issuable under our Equity Incentive Plan and the number, the class and/or price of shares or other consideration subject to any outstanding stock option, stock appreciation right, restricted stock or restricted stock unit award, or performance award in the event of a change in corporate capitalization (such as a stock split, reverse stock split, or stock dividend) or a corporate transaction (such as a merger, consolidation, or separation, including a spin-off, or other distribution of stock or property of the Corporation or its subsidiaries other than normal cash dividends), and any reorganization or partial or complete liquidation of the Corporation or its subsidiaries.

Federal Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences applicable to our Equity Incentive Plan participants and the Corporation, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. To the extent any awards under our Equity Incentive Plan are subject to Section 409A of the Internal Revenue Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Internal Revenue Code and the regulations promulgated thereunder (or an exception thereto). Our Equity Incentive Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code.

Incentive Stock Options.

Options issued under our Equity Incentive Plan and designated as incentive stock options are intended to qualify under Section 422 of the Internal Revenue Code. Under the provisions of Section 422 and the related regulations, an optionee who has been granted an incentive stock option will not recognize income and the Corporation will not be entitled to a deduction at the time of the grant or exercise of the option; provided, however, that the difference between the value of the common stock received on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the optionee’s alternative minimum tax. The taxation of gain or loss upon the sale of the common stock acquired upon exercise of an incentive stock option depends, in part, on whether the holding period of the common stock is at least two years from the date the option was granted and at least one year from the date the common stock was transferred to the optionee. If this holding period is satisfied, any gain or loss realized on a subsequent disposition of the common stock will be treated as a long-term capital gain or loss. If this holding period is not met, then, upon such “disqualifying disposition” of the common stock, the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the option price limited, however, to the gain on sale. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Corporation generally will be entitled to a tax deduction in the same amount.

Nonqualified Stock Options and Stock Appreciation Rights.

An optionee will generally not recognize income at the time a nonqualified stock option is granted. Rather, the optionee recognizes compensation income only when the nonqualified stock option is exercised. The amount of income recognized is equal to the excess of the fair market value of the common stock received over the sum of the exercise price plus the amount, if any, paid by the optionee for the nonqualified stock option. The Corporation is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition of the common stock acquired under a nonqualified stock option, the optionee will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the common stock is disposed of within one year after the nonqualified stock option is exercised, and long-term if the common stock was held more than 12 months as of the sale date.

Stock appreciation rights are treated very similarly to nonqualified stock options for tax purposes. A participant receiving a stock appreciation right will not normally recognize any taxable income upon the grant of the stock appreciation right. Upon the exercise of the stock appreciation right, the participant will recognize compensation taxable as ordinary income equal to either: the cash received upon the exercise; or if common stock is received upon the exercise of the stock appreciation right, the fair market value of the common stock received. The Corporation will generally be entitled to a tax deduction in an amount equal to the compensation income recognized by the participant.

Unrestricted Stock.

The tax consequences of receiving common stock pursuant to a stock award under our Equity Incentive Plan is similar to receiving cash compensation from the Corporation, unless the common stock awarded is restricted stock (i.e., subject to a substantial risk of forfeiture). If the shares of common stock are unrestricted (i.e., not subject to a substantial risk of forfeiture), the participant must recognize ordinary income equal to the fair market value of the common stock received less any amount paid for common stock.

Restricted Stock.

A participant that receives a restricted stock award under our Equity Incentive Plan will normally not be required to recognize income for federal income tax purposes at the time of grant, nor is the Corporation entitled to any deduction, to the extent that the common stock awarded has not vested (i.e., no longer subject to a substantial risk of forfeiture). When any part of a restricted stock award vests, the participant will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested common stock on the vesting date. The participant may, however, make an election, referred to as a Section 83(b) election, within thirty days following the grant of the restricted stock award, to be taxed at the time of the grant of the award based on the fair market value of the common stock on the grant date. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock award prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. The Corporation will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of the vested common stock, the participant will realize short-term or long-term capital gain or loss depending on the holding period.

Restricted Stock Units.

Under current tax law, a participant who receives restricted stock units will not recognize taxable income for federal income tax purposes until the common stock underlying the restricted stock units are actually issued to the participant. Upon issuance of common stock, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the common stock received, and the Corporation will be entitled to a corresponding deduction. If the participant is an employee of the Corporation, the participant will be subject to Social Security and Medicare taxes at the time the restricted stock units vest, even though none of the common stock underlying the restricted stock units is issued at that time. However, no additional Social Security or Medicare taxes will be due when the common stock subject to the vested restricted stock units is subsequently issued (even if that the market value of the common stock has increased).

Performance Awards.

A participant generally will not recognize income upon the grant of a performance award. Upon payment of the performance award, the participant will recognize ordinary income in an amount equal to the cash received or, if the performance award is payable in common stock, the fair market value of the common stock received. When the participant recognizes ordinary income upon payment of a performance award, the Corporation will generally be entitled to a tax deduction in the same amount.

Limitations on Corporation’s Deductions; Consequences of Change of Control.

As described in “Compensation Discussion and Analysis,” with certain exceptions, Section 162(m) of the Code limits the Corporation’s deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally our Chief Executive Officer and four other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. If our shareholders approve the amendment to our Equity Incentive Plan, we believe that stock options, stock appreciation rights and then the performance awards (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the plan will satisfy the requirements of qualified performance-based compensation and therefore we will be entitled to a deduction with respect to such awards. In addition, if a “change of control” of the Corporation causes awards under our Equity Incentive Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of our deductions under Section 280G of the Internal Revenue Code.

Internal Revenue Code Section 409A.

As described in “Compensation Discussion and Analysis,” awards of stock options, stock appreciation rights, restricted stock units, other stock-based awards and performance awards under our Equity Incentive Plan may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Internal Revenue Code. Generally, to the extent that these awards fail to meet certain requirements under Section 409A the regulations issued thereunder or an exception thereto, the award recipient will be subject to immediate taxation and tax penalties in the year the award vests. It is our intent that awards under the plan will be structured and administered in a manner that complies with the requirements of Section 409A of the Internal Revenue Code.

Adoption of the amendment to the CONSOL Energy Equity Incentive Plan requires the affirmative vote of a majority of the shares of CONSOL Energy common stock present in person or represented by proxy and entitled to be voted on the amendment at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE CONSOL ENERGY INC. EQUITY INCENTIVE PLAN.

PROPOSAL NO. 4 - SHAREHOLDER PROPOSAL REGARDING CLIMATE CHANGE

The Office of the Comptroller of New York City, 1 Centre Street, New York, New York 10007, has notified the Corporation that it intends to present the following resolution, reproduced verbatim, at the annual meeting, as custodian and trustee of the New York City Employees’ Retirement System, beneficial owners of 96,747 shares of Common Stock of the Corporation, the New York City Teachers’ Retirement System, beneficial owners of 78,256 shares of Common Stock of the Corporation, the New York City Police Pension Fund, beneficial owners of 33,800 shares of Common Stock of the Corporation, the New York City Fire Department Pension Fund beneficial owners of 9,600 shares of Common Stock of the Corporation, and as custodian and trustee of the New York City Board of Education Retirement System, beneficial owners of 3,700 shares of Common Stock of the Corporation. The Board and the Corporation accept no responsibility for the proposed resolution and supporting statement. As required by Securities and Exchange Commission rules, the resolution and supporting statement are printed below. A shareholder submitting a proposal must appear personally or by proxy at the meeting to move the proposal for consideration. Approval of the shareholder proposal requires the affirmative vote of a majority of the shares of CONSOL Energy common stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting.

WHEREAS:

In 2005, the scientific academies of 11 nations, including the U.S., stated that, “The scientific understanding of climate change is now sufficiently clear to justify nations taking prompt action. It is vital that all nations identify cost-effective steps that they can take now, to contribute to substantial and long-term reductions in net global greenhouse gas emissions.”

A 2004 Conference Board report declared that, “scientific consensus that the climate is changing is growing steadily stronger over time; Corporate boards will be increasingly expected to evaluate potential risks associated with climate change; and, the global economy will become less carbon-intensive over time… The real questions are what the pace of the transition will be and who will be the winners and losers.”

U.S. power plants are responsible for nearly 40 percent of the country’s carbon dioxide emissions, and 10 percent of global carbon dioxide emissions.

In June 2005, a majority of U.S. Senators voted in favor of a resolution stating that, “…Congress should enact a comprehensive and effective national program of mandatory, market-based limits on emissions of greenhouse gases that slow, stop, and reverse the growth of such emissions…”

Over the past several years, AEP, Cinergy, DTE Energy, TXU, and Southern Company have issued comprehensive reports to shareholders about the implications of climate change for their businesses. AEP stated, “some initial mandatory reductions of greenhouse gas emissions are likely in the next decade…”

Nine northeastern states are developing the Regional Greenhouse Gas Initiative, which aims to significantly reduce emissions from electric power companies and develop a market to trade emissions allowances. California plans to reduce the state’s emissions of greenhouse gases to 2000 levels by 2010, 1990 levels by 2020, and 80 percent below 1990 levels by 2050.

In February 2005, the Kyoto Protocol took effect, imposing mandatory greenhouse gas limits on the 148 participating nations. Companies with operations in those nations must reduce or offset some of their greenhouse gas emissions. For example, companies with operations in Europe can make reductions using the European emissions trading program, which CO2 has regularly traded for more than $20 per ton.

The California Public Utilities Commission now expects all utilities to add a greenhouse gas cost of $8/ton of CO2 in all long-term power contracts, and the Colorado Public Utilities Commission agreed that Xcel Energy should assume a $9 per ton cost for a new coal power plant.

RESOLVED: Shareholders request a report [reviewed by a board committee of independent directors] on how the company is responding to rising regulatory, competitive, public pressure to significantly reduce carbon dioxide and other emissions from the company’s current and proposed power plant operations. The report should be provided by September 1, 2007 at a reasonable cost and omit proprietary information.

END OF STOCKHOLDER PROPOSAL

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL AND WILL SO VOTE PROXIES RECEIVED THAT DO NOT OTHERWISE SPECIFY.

CONSOL Energy and its wholly-owned subsidiaries do not operate any power plants nor have any power plant operations, so this proposal simply does not apply to CONSOL Energy and its wholly-owned subsidiaries. CONSOL Energy’s only indirect interest in any power plant is through its ownership of approximately 81.5 percent of CNX Gas. CNX Gas in 2002 entered into a joint venture with a major eastern power utility, which joint venture owns an 88-megawatt, gas fired, electric generating facility in Virginia. This facility uses coalbed methane gas produced by CNX Gas. The facility operates on an as needed basis to meet peak load demands for electricity. The facility is operated by the joint venture partner and not by CNX Gas. CNX Gas’ interest in the joint venture represents less than one percent (1.0%) of CNX Gas’ revenues. We also announced that the joint venture was part of a long-term goal to add fuel-linked power generation to our portfolio of products. CONSOL Energy, of course, has an interest in promoting the environmentally sound and efficient use of coal, methane gas and alternative fuels and a goal of being a stakeholder in such projects. Toward that goal, CONSOL Energy announced in January 2007 two projects of its research and development group supported by grants from the Pennsylvania Department of Environmental Protection. The first project is a pilot scale test facility which utilizes another company’s clean coal technology to generate electricity from waste coal while reducing sulfur dioxide, nitrogen oxides, carbon dioxide and carbon monoxide resulting from coal combustion. The second project is a test at one of our mines of a small, mobile micro-turbine generator built by another company to generate electricity by burning coalbed methane gas liberated during underground mining. This methane would otherwise be vented into the atmosphere. The micro-turbine was a test project to evaluate it effectiveness in curbing greenhouse gas and carbon emissions. In connection with these research and development projects, the Secretary of the Pennsylvania Department of Environmental Protection remarked “[c]ompanies like CONSOL Energy are leading the way toward Pennsylvania’s energy future, and Governor Rendell and I salute them for their vision and leadership.” The Board believes that it would be inappropriate to engage in the requested study at this time for a variety of reasons: (i) the requested study is misdirected since neither CONSOL Energy nor CNX Gas are the operators of any power plants; (ii) the revenues of the joint venture represent less than one percent of the revenues of CNX Gas as well as of CONSOL Energy; and (iii) in view of the research and development initiatives, we do not believe our resources are best spent preparing the requested report. Therefore, the Board recommends a vote against this proposal.

ADDITIONAL MATTERS

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting

Any proposal submitted by a shareholder for inclusion in the next Annual Meeting Proxy Statement must (a) conform to the requirements of Rule 14A-8 promulgated under the Securities Exchange Act of 1934 and (b) be received by the Corporate Secretary of CONSOL Energy no later than November 27, 2007. Any such proposal should be addressed to the Corporate Secretary, CONSOL Energy Inc., 1800 Washington Road, Pittsburgh, PA 15241-1405. There is more information below regarding the content of proposals.

CONSOL Energy’s Second Amended and Restated Bylaws require that all shareholder proposals to be submitted at the Annual Meeting, but not included in the Corporation’s Proxy Statement, be received by the Secretary of CONSOL Energy as written notice no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting, together with certain information specified in the Second Amended and Restated Bylaws. As a result, any notice given by a shareholder pursuant to these provisions of our Second Amended and Restated Bylaws must be received no earlier than January 2, 2008 and no later than February 1, 2008, unless our Annual Meeting date is more than 30 days before or more than 60 days after May 1, 2008. If the date of the Annual Meeting is more than 30 days before or more than 60 days after the anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the Annual Meeting and not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by CONSOL Energy.

General Information Regarding the Content of Proposals

Director nominations must be accompanied by a statement of the nominee indicating willingness to serve if elected, disclose the principal occupations or employment of the nominee during the past five years and evidence of the nominating shareholder’s ownership of CONSOL Energy stock, which includes:

•	the name and address of the shareholder as it appears on CONSOL Energy’s books, and of such beneficial owner;

•	the class and number of shares of CONSOL Energy which are owned beneficially and of record by the shareholder;

•	a representation that such owner intends to appear in person or by proxy at the meeting to propose such nomination; and

•

a representation whether the shareholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of CONSOL Energy’s outstanding capital stock required to elect the nominee and/or (b) otherwise solicit proxies from shareholders in support of such nomination.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address and the same last name by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Corporation and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once shareholders have received notice from their broker or the Corporation that materials will be sent in the householding manner to the shareholder’s address, householding will continue until otherwise notified or until the shareholder revokes such consent. If, at any time, shareholders no longer wish to participate in householding and would prefer to receive a separate proxy statement, they should notify their broker if shares are held in a brokerage account or the Corporation if holding registered shares. The Corporation will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Any such notice should be addressed to the Investor Relations department of CONSOL Energy Inc., 1800 Washington Road, Pittsburgh, PA 15241-1405, or notice may be given by calling CONSOL Energy at (412) 831-8800:

•	to receive a separate copy of an annual report or proxy statement for this meeting;

•	to receive separate copies of those materials for future meetings; or

•	if the shareholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements if now receiving multiple copies of annual reports or proxy statements.

Other

The Board knows of no other proposals that may properly be presented for consideration at the Annual Meeting but, if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote your shares according to their best judgment.

By Order of the Board of Directors

of CONSOL Energy Inc.

APPENDIX A

CONSOL Energy Inc.

Equity Incentive Plan

As Amended and Restated on February 20, 2007

Effective May 3, 2005

Capitalized terms shall have the meaning set forth in Section 16 of the Plan.

1.	PURPOSE.

The purposes of the CONSOL Energy Inc. Equity Incentive Plan as amended and restated as set forth herein are to promote the interests of the Company and its stockholders by (i) attracting and retaining Eligible Directors, executive officers and other key employees of the Company and its Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals;

and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

2.	RESPONSIBILITY FOR ADMINISTRATION.

(a)    Authority of Board.    Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Plan, the Board shall have full power and discretionary authority to decide all matters relating to the administration and interpretation of the Plan; provided, however, that ministerial responsibilities of the Plan (e.g., management of day-to-day matters) may be delegated to the Company’s officers, as set forth in Section 2(d) below. The Board’s powers include the authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award, including the discretion to determine the extent to which Awards will be structured to conform to the requirements applicable to performance-based compensation described in Section 162(m) of the Code; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Awards (except those restrictions imposed by law); (x) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect; and (xi) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan. All decisions and determinations of the Board shall be final, conclusive and binding on the Company, the Participant and any and all interested parties.

(b)    Board Discretion Binding.    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

(c)    Delegation to Committee.    The Board may delegate to the Committee any or all its authority for the administration of the Plan, and may revoke such delegation at any time; provided, however, that the Board shall ratify and approve (i) any Awards to the Company’s Eligible Directors and Chief Executive Officer and

(ii) amendments to the Plan. If authority is delegated to the Committee, all references to the Board in the Plan shall mean and relate to the Committee except as otherwise provided by the Board.

(d)    Delegation to Officer.    Except to the extent prohibited by applicable law or regulation, the Board or the Committee may delegate all or any portion of its responsibilities and powers to any person or persons selected by it, and may revoke such delegation at any time. The ministerial responsibilities of the Plan (e.g., management of day-to-day matters) is a function that has been delegated to the Company’s officers as permitted by the terms of the Plan and in compliance with applicable law and regulation. No officer to whom administrative authority has been delegated pursuant to this provision may waive or modify any restriction applicable to an award to such officer under the Plan.

(e)    No Liability.    No member of the Board, the Committee, or any person they delegate responsibilities and/or duties to, shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

3.	SHARES AVAILABLE FOR AWARDS; LIMITATIONS.

(a)    Shares Available.    Subject to adjustment as provided in Section 3(c), the total number of Shares with respect to which Awards may be granted under the Plan shall be 18,200,000, out of which 2,600,000 may be used with respect to Awards other than Options. The total number of Shares which may be issued under the Plan with respect to Stock Options shall be 18,200,000. If, after the Effective Date, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted.

(b)    Limitations on Awards.    Subject to adjustment as provided in Section 3(c), the maximum number of Shares with respect to which Awards may be granted to any Participant during a calendar year shall be 2,000,000 Shares. The maximum annual number of shares in respect of which Restricted Stock Awards, Restricted Stock Units, Performance Awards and Other Stock-Based Awards may be granted under the Plan to any Participant is 650,000 and the maximum annual amount of any Award settled in cash with respect to any Participant is $2 million.

(c)    Adjustments.    In the event a dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board to be necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in an equitable manner, (i) adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (B) the maximum number of Shares subject to an Award granted to a Participant pursuant to Section 3(b) of the Plan, (C) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (D) the grant or exercise price with respect to any Award; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that (A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended and (B) with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, unless otherwise determined by the Board.

(d)    Substitute Awards.    Any Shares underlying Substitute Awards shall not, unless required by law, be counted against the Shares available for Awards under the Plan.

(e)    Sources of Shares Deliverable under Awards.    Shares to be issued under the Plan may be made available from authorized and unissued Shares or of treasury Shares. During the term of the Plan, the Company will at all times reserve and keep available the number of Shares of Stock that shall be sufficient to satisfy the requirements of the Plan.

4.	ELIGIBILITY.

Any Employee, including any officer or employee-director of the Company or any Affiliate, who is not a member of the Committee, shall be eligible to be designated a Participant. Eligible Directors shall be eligible for Awards as described in Section 10.

5.	STOCK OPTIONS.

(a)    Grant.    Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Options shall be granted (provided that Incentive Stock Options may only be granted to employees of the Company or a parent or subsidiary of the Company within the meaning of Code Sections 424 (e) and (f)), the number of Shares to be covered by each Option, the Option price and the conditions and limitations applicable to the exercise of the Option. The Board shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

(b)    Exercise Price.    The Board in its sole discretion shall establish the exercise price at the time each Option is granted. The exercise price of an Option may not be less than the Fair Market Value on the Grant Date, except in the case of Substitute Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(c)    Exercise.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Board may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Notwithstanding the foregoing, an Option shall not be exercisable after the expiration of ten years from the Grant Date.

(d)    Payment.    No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option price is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging, actually or constructively, Shares owned by the Participant (for any minimum period set forth in the Award Agreement or as may otherwise be required by the Board and which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such Option price. A Participant may elect to pay all or any portion of the aggregate exercise price by having Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer or, as provided in an Award Agreement, by having Shares withheld with such value by the Company.

(e)    Restoration Options.    The Board may provide in an Award Agreement for the automatic grant of a Restoration Option to a Participant who delivers Shares in payment of the exercise price of any Option granted hereunder in accordance with Section 5(d), or in the event that the withholding tax liability arising upon exercise of any such Option by a Participant is satisfied through the withholding by the Company of Shares otherwise deliverable upon exercise of the Option. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Board in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of Shares equal to the number of such Shares so delivered or withheld upon exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the per Share Fair Market Value on the Grant Date of such Restoration Option and such other terms and conditions as the Board in its sole discretion shall determine.

6.	STOCK APPRECIATION RIGHTS.

(a)    Grant.    Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or, except in the case of Incentive Stock Options, at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after the Grant Date, and shall have a grant price no less that the Fair Market Value of Shares covered by the right on the Grant Date (except with respect to a Substitute Award).

(b)    Exercise and Payment.    A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Board shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares. Stock Appreciation Rights to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of Exercise Gain Shares issued upon settlement of the Stock Appreciation Right.

(c)    Other Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine, at or after the grant of a Stock Appreciation Right, the term, (up to a maximum of ten years from the Grant Date), methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Board may be changed by the Board from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Board may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a)    Grant.    Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b)    Transfer Restrictions.    Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c)    Payment.    Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Board, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(d)    Dividends and Distributions.    Dividends and other distributions paid on or in respect of any Shares of Restricted Stock or Restricted Stock Units may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Board in its sole discretion.

8.	PERFORMANCE AWARDS.

(a)    Grant.    Subject to the limitations set forth in Section 3, the Board shall have sole and complete authority to determine the Eligible Individuals who shall receive a “Performance Award,” which shall consist of a right that is (i) denominated in cash, Options, or Shares, (ii) valued, as determined by the Board, in accordance with the achievement of such performance goals during such performance periods as the Board shall establish, and (iii) payable at such time and in such form as the Board shall determine. Unless otherwise determined by the Board, any such Performance Award shall be evidenced by an Award Agreement containing the terms of the award, including, but not limited to, the performance criteria and such terms and conditions as may be determined from time to time by the Board, in each case, not inconsistent with this Plan.

(b)    Terms and Conditions.    For Awards intended to be performance-based compensation under Section 162(m) of the Code, Performance Awards shall be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures, as determined in writing by the Board and subject to such modifications as specified by the Board: cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total or relative increases to stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code, the Board may determine at the time the performance goals are established that certain adjustments shall apply, in whole or in part, in such manner as determined by the Board, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to stockholders for the applicable year. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Board.

(c)    Preestablished Performance Goals.    For Awards intended to be performance-based compensation under Section 162(m) of the Code, performance goals relating to the performance measures set forth above shall be preestablished in writing by the Board, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and regulations promulgated thereunder. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period; provided however, that for a performance period of less than one year, the Board shall take any such actions prior to the lapse of 25% of the performance period. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Award, the Board, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

(d)    Additional Restrictions/Negative Discretion.    The Board, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Board, in its sole discretion, may retain the discretion to reduce the amount of any Performance Award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Board deems relevant; provided, however, the Board shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Section 162(m) of the Code.

(e)    Payment of Performance Awards.    Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Board, on a deferred basis.

9.	OTHER STOCK-BASED AWARDS.

The Board shall have authority to grant to Participants “Other Stock-Based Awards,” which shall consist of any right that is (i) not an Award described in Sections 5 through 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Board to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine the terms and conditions of any such Other Stock-Based Award.

10.	ELIGIBLE DIRECTORS.

Except as otherwise determined by the Board in its sole discretion, Eligible Directors shall receive Awards in accordance with this Section. Except as otherwise provided in this Section, Awards to Eligible Directors shall be subject to the remaining provisions of the Plan.

(a)    Terms of Grants.    The exercise price per Share of each Option granted to an Eligible Director shall be the Fair Market Value of a Share on the Grant Date. Options shall vest ratably and become exercisable in one-third increments on each anniversary of the Grant Date. Except as otherwise provided in this paragraph, Options shall expire 10 years from the Grant Date. Unvested Options shall immediately vest and become exercisable if an individual ceases to be a director on account of death, disability or retirement at normal retirement age for directors, and shall remain exercisable until the normal expiration of the Option. Upon termination as a director for any other reason other than Cause, unvested Options shall be forfeited and vested Options shall remain exercisable for three months following the termination date. Upon termination as a Director for Cause, all Options (whether or not vested) shall be forfeited as of the termination date.

(b)    Deferred Stock Unit Grants.    The Board may grant Deferred Stock Units to Eligible Directors in lieu of all or any portion of the annual retainer or meeting fees otherwise payable to the Eligible Directors. Each Deferred Stock Unit shall entitle the Eligible Director to receive one Share or an amount of cash equal to the Fair Market Value of a Share on the payment date, on terms and conditions established by the Board. The Board may also permit Eligible Directors to elect to receive Deferred Stock Units in lieu of all or any portion of the annual retainer or meeting fees otherwise payable to the Eligible Director in cash, or to defer receipt of Shares or cash to be paid pursuant to Deferred Stock Units, in accordance with a deferred compensation policy to be established by the Company.

(c)    Other Awards.    The Board in its sole discretion may grant other types of Awards to Eligible Directors other than those specifically described in this Section 10.

11.	TERMINATION OF EMPLOYMENT/SERVICE.

The Board shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment/service, including a termination by the Company or an Affiliate of the Company without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement.

12.	CHANGE IN CONTROL.

In the event that the Company engages in a transaction constituting a Change in Control, the Board shall have complete authority and discretion, but not the obligation, to accelerate the vesting of outstanding Awards and the termination of restrictions on Shares. As part of any agreement in connection with a Change in Control, the Board may also negotiate terms providing protection for Participants, including, the assumption of any Awards outstanding under the Plan or the substitution of similar awards for those outstanding under the Plan.

13.	AMENDMENT AND TERMINATION.

(a)    Amendments to the Plan and Award Agreements.    Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, cancel or terminate the Plan or an Award Agreement or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without: (i) stockholder approval if it would constitute a repricing of an Option or a stock-settled Stock Appreciation Right or if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply; or (ii) the consent of the affected Participant, if such action would adversely affect any material rights of such Participant under any outstanding Award. Notwithstanding the foregoing or any provision of the Plan or an Award Agreement to the contrary, the Board may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of this Plan or an Award Agreement to the extent necessary to: (i) conform the provisions of the Plan and/or Award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Plan and/or Award shall adversely affect the rights of a Participant; and (ii) to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

(b)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Board is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 3(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) unless otherwise determined by the Board. (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Board may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award except to the extent that such payment would violate the requirements of Section 409A of the Code.

14.	GENERAL PROVISIONS.

(a)    Dividend Equivalents.    In the sole and complete discretion of the Board, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

(b)    Nontransferability.    Except to the extent provided in an Award Agreement, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

(c)    No Rights to Awards.    No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Eligible Directors, consultants, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(d)    Share Certificates.    All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)    Withholding.    A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Board may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise, or payments of any Award.

(f)    Award Agreements.    Unless otherwise determined by the Board, each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(g)    No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h)    No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i)    No Rights as Stockholder.    Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j)    Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

(k)    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any

Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l)    Other Laws.    The Board may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Board in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(m)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(n)    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(o)    Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(p)    Parachute Payments.    The Board may provide in an Award Agreement that no amounts shall be paid or considered paid to the extent that any such payments would be nondeductible by the Company under Code Section 280G.

(q)    Code Section 409A and Section 162(m).    Notwithstanding any provision of the Plan or Award Agreement to the contrary: (i) if any Award or benefit provided under the Plan is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Plan and the Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A, the regulations issued thereunder or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted, or construed); and (ii) if an Award under this Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Plan or an Award Agreement would prevent such Award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed). In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Sections 409A or 162(m) of the Code.

15.	TERM OF THE PLAN.

(a)    Effective Date.    The Plan shall be effective as of the Effective Date.

(b)    Expiration Date.    No Incentive Stock Option shall be granted under the Plan after April 7, 2009 and no deferred stock units or awards other than incentive stock options may be granted after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

16.	DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest and (iii) an Affiliate of the Company as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, in either case as determined by the Committee.

“Annual Service Period” means an annual period determined by the Board, which annual period shall be January 1 through December 31 or such other annual period as may be designated from time to time by the Board.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award or other Stock-Based Award.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which shall not become effective until executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise defined in the applicable Award Agreement, a determination by the Committee that a Participant has: (1) committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Company; (2) deliberately and repeatedly violated the rules of the Company or the valid instructions of the Board or an authorized officer of the Company; (3) made any unauthorized disclosure of any of the material secrets or confidential information of the Company; or (4) engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to the Company.

“Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, the earliest to occur of: (1) any one “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares), or more than one “person” acting as a “group”, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Shares that, together with the Shares held by such “person” or “group”, possess more than 50% of the total Fair Market Value or total voting power of the Shares; (2) a majority of members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (3) the sale of all or substantially all of the Company’s assets.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean a committee of the Board designated by the Board to be responsible for the administration of the Plan (though excluding day-to-day administration). To the extent deemed appropriate by the Board, the Committee shall be composed of not less than two individuals who are “outside directors” within the meaning of Code Section 162(m) and “non-employee directors” within the meaning of Section 16 and “independent directors” within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual.

“Company” shall mean CONSOL Energy Inc.

“Deferred Stock Unit” means a right, granted to Eligible Directors in accordance with Section 10, to acquire a Share for no consideration or some other amount determined by the Board.

“Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a Participant’s inability, because of physical or mental incapacity or injury (that has continued for a period of at least 12 consecutive calendar months), to perform for the Company or an Affiliate substantially the same services as he or she performed prior to incurring such incapacity or injury.

“Effective Date” shall mean May 3, 2005.

“Eligible Director” means a director who is not an employee of the Company or any of its Affiliates.

“Employee” shall mean an employee or consultant of the Company or of any Affiliate, including any individual who enters into an employment agreement with the Company or an Affiliate which provides for commencement of employment within three months of the date of the agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the fair market value of the property or other items being valued, as determined by the Board in its sole discretion. Fair Market Value with respect to the Shares, as of any date, shall mean (i) if the Shares are listed on a securities exchange or are traded over the NASDAQ National Market System, the closing sales price of the Shares on such exchange or over such system on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (ii) if the Shares are not so listed or traded, the mean between the bid and offered prices of the Shares as quoted by the National Association of Securities Dealers through NASDAQ for such date or (iii) in the event there is no public market for the Shares, the fair market value as determined by the Board in its sole discretion.

“Grant Date” means, with respect to an Award, date on which the Board makes the determination to grant such Award, or such other date as is determined by the Board. Within a reasonable time thereafter, the Company will deliver an Award Agreement to the Participant.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 5 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 5 of the Plan and that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option and shall include a Restoration Option.

“Other Stock-Based Award” shall mean any right granted under Section 9 of the Plan.

“Participant” shall mean any Employee or Eligible Director who receives an Award under the Plan.

“Performance Award” shall mean any right granted under Section 8 of the Plan.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this CONSOL Energy Inc. Equity Incentive Plan as amended and restated herein.

“Restoration Option” shall mean an Option granted pursuant to Section 5(e) of the Plan.

“Restricted Stock” shall mean any Share granted under Section 7 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 7 of the Plan.

“Retirement” shall mean with respect to a Participant other than an Eligible Director retirement of a Participant from the employ or service of the Company or any of its Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday, unless otherwise defined in the applicable Award Agreement.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986 and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

“Shares” shall mean shares of the common stock, $.01 par value, of the Company, or such other securities of the Company as may be designated by the Board from time to time.

“Stock Appreciation Right” shall mean any right granted under Section 6 of the Plan.

“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

V O T E B Y T E L E P H O N E

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509	Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
V O T E B Y I N T E R N E T

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
V O T E B Y M A I L

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

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Proxy card must be signed and dated below. ò Please fold and detach card at perforation before mailing. ò

CONSOL ENERGY INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2007

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Brett Harvey and P. Jerome Richey, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned, as designated on the reverse side, may be entitled to vote at the Annual Meeting of Shareholders of CONSOL Energy Inc. to be held on May 1, 2007 at 10:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania, and any postponement or adjournment thereof, with all powers that the undersigned would possess if personally present, with respect to the matters referred to on this proxy. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

Dated: 2007.

Signature

Signature
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT

Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to National City Bank, P.O. Box 535300, Pittsburgh, PA 15253, so that your shares may be represented at the Annual Meeting.

ò Please fold and detach card at perforation before mailing. ò

CONSOL ENERGY INC.	PROXY

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of nominees in proposal 1, FOR proposals 2 and 3, and AGAINST proposal 4, and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.

1.	Nominees for Election as Directors:
	❑ FOR all nominees listed below	❑ WITHHOLD AUTHORITY
	(except as marked to the contrary below)	to vote for all nominees listed below

Nominees:	(01)	John Whitmire	(02)	J. Brett Harvey	(03)	James E. Altmeyer, Sr.	(04)	William E. Davis	(05)	Raj K. Gupta
	(06)	Patricia A. Hammick	(07)	David C. Hardesty, Jr.	(08)	John T. Mills	(09)	William P. Powell	(10)	Joseph T. Williams

INSTRUCTIONS: To withhold authority to vote for any such nominee(s), write the name(s) of the nominee(s) on the line below:

2.	Ratification of Independent Accountants: PricewaterhouseCoopers LLP:
❑ FOR ❑ AGAINST ❑ ABSTAIN
3.	Amendment to Consol Energy Inc. Equity Incentive Plan:
❑ FOR ❑ AGAINST ❑ ABSTAIN
4.	Shareholder Proposal regarding Climate Change:
❑ FOR ❑ AGAINST ❑ ABSTAIN

❑   Please check this box if you plan to attend the Annual Meeting of Shareholders.

CONTINUED ON REVERSE SIDE